                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:


     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))



     /X/ Definitive proxy statement


     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                         SALTON/MAXIM HOUSEWARES, INC.
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                (Name of Registrant as Specified in Its Charter)
                         SALTON/MAXIM HOUSEWARES, INC.
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     / / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.


     / / $500 each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).


     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     /X/ Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

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

                         SALTON/MAXIM HOUSEWARES, INC.

                                PROXY STATEMENT
                        SPECIAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 10, 1996



     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Salton/Maxim Housewares, Inc. (the "Company") of Proxies to be voted at the Special Meeting of Stockholders (the "Special Meeting") to be held at the Four Seasons Hotel, 120 E. Delaware Place, Chicago, Illinois on Wednesday, July 10, 1996, at 4:00 p.m., local time, regarding the terms of the Company's Stock Purchase Agreement with Windmere Corporation (the "Windmere") and the transactions contemplated thereby (collectively, the "Proposal").



     Enclosed with this Proxy Statement is a notice of the Special Meeting, together with a proxy for your signature. A person giving a Proxy pursuant to this solicitation or otherwise may revoke it any time before it is voted by delivering to the Secretary of the Company at 550 Business Center Drive, Mount Prospect, Illinois 60056, or at the Special Meeting itself, a written notice of revocation bearing a date later than that of the Proxy previously granted or a later dated Proxy relating to the same shares or by attending the Special Meeting and voting in person. The approximate date on which this Proxy Statement and the accompanying form of Proxy are first being sent to the Company's stockholders is June 10, 1996. Shares of Common Stock represented by properly executed Proxies received prior to or at the Special Meeting, unless such Proxies have been revoked, will be voted in accordance with the instructions indicated in the Proxies. If no instructions are indicated on a properly executed Proxy of the Company, the shares will be voted FOR the Proposal.


     At the Special Meeting stockholders will be asked to consider and approve the Proposal. Such approval will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting. Accordingly, Proxies marked "abstain" will have the same effect as votes against the Proposal and broker "non-votes" will not be counted as votes for or against the Proposal.

     Under the Bylaws of the Company, no business may be transacted at the Special Meeting other than the Proposal and procedural matters that may arise in connection therewith. Holders of a majority of the outstanding Common Stock must be present in person or by Proxy in order to establish a quorum for conducting business at the Special Meeting. Proxies marked "abstain" and broker "non-votes" will be counted as present for purposes of establishing a quorum. If a quorum is not present at the time the Special Meeting is convened, the persons named in the Proxy and acting thereunder will have discretion to vote on a motion to adjourn the Special Meeting in accordance with their best judgment. The Special Meeting will not be adjourned for the purpose of soliciting additional proxies unless a quorum is not present.


               THE DATE OF THIS PROXY STATEMENT IS JUNE 10, 1996.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
SUMMARY..............................................................................      1
THE SPECIAL MEETING..................................................................     10
     General.........................................................................     10
     Vote by Proxy...................................................................     10
     Cost and Method of Solicitation.................................................     10
     Shares Voting...................................................................     11
     Vote Required...................................................................     11
INTERESTS OF CERTAIN PERSONS.........................................................     11
     Acceleration of Officer Stock Options...........................................     11
     Directors Designated by Windmere................................................     12
SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS..........................     12
BACKGROUND OF THE TRANSACTIONS.......................................................     14
     General.........................................................................     14
     Recommendation of the Company's Board of Directors..............................     18
     Opinion of Financial Advisor....................................................     20
RISK FACTORS.........................................................................     22
     Significant Dilutive Effects....................................................     22
     Value of Consideration..........................................................     23
     Substantial Equity Ownership; Board Representation; Continuing Relationships;
      Conflicts of Interest..........................................................     24
     Diminished Ability to Sell the Company to Other Parties.........................     24
     Limitation on Use of Net Operating Loss Carryforwards...........................     25
     Marketing Cooperation Agreement.................................................     25
     Possible Future Sales of Common Stock by Windmere...............................     26
THE TRANSACTIONS.....................................................................     27
     The Company.....................................................................     27
          General....................................................................     27
          Proposed Acquisition.......................................................     27
          Use of Proceeds............................................................     27
     Windmere........................................................................     28
          General....................................................................     28
          Additional Information.....................................................     28
          Certain Factors Affecting Windmere.........................................     28
               Manufacturing Operations..............................................     28
               New Corporate and Management Structure................................     29
          Windmere and Subsidiaries Selected Financial Data..........................     29
          Source of Funds............................................................     29
     Federal Income Tax Aspects of the Transactions..................................     30
     Accounting Treatment............................................................     30
     Other Matters...................................................................     30
     The Stock Purchase Agreement and Exhibits.......................................     30
          General; Option; Repurchase Option.........................................     31
          Conditions to Purchase and Sale of the New Issue Shares....................     31
          Representations and Warranties.............................................     32
          Conduct of Business of the Company.........................................     32
          Other Potential Bidders....................................................     32
          Termination................................................................     32
          Transaction Expenses.......................................................     33
          The Note...................................................................     33
          The Stockholder Agreement..................................................     33

                                                                                        PAGE
                                                                                        ----
               Standstill............................................................     33
               Transfer Restriction..................................................     34
               Board Representation..................................................     34
               Certain Restrictions on Actions by Windmere...........................     35
               Material Transactions.................................................     35
               Termination of Certain Rights.........................................     35
          Registration Rights Agreement..............................................     36
          Relationships Between the Company and Windmere; Marketing Cooperation
          Agreement..................................................................     36
          Existing Relationships.....................................................     36
          Open Account Credit Purchases..............................................     36
          Windmere Loan..............................................................     36
          Marketing Cooperation Agreement............................................     37
SALTON/MAXIM HOUSEWARES, INC. HISTORICAL SUMMARY FINANCIAL DATA......................     38
SALTON/MAXIM HOUSEWARES, INC. PRO FORMA SUMMARY FINANCIAL DATA.......................     39
SALTON/MAXIM HOUSEWARES, INC. PRO FORMA FINANCIAL STATEMENTS.........................     40
     Pro Forma Statement of Operations for Thirty-Nine Weeks Ended March 30, 1996
      (unaudited)....................................................................     40
     Pro Forma Statement of Operations for Fiscal Year Ended July 1, 1995
      (unaudited)....................................................................     40
     Pro Forma Balance Sheet March 30, 1996 (unaudited)..............................     41
     Notes to Pro Forma Financial Statements.........................................     42
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  OF THE COMPANY.....................................................................     45
     Thirty-nine weeks ended March 30, 1996 compared with thirty-nine weeks ended
      April 1, 1995..................................................................     45
     Fiscal 1995 compared to Fiscal 1994.............................................     45
     Fiscal 1994 compared to Fiscal 1993.............................................     46
     Liquidity and Capital Resources.................................................     47
     Accounting Pronouncements.......................................................     48
     Effects of Inflation and Foreign Currency Exchange..............................     48
MARKET INFORMATION CONCERNING THE COMMON STOCK AND WINDMERE COMMON STOCK.............     49
INDEPENDENT AUDITORS.................................................................     50
STOCKHOLDER PROPOSALS................................................................     50
INCORPORATION BY REFERENCE...........................................................     50
AVAILABLE INFORMATION................................................................     51
INDEX TO FINANCIAL STATEMENTS........................................................    F-1
APPENDIX A -- Director and Executive Officer Information.............................    A-1


ANNEXES
     ANNEX
       A     --  Opinion of Oxbridge Incorporated
     ANNEX
       B     --  Stock Purchase Agreement
     ANNEX
       C     --  Amendment No. 1 to Stock Purchase Agreement
     ANNEX
       D     --  Form of Note
     ANNEX
       E     --  Form of Stockholder Agreement
     ANNEX
       F     --  Form of Registration Rights Agreement
     ANNEX
       G     --  Form of Marketing Cooperation Agreement

                                    SUMMARY

     The following is a summary of certain information contained in this Proxy Statement. The summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information set forth elsewhere in this Proxy Statement. Stockholders are urged to read this Proxy Statement in its entirety.

                              THE SPECIAL MEETING

GENERAL


     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors (the "Board") of Salton/Maxim Housewares, Inc., a Delaware corporation (the "Company"). The Proxies will be used at a Special Meeting of Stockholders of the Company (the "Special Meeting") to be held on Wednesday, July 10, 1996, at 4:00 p.m., local time, at the Four Seasons Hotel, 120 E. Delaware Place, Chicago, Illinois 60611, and at any adjourned session of the Special Meeting.


     At the Special Meeting, holders (the "Stockholders") of record of the common stock, par value $.01 per share, of the Company (the "Common Stock") at the close of business on May 13, 1996 (the "Record Date") are being asked to consider and approve the terms of the Company's Stock Purchase Agreement (as defined herein) with Windmere Corporation ("Windmere"), and the transactions contemplated thereby, including: (i) the issuance and sale by the Company to Windmere of 6,508,572 shares of Common Stock (50% of the outstanding Common Stock after such issuance) for $3,254,286 in cash, a promissory note in the amount of $10,847,620 and 748,112 shares of common stock, par value $.10 per share, of Windmere (the "Windmere Common Stock"); and (ii) the grant to Windmere of the rights, preferences and privileges and the acceptance and performance by the Company of the restrictions and obligations contained in the Stock Purchase Agreement and the exhibits thereto, including, without limitation, the Stockholder Agreement and the Registration Rights Agreement (collectively, the "Proposal").

     In connection with the Stock Purchase Agreement, Windmere and the Company would enter into a Marketing Cooperation Agreement.

     THE BOARD HAS UNANIMOUSLY APPROVED THE TRANSACTIONS CONTEMPLATED BY THE STOCK PURCHASE AGREEMENT (INCLUDING THE EXHIBITS THERETO) AND THE MARKETING COOPERATION AGREEMENT (COLLECTIVELY, THE "TRANSACTIONS") AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSAL. SEE "THE TRANSACTIONS."

     Based on the $9.50 per share closing price of the Windmere Common Stock on February 26, 1996, the date prior to the Board's approval of the Transactions, the aggregate value of the consideration to be paid by Windmere per share of Common Stock was $3.26. The $3.26 aggregate value per share as of February 26, 1996 represented a 5.5% premium over the $3.09 average closing price of the Common Stock during the 30 trading day period ended February 26, 1996 and was approximately equal to the $3.25 closing price of the Common Stock on February 27, 1996, the date prior to the announcement of the Transactions.

     The number of shares of Windmere Common Stock to be issued to the Company as partial consideration is fixed regardless of fluctuation in the market price of the Windmere Common Stock or the Common Stock. The value of the 748,112 shares of Windmere Common Stock on any future date may be higher or lower than the value on the date of this Proxy Statement. See "RISK FACTORS -- Value of Consideration -- Fluctuations in Value of Shares of Windmere Common Stock."

     The Board reserves its right (with the agreement of Windmere) to amend the provisions of the Stock Purchase Agreement (including the exhibits thereto) and the Marketing Cooperation Agreement in any or all respects in accordance with their terms before or after the approval of the Proposal by the Stockholders. The Board also reserves the right to waive any or all provisions of such agreements. However, the Company will resolicit the approval of the Stockholders in the event of a change in the matters submitted to the vote of the Stockholders described in this Proxy Statement which would have a material adverse effect on the Company or the Stockholders. In addition, the Board reserves the right to terminate the Stock Purchase Agreement in accordance with its terms notwithstanding stockholder approval.

VOTE BY PROXY

     A Proxy card is enclosed for use at the Special Meeting. The Proxy may be revoked at any time before it is voted.

SHARES VOTING

     Only Stockholders of record on the Record Date are entitled to receive notice of and to vote in person or by Proxy at the Special Meeting. Each Stockholder will be entitled to one vote for each share of Common Stock recorded in his name on the books of the Company as of the Record Date. Stockholders are not entitled to appraisal rights or preemptive rights in connection with the Transactions.

VOTE REQUIRED

     The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting is required for the approval of the Proposal. Under the rules of the Nasdaq National Market, such a vote is required in connection with an issuance of stock which results in a change of control of an issuer. The Company does not consider the issuance and sale to Windmere of the shares of Common Stock pursuant to the Stock Purchase Agreement to be a "change of control" transaction. However, in light of the significant ownership interest in the Company and other rights which Windmere would acquire in connection with the Transactions, the Company is seeking approval of the Proposal by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting. Approval of the Proposal is a condition to Windmere's obligation and right to consummate the Transactions.

                         BACKGROUND OF THE TRANSACTIONS

BACKGROUND OF AND REASONS FOR THE TRANSACTIONS

     The Company's primary business is the design and marketing of small kitchen appliances, clocks and personal and beauty care appliances. This business has been marked by intense competition, with many of the Company's major competitors having substantially greater facilities, personnel, financial and other resources than those of the Company. In addition, in recent years there has been a trend toward consolidation among manufacturers and distributors of small electric appliances in response to a challenging and consolidating retail environment.

     Despite this intense competition and the retail environment, the net sales of the Company in fiscal 1995 increased by approximately 58% over fiscal 1994 and the Company returned to profitability. This improved financial performance continued throughout the first six months of fiscal 1996 with net sales and earnings increasing by 26% and 43%, respectively, over the same period in fiscal 1995. Management believes that the Company's improved financial performance during fiscal 1995 and the first six months of fiscal 1996 reflects the successful implementation of the Company's long-term strategy of building market share with products that provide reliable, steady sales growth and reasonable gross profits.

     To continue the successful implementation of the Company's long-term strategy, the Company has determined that it needs to raise additional funds for working capital purposes (including expansion of product lines) and to continue to expand the distribution base for the Company's products. The Company has been willing to consider a substantial equity investment in the Company by another entity in the Company's industry provided that such investment increases its available cash and access to capital and otherwise enhances the Company's ability to successfully implement its long-term strategy.

     The Company's selection of Windmere as a possible strategic partner grew out of the Company's high regard for Windmere's management and Windmere's manufacturing capability through Durable Electrical Metal Factory, Ltd., a wholly-owned subsidiary of Windmere ("Durable"). Durable, which is located in Bao An County, Guandung Province of the People's Republic of China (approximately 60 miles northwest of central Hong Kong), has manufactured products on a contract basis for the Company for many years.

     The Board reviewed various alternatives to the Transactions, including additional bank borrowings, the private sale of convertible securities, a common stock offering and strategic relationships with other entities in the Company's industry. For the reasons discussed under "BACKGROUND OF THE TRANSACTIONS -- Recommendation of the Company's Board of Directors", the Board determined that it was unlikely that any of these alternatives would be as beneficial to the Company as the Transactions. Accordingly, after careful review and detailed discussions with management and its advisors, the Board made the determinations set forth below.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

     At a meeting held on February 27, 1996, the Board unanimously (i) determined that the Stock Purchase Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Stockholders and the Company, respectively, and (ii) approved and adopted the Stock Purchase Agreement and the other documents and transactions contemplated thereby.

     At a meeting held on April 8, 1996, the Board unanimously (i) approved and adopted the form of Marketing Cooperation Agreement, (ii) approved and adopted Amendment No. 1 to the Stock Purchase Agreement (as defined herein), (iii) reaffirmed its determination that the Stock Purchase Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Stockholders and the Company, respectively, and (iv) recommended that the Stockholders approve the Proposal.

OPINION OF FINANCIAL ADVISOR

     On April 8, 1996, Oxbridge Incorporated ("Oxbridge") delivered to the Board a written opinion to the effect that the consideration to be received by the Company pursuant to the Transactions is fair to the Company from a financial point of view. A copy of the opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached hereto as Annex A. THE OPINION SHOULD BE READ BY STOCKHOLDERS CAREFULLY IN ITS ENTIRETY.

INTERESTS OF CERTAIN PERSONS

     In considering the Proposal, the Stockholders should be aware that certain directors and officers of the Company hold options to purchase Common Stock which would accelerate and become exercisable upon the issuance and sale of the New Issue Shares (as defined below) to Windmere. These directors and officers may therefore be deemed to have interests in the Transactions that are in addition to the interests of the Stockholders generally, which interests may have presented such directors and officers with conflicts of interest in connection with the negotiation of the Transactions. See "INTERESTS OF CERTAIN PERSONS." In addition, Windmere's ownership of Common Stock and representation on the Board upon consummation of the Transactions create a potential conflict of interest with respect to continuing relationships between Windmere and the Company. See "RISK FACTORS -- Substantial Equity Ownership; Board Representation; Continuing Relationships; Conflicts of Interest."

RISK FACTORS

     Before acting on the Proposal, the Stockholders should consider the factors discussed under "RISK FACTORS" in this Proxy Statement, as well as other information set forth herein.

                                THE TRANSACTIONS

GENERAL

     The Company. The Company designs and markets a broad range of small kitchen appliances and personal and beauty care appliances and decorative quartz wall and alarm clocks under the brand names of Salton(R), Maxim(R), Breadman(TM), Juiceman(TM), Salton Creations(TM) and Salton Time(TM). The kitchen appliances currently marketed by the Company include espresso/cappuccino makers, waffle makers, rice cookers, coffee makers, sandwich makers, toasters, bread makers, Hotray(R) Warming trays, juice extractors, ice cream and yogurt makers, and a wide variety of other food preparation appliances. The Company is also the exclusive licensed retail store distributor of certain products of Popeil Pasta Products, Inc., including the Popeil Pasta Maker and Food Dehydrator, which are marketed under the Salton(R) brand name. In addition, the Company recently announced plans to add a new line of small kitchen appliances under the White-Westinghouse(R) name. The Company's personal and beauty care appliances include hair dryers, Wet Tunes(R) shower radios, ProSteam(R) Irons, shavers, curling irons and brushes, makeup mirrors, massagers, manicure systems and facial saunas. The Company contracts for the manufacture of most of its products with independent manufacturers (including Durable) located overseas, primarily in the Far East and Europe. The Company also manufactures and assembles certain appliances in its plant located in Kenilworth, New Jersey.

     The Company recently announced that it has agreed in principle to acquire substantially all of the assets and certain liabilities of Block China Corporation ("Block China"). Block China designs and markets table top products, including china, crystal and glassware. For information concerning the proposed acquisition and financial information relating to Block China, see "THE TRANSACTIONS -- The Company -- Proposed Acquisition", "SALTON/MAXIM HOUSEWARES, INC. PRO FORMA FINANCIAL STATEMENTS" and the financial statements of Block China included elsewhere in this Proxy Statement. There can be no assurance that the proposed acquisition will be consummated or as to the terms or timing of any such acquisition.

     Windmere. Windmere is engaged principally in manufacturing and distributing a wide variety of personal care products and household appliances. Windmere designs and manufactures its products for sale to retail stores, distributors and professional beauty supply customers located primarily in the United States, Canada and Europe, with additional distribution in Latin America and the Far East. Windmere's products are sold largely under its Windmere trade name, as well as under other trade names, trademarks and private labels. Windmere also manufactures products on a contract basis for others, including the Company.

     Windmere Common Stock is listed on the New York Stock Exchange (the "NYSE"). According to Windmere's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, as of April 23, 1996, there were 16,357,557 shares of Windmere Common Stock outstanding. Based upon the foregoing and assuming no additional shares of Windmere Common Stock are issued or repurchased by Windmere after April 23, 1996, the 748,112 shares of Windmere Common Stock to be issued by Windmere to the Company in connection with the Transactions would constitute approximately 4.4% of Windmere Common Stock outstanding after giving effect to such issuance.

     Tax Consequences. The Company will not recognize any gain or loss upon the issuance and sale of the New Issue Shares (as defined below). However, the Company has determined that the issuance and sale of the New Issue Shares would trigger limitations under Section 382 of the Internal Revenue Code of 1986 (the "IRC") on the Company's ability to utilize net operating losses to offset taxable income in future years. See "RISK FACTORS -- Limitation on Use of Net Operating Loss Carryforwards."

     Accounting Treatment. The consideration to be received by the Company in connection with the issuance and sale of the New Issue Shares will be allocated to the Company's stated capital and additional paid-in capital. After the issuance and sale of the New Issue Shares, the business of the Company will continue to be reflected in separate financial statements of the Company. See "THE TRANSACTIONS -- Accounting Treatment."

THE STOCK PURCHASE AGREEMENT AND EXHIBITS

     General; Option; Repurchase Option. The Stock Purchase Agreement, dated as of February 27, 1996 and attached hereto as Annex B, as amended by Amendment No. 1 to the Stock Purchase Agreement, dated as of April 8, 1996 and attached hereto as Annex C ("Amendment No. 1 to the Stock Purchase Agreement"), between the Company and Windmere (as so amended, the "Stock Purchase Agreement"), provides that Windmere will: (i) purchase from the Company 6,508,572 newly issued shares of Common Stock (the "New Issue Shares") for $3,524,286 in cash, a promissory note in the amount of $10,847,620 in the form attached hereto as Annex D (the "Note") and 748,112 shares of Windmere Common Stock; and (ii) acquire the rights and accept the obligations and restrictions set forth in the Stockholder Agreement and the Registration Rights

Agreement attached hereto as Annexes E and F, respectively. Pursuant to the Stock Purchase Agreement, Windmere will also be granted an option (the "Option") to purchase up to 485,000 shares of Common Stock at an exercise price of $4.83 per share, such option to be exercisable only if and to the extent that options to purchase shares of Common Stock outstanding on the date of the Stock Purchase Agreement are exercised.

     The Company has 20,000,000 shares of Common Stock authorized and, after giving effect to the issuance and sale of the New Issue Shares, the Company would have 13,017,144 shares outstanding as of March 30, 1996.

     The Stock Purchase Agreement provides that upon a Change in Control (as defined therein) of Windmere, the Company will have the option, but not the obligation, to purchase all, or a portion, of the shares of Common Stock then owned by Windmere at a per share price equal to the book value per share of the Company's outstanding Common Stock upon such Change in Control. This option may be exercised within ten days following any Change in Control.

     Conditions to Purchase and Sale of the New Issue Shares. The obligations of the Company to issue and sell, and of Windmere to purchase, the New Issue Shares are subject to the satisfaction or waiver of certain conditions, including but not limited to the following conditions: (i) approval of the Stock Purchase Agreement and the transactions contemplated thereby by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting; and (ii) the Company and Windmere shall have entered into the Marketing Cooperation Agreement. The obligation of Windmere to purchase the New Issue Shares is subject to additional conditions, including that there shall have not occurred any material adverse change in the business, properties, assets, financial condition or results of operations of the Company since July 1, 1995. The obligation of the Company to issue and sell the New Issue Shares is subject to additional conditions, including that: (i) there shall have not occurred any material adverse change in the business, properties, assets, financial condition or results of operations of Windmere since December 31, 1994; (ii) a shelf registration statement which registers the 748,112 shares of Windmere Common Stock to be issued to the Company for resale by the Company (the "Registration Statement") shall have become effective under the Securities Act of 1933, as amended (the "Securities Act"); (iii) the Board shall have received from an investment banking firm satisfactory to the Board a written opinion addressed to the Board immediately prior to the closing of the purchase and sale of the New Issue Shares and dated such date substantially to the effect that the consideration to be paid by Windmere for the New Issue Shares is fair to the Company from a financial point of view, and such opinion shall not have been withdrawn or materially modified; and (iv) the Company shall have received all waivers or amendments of any restrictions in its credit agreements required to permit the transactions contemplated by the Stock Purchase Agreement.

     Representations and Warranties. The Stock Purchase Agreement contains various customary representations and warranties of the parties thereto, including representations by each of the Company and Windmere as to (i) the absence of a material adverse change to such party and (ii) the absence of certain changes or events concerning such party's business, litigation, compliance with laws, employee benefit plans, labor relations and taxes.

     Conduct of Business of the Company. The Stock Purchase Agreement provides that until the closing of the purchase and sale of the New Issue Shares, the Company and each of its subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Accordingly, except as otherwise expressly approved by Windmere in writing, neither the Company nor any of its subsidiaries may, prior to such closing, engage or agree to engage in any of an enumerated list of transactions generally characterized as being outside the ordinary course of business. Such transactions requiring Windmere's prior approval include, without limitation (but subject to certain exceptions stated in the Stock Purchase Agreement), (i) payment of dividends or other distributions on any capital stock, (ii) securities issuances, (iii) amendments to charter or organizational documents, (iv) new borrowings, loans or investments, (v) changes to compensation or benefits arrangements for any director, officer or employee, and
(vi) business combinations or sales or acquisitions of substantial assets.

     Other Potential Bidders. The Stock Purchase Agreement required the Company to cease any discussions or negotiations with any party with respect to any inquiry, proposal or offer by such party relating to: (i) any acquisition of 15% or more of the consolidated assets of the Company and its subsidiaries or 15% or more of any equity securities of the Company or any of its Significant Subsidiaries (as defined therein), (ii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any equity securities of the Company or any of its Significant Subsidiaries, (iii) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by the Stock Purchase Agreement, or (iv) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the purchase and sale of the New Issue Shares or which would reasonably be expected to dilute materially the benefits to Windmere of the transactions contemplated by the Stock Purchase Agreement (collectively, a "Third Party Acquisition Proposal"). The Stock Purchase Agreement also provides that the Company may not (i) solicit, initiate or knowingly encourage the submission of any Third Party Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Third Party Acquisition Proposal, subject in each case to the fiduciary obligations of the Board. Notwithstanding the foregoing, if the Company receives a Superior Proposal (as defined herein), the Board may, to the extent required under its fiduciary duties, approve or recommend such Superior Proposal, enter into an agreement with respect to such Superior Proposal, approve the solicitation of additional Third Party Acquisition Proposals or other investment proposals and/or terminate the Stock Purchase Agreement. See "THE TRANSACTIONS -- The Stock Purchase Agreement and Exhibits -- Other Potential Bidders."


     Termination. The Stock Purchase Agreement generally provides that either Windmere or the Company may terminate its obligations thereunder: (i) if the purchase by Windmere of the New Issue Shares is not completed by July 1, 1996 (which was subsequently extended to July 15, 1996); (ii) if any Governmental Authority (as defined herein) shall have issued a final and nonappealable order, decree or ruling restraining the purchase and sale of the New Issue Shares; or
(iii) if, upon a vote at the Special Meeting, any required approval of the Stockholders is not obtained. Windmere may terminate its obligations under the Stock Purchase Agreement: (i) if the Board has withdrawn or modified in a manner adverse to Windmere its approval of the purchase and sale of the New Issue Shares or the Stock Purchase Agreement, or approved or recommended any Third Party Acquisition Proposal, or resolved to take any of the foregoing actions; or
(ii) if the Company shall have entered into any agreement with respect to any Superior Proposal. The Company may terminate its obligations under the Stock Purchase Agreement if the Company has received a Superior Proposal or has withdrawn or modified its approval or recommendation of the Stock Purchase Agreement or the transactions contemplated thereby in accordance with the Stock Purchase Agreement.


     The Note. The Note in the principal amount of $10,847,620 to be issued to the Company by Windmere is payable five years from the closing of the purchase and sale of the New Issue Shares and bears interest at 8% per annum payable quarterly. The Note is subordinated to Windmere's indebtedness to its senior lender and any indebtedness incurred by Windmere from time to time in connection with any other credit facility with any financial institution or bank; provided that the aggregate amount of such senior indebtedness shall not exceed $50,000,000. The Note is secured, subject to the subordination provisions discussed above, by all of the inventory, equipment, fixtures, accounts receivable and general intangibles of Windmere and its domestic subsidiaries and is guaranteed by such domestic subsidiaries.

     The Stockholder Agreement. The Stockholder Agreement provides, among other things, for the following:

          Standstill. Subject to certain exceptions, neither Windmere nor any of its affiliates may acquire or offer to acquire beneficial ownership of any equity securities of the Company or interest therein for a period of three years from the closing of the purchase and sale of the New Issue Shares except pursuant to certain specified transactions, including the Option, which enable Windmere to maintain its percentage ownership interest in the event of issuances of equity securities of the Company. After such three-year standstill period, Windmere may not acquire or offer to acquire any equity securities if, as the result of or after giving effect to such acquisition, Windmere's interest would exceed its percentage interest at the end of such three-year standstill period, except pursuant to a tender offer and/or merger which would result in Windmere and/or its affiliates owing all of the Company's equity securities.

          Transfer Restriction. Subject to certain exceptions, Windmere may not sell or otherwise transfer (except to an affiliate of Windmere that agrees to be bound by the Stockholder Agreement) any of the Company's equity securities except pursuant to certain public offerings or open market transactions after the third anniversary of the closing of the purchase and sale of the New Issue Shares or in transactions approved by a majority of the Company's directors not designated by Windmere, as described herein.

          Board Representation. Except after a period of 30 consecutive days during which Windmere's interest in the Company is less than 15%, Windmere will have the right to designate that number of directors that will result in the total number of directors designated by Windmere being equal to the product (rounded up to the nearest whole number) of (i) the total number of directors then on the Board, and (ii) Windmere's percentage ownership interest in the Company at that time; provided that the number of directors designated by Windmere will in no event exceed 50% of the total number of directors. Accordingly, upon closing of the purchase and sale of the New Issue Shares, Windmere will be entitled to designate 50% of the total number of directors on the Board (anticipated to be four of eight members of the Board upon such closing).

     Registration Rights Agreement. Windmere will have the right to require the Company to file certain Demand Registrations (as defined herein) and will have certain "piggyback" registration rights. Expenses relating to registrations (other than selling expenses and commissions) will generally be payable by the Company.

MARKETING COOPERATION AGREEMENT

     The Marketing Cooperation Agreement required under the terms of the Stock Purchase Agreement to be executed and delivered at the closing of the issuance and sale of the New Issue Shares provides, among other things, for the following:

     Pursuant to the Marketing Cooperation Agreement, until Windmere's interest in the Company is less than 30% for at least ten consecutive days, each of the Company and Windmere has agreed to participate in a variety of mutually satisfactory marketing cooperation efforts designed to expand the market penetration of each party through, among other things: (i) the expansion of distribution bases or channels; (ii) the possible use of co-branding or housebrand strategies for certain products; and (iii) the possible coordination of promotional activities. Notwithstanding the foregoing, any transaction or series of related transactions between the Company and Windmere arising from or relating to any such marketing cooperation efforts must be approved by a majority of the Company's directors not designated by Windmere.

                         SALTON/MAXIM HOUSEWARES, INC.
                       SELECTED HISTORICAL FINANCIAL DATA

     The following selected financial data of the Company for the fiscal years ended July 1, 1995, July 2, 1994 and June 26, 1993, June 27, 1992 and June 29, 1991 are derived from the audited financial statements of the Company. The selected financial data of the Company for the thirty-nine weeks ended March 30, 1996 and April 1, 1995 are unaudited and were prepared by management on the same basis as the audited financial statements included elsewhere in this Proxy Statement and, in the opinion of the Company, include all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the information set forth therein. The results for the thirty-nine weeks ended March 30, 1996 are not necessarily indicative of the results to be expected for the full fiscal year ending June 29, 1996. The following information should be read in conjunction with the financial statements of the Company and notes thereto included elsewhere in this Proxy Statement.

                                 THIRTY-NINE WEEKS
                                       ENDED                               FISCAL YEARS ENDED
                               ---------------------     ------------------------------------------------------
                               MARCH 30,    APRIL 1,     JULY 1,    JULY 2,    JUNE 26,    JUNE 27,    JUNE 29,
                                 1996         1995        1995       1994        1993        1992        1991
                               ---------    --------     -------    -------    --------    --------    --------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales....................   $79,844     $ 62,429     $76,991    $48,807    $ 50,661    $ 48,699    $ 52,677
Cost of goods sold...........    55,320       45,288      55,552     37,333      39,814      37,711      36,117
Distribution expenses........     4,426        3,512       4,569      3,412       3,746       3,323       2,807
                                -------     --------     -------    -------    --------    --------    --------
Gross profit.................    20,098       13,629      16,870      8,062       7,101       7,665      13,753
Selling, general, and
  administrative expenses....    14,345        9,572      13,142      8,470       8,467       9,525       8,079
Nonrecurring plant
  consolidation cost.........                                                                                69
Operating income (loss)......     5,753        4,057       3,728       (408)     (1,366)     (1,860)      5,605
Interest expense.............     2,976        2,333       3,057      2,047       1,643       2,258       3,160
Class action lawsuit
  expense....................                                           489         142         749
                                -------     --------     -------    -------    --------    --------    --------
Income (loss) before taxes,
  minority interest, and
  extraordinary item.........     2,777        1,724         671     (2,944)     (3,151)     (4,867)      2,445
Income taxes.................        90           20          20                                            447
Minority interest............                                                                             1,328
                                -------     --------     -------    -------    --------    --------    --------
Income (loss) before
  extraordinary item.........     2,687        1,704         651     (2,944)     (3,151)     (4,867)        670
Extraordinary item -- income
  tax benefit from operating
  loss carry-forwards........                                                                               425
                                -------     --------     -------    -------    --------    --------    --------
Net income (loss)............   $ 2,687     $  1,704     $   651    $(2,944)   $ (3,151)   $ (4,867)   $  1,095
                                =======     ========     =======    =======    ========    ========    ========
Increase in value of
  Westinghouse warrant.......                                                                 3,286
                                                                                           --------
Net loss to stockholders
  after repurchase of
  warrant....................                                                              $ (8,153)
                                                                                           ========
Weighted average shares
  outstanding................     6,584        5,337       5,901      5,050       4,950       4,115       1,963
Income (loss) before
  extraordinary item per
  share......................      $.41         $.32       $0.11     $(0.58)     $(0.64)     $(1.18)      $0.34
Net income (loss) per
  share......................       .41          .32        0.11      (0.58)      (0.64)      (1.18)       0.56
Net income (loss) available
  to stockholders after
  repurchase of warrant......       .41          .32        0.11      (0.58)      (0.64)      (1.98)       0.56
BALANCE SHEET DATA:
Working capital..............   $ 9,579     $ 11,188     $ 9,072    $ 9,290    $ 10,768    $ 15,127    $  2,582
Total assets.................    55,708       40,661      41,121     38,635      35,797      40,652      30,329
Long-term debt...............       500        1,500         900      4,374         974       2,974       6,724
Stockholders' equity.........    18,017       16,382      15,329     10,736      13,638      16,789          68

                         SALTON/MAXIM HOUSEWARES, INC.
                        PRO FORMA SUMMARY FINANCIAL DATA

     The following table sets forth certain summary pro forma financial data of the Company for the thirty-nine weeks ended March 30, 1996 and the year ended July 1, 1995. The pro forma information gives effect to the current assumptions relating to the issuance and sale of the New Issue Shares and the proposed acquisition of Block China as described under "Salton/Maxim Housewares, Inc. Notes to Pro Forma Financial Statements." The summary information has been derived from and should be read in conjunction with the pro forma financial statements included herein and the financial statements included elsewhere in this Proxy Statement.


                                                                 THIRTY-NINE
                                                                 WEEKS ENDED        FISCAL YEAR ENDED
                                                                MARCH 30, 1996        JULY 1, 1995
                                                                --------------      -----------------
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales....................................................         $92,676              $92,487
Cost of goods sold...........................................          63,248               65,311
Distribution expenses........................................           5,380                5,738
                                                                      -------              -------
Gross profit.................................................          24,048               21,438
Selling, general and administrative expenses.................          17,769               17,279
                                                                      -------              -------
Operating income.............................................           6,279                4,159
Interest expense, net........................................           2,681                2,664
Other income, net............................................              82                   13
Dividend income..............................................             112                  150
                                                                      -------              -------
Income before taxes..........................................           3,792                1,658
Income taxes.................................................             790                  248
                                                                      -------              -------
                                                                      $ 3,002              $ 1,410
Net income...................................................         =======              =======
Weighted average common and common equivalent shares
  outstanding................................................      13,092,355           12,409,705
Net income per common and common equivalent share............           $0.23                $0.11
BALANCE SHEET DATA:
Cash.........................................................         $     0
Working capital..............................................          10,788
Investment in Windmere Common Stock..........................          10,941
Total assets.................................................          74,433
Long-term debt...............................................             920
Stockholders' equity.........................................          31,712
Book value per common and common share equivalent............            2.42

                                PROXY STATEMENT


                         MAILED BEGINNING JUNE 10, 1996

                    FOR A SPECIAL MEETING OF STOCKHOLDERS TO

                             BE HELD JULY 10, 1996


                              THE SPECIAL MEETING

GENERAL


     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of the Company. The principal executive office of the Company is located at 550 Business Center Drive, Mount Prospect, Illinois 60056. The Proxies will be used at a Special Meeting on Wednesday, July 10, 1996, at 4:00 p.m., local time, at the Four Seasons Hotel, 120 E. Delaware Place, Chicago, Illinois 60611, and at any adjourned sessions of the Special Meeting.


     At the Special Meeting, Stockholders of record of the Common Stock at the close of business on the Record Date are being asked to consider and approve the terms of the Stock Purchase Agreement and the transactions contemplated thereby, including: (i) the issuance and sale by the Company to Windmere of the New Issue Shares; and (ii) the grant to Windmere of the rights, preferences and privileges and the acceptance and performance by the Company of the restrictions and obligations contained in the Stock Purchase Agreement and the exhibits thereto, including the Stockholder Agreement and the Registration Rights Agreement (collectively, the "Proposal").

     In connection with the Stock Purchase Agreement, Windmere and the Company would enter into a Marketing Cooperation Agreement.

     THE BOARD HAS UNANIMOUSLY APPROVED THE TRANSACTIONS AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE PROPOSAL.

VOTE BY PROXY


     A Proxy card is enclosed for use at the Special Meeting. Any Proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it any time before it is voted by delivering to the Secretary of the Company at 550 Business Center Drive, Chicago, Illinois, or at the Special Meeting itself, a written notice of revocation bearing a date later than that of the Proxy previously granted or a later dated Proxy relating to the same shares or by attending the Special Meeting and voting in person. The approximate date on which this Proxy Statement and the accompanying form of Proxy will first be sent to the Stockholders is June 10, 1996. Shares of Common Stock represented by properly executed Proxies received prior to or at the Special Meeting, unless such Proxies have been revoked, will be voted in accordance with the instructions indicated in the Proxies. If no instructions are indicated on a properly executed Proxy of the Company, the shares will be voted FOR the Proposal. In addition, unless contrary instructions are indicated on the Proxy card, the directors of the Company designated on the Proxy card may, in their discretion, vote on any procedural issues that may properly arise at the Special Meeting.


COST AND METHOD OF SOLICITATION

     The cost of soliciting Proxies will be borne by the Company. Proxies may be solicited by directors, officers or regular employees of the Company in person or by telephone or telegram. The Company will use the services of McCormick & Pryor Ltd. to aid in the solicitation of Proxies; their charges will be approximately $4,500 plus expenses. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in sending proxy material to the beneficial owners of the Common Stock.

SHARES VOTING

     Only Stockholders of record on the Record Date are entitled to receive notice of and to vote in person or by Proxy at the Special Meeting. At the close of business on April 1, 1996, the Company had 6,508,572 shares of Common Stock outstanding and entitled to be voted. Each Stockholder will be entitled to one vote for each share of Common Stock recorded in his name on the books of the Company as of the Record Date. The Common Stock will vote together as a single class on the Proposal and on any procedural matters presented at the Special Meeting.

     Stockholders are not entitled to appraisal rights or preemptive rights in connection with the Transactions.

VOTE REQUIRED

     The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting is required for the approval of the Proposal. Under the rules of the Nasdaq National Market, such a vote is required in connection with an issuance of stock which results in a change of control of an issuer. The Company does not consider the issuance and sale to Windmere of the shares of Common Stock pursuant to the Stock Purchase Agreement to be a "change of control" transaction. However, in light of the significant ownership interest in the Company and other rights which Windmere would acquire in connection with the Transactions, the Company is seeking approval of the Proposal by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting. Approval of the Proposal is a condition to Windmere's obligation and right to consummate the Transactions.

     There are boxes on the Proxy card to vote FOR or AGAINST or to ABSTAIN on the Proposal. Proxies marked "abstain" will have the same effect as votes against the Proposal and broker "non-votes" will not be counted as votes for or against the Proposal.

     Holders of a majority of the outstanding Common Stock must be present in person or by Proxy in order to establish a quorum for conducting business at the Special Meeting. Proxies marked "abstain" and broker "non-votes" will be counted as present for purposes of establishing a quorum. If a quorum is not present at the time the Special Meeting is convened, the persons named in the Proxy and acting thereunder will have discretion to vote on a motion to adjourn the Special Meeting in accordance with their best judgment. The Special Meeting will not be adjourned for the purpose of soliciting additional proxies unless a quorum is not present.

                          INTERESTS OF CERTAIN PERSONS

ACCELERATION OF OFFICER STOCK OPTIONS

     Certain directors and officers of the Company may be deemed to have interests (related to their stock options) in the Transactions that are in addition to their interests, if any, as holders of Common Stock and the interests of the Stockholders generally. Such additional interests may have presented such directors and officers with conflicts of interest in connection with the negotiation of the Transactions. The Board was aware of these interests and considered them, among other factors, in approving the Transactions and making its recommendation to the Stockholders. See "BACKGROUND OF THE TRANSACTIONS -- Recommendation of the Company's Board of Directors."

     Pursuant to the terms of stock option agreements evidencing the grant of options to executive officers under the Company's 1995 Employee Stock Option Plan, such options will accelerate and become exercisable upon the acquisition by any person of 50% or more of the outstanding Common Stock. Accordingly, if the New Issue Shares are issued and sold to Windmere, such unvested options will accelerate.

     The following table sets forth for each executive officer the number of stock options subject to acceleration and the per share exercise price of such stock options:

                                                                           NUMBER OF
                                                                           UNVESTED
                                                                         STOCK OPTIONS
                                                                          SUBJECT TO        PER SHARE
               NAME                              POSITION                ACCELERATION     EXERCISE PRICE
- ----------------------------------   --------------------------------    -------------    --------------
Leonhard Dreimann.................   President and Chief Executive           70,000           $ 2.50
                                     Officer, Director
David C. Sabin....................   Chairman of the Board, Secretary        70,000             2.50
                                     and Director
William B. Rue....................   Senior Vice President and Chief         70,000             2.50
                                     Operating Officer


     The closing price of the Common Stock on the Nasdaq National Market on (i) February 26, 1996, the date prior to the Board's approval of the Transactions, was $3.50; and (ii) on June 6, 1996, the date prior to the date on which this Proxy Statement was printed, was $4.50.


DIRECTORS DESIGNATED BY WINDMERE

     Windmere will have the right to certain Board representation following the purchase and sale of the New Issue Shares. See "THE TRANSACTIONS -- The Stock Purchase Agreement and Exhibits -- The Stockholder Agreement." As of the date hereof, Windmere has not indicated that it has selected any director designees, and neither the Company nor the Board has any approval rights with respect thereto. To the extent that any such director designees are affiliated or associated with Windmere, such persons may thereby be deemed to have interests in the Transactions that are in addition to the interests of the Stockholders generally. When Windmere designees become directors of the Company they may also be entitled to receive normal compensation and benefits customarily given by the Company to non-employee members of the Board.

     For additional information regarding the compensation and benefits for directors, see the Director and Officer Information Appendix attached hereto as Appendix A.

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of May 31, 1996, by (i) each person known to the Company to beneficially own 5% or more of the Common Stock, (ii) each of the directors and executive officers of the Company and (iii) all executive officers and directors of the Company as a group. The number of shares of Common Stock shown as owned by the persons and group named below assumes the exercise of all currently exercisable options held by such persons and group, and the percentage shown assumes the exercise of such options and assumes that no options held by others are exercised. Unless otherwise indicated below, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. For purposes of the following table, each person's beneficial "ownership" of the Company's Common Stock has been determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 13d-3 promulgated thereunder.

                                                                          NUMBER OF     PERCENTAGE
                                                                           SHARES       OF SHARES
                                                                          BENEFICIALLY BENEFICIALLY
                       NAME OF BENEFICIAL HOLDER                            OWNED         OWNED
- -----------------------------------------------------------------------   ---------    ------------
Dominator Investors Group(1)...........................................     463,580         7.1%
Financo Investors Fund, L.P.(2)........................................   1,061,566        16.3
Mr. Leonhard Dreimann(3)...............................................     830,233        12.5
Mr. William B. Rue(3)..................................................     623,902         9.4
Mr. David C. Sabin(4)..................................................     506,419         7.7
Mr. Frank M. Devine(5).................................................      25,000       *
Mr. Bert Doornmalen(5).................................................      20,000       *
All directors and executive officers as a group (5 persons)(6).........   1,541,974        22.4

- ---------------
 *  Less than 1%

(1) Dominator Investors Group ("Dominator") is a Hong Kong corporation owned equally by Messrs. Dreimann and Rue.

(2) Financo Investors Fund, L.P. ("Financo Fund") is a Delaware limited partnership of which Financo Investors Management Partnership, L.P. is the sole general partner.

(3) Includes, with respect to Mr. Dreimann and Mr. Rue, 140,000 shares and 120,000 shares, respectively, of Common Stock which may be acquired upon the exercise of immediately exercisable options (giving effect to the acceleration thereof to the extent set forth under "INTERESTS OF CERTAIN PERSONS") and 463,580 shares owned by Dominator. By reason of their respective positions with Dominator and ownership interests in Dominator, each of Mr. Dreimann and Mr. Rue may be deemed also to beneficially own the shares owned by Dominator, with shared voting and investment power over these shares.

(4) Includes 70,000 shares of Common Stock which may be acquired upon the exercise of immediately exercisable options (giving effect to the acceleration thereof to the extent set forth under "INTERESTS OF CERTAIN PERSONS"). Also includes (i) 347,319 shares owned by Duquesne Financial Corporation ("Duquesne"), an Illinois corporation all of the outstanding shares of which are owned by Susan Sabin, and (ii) 89,100 shares owned by Susan Sabin. Susan Sabin is David Sabin's wife. Mr. Sabin disclaims beneficial ownership of all shares owned by Duquesne and Susan Sabin.

(5) Includes, with respect to each of Messrs. Doornmalen and Devine, 10,000 shares of Common Stock which may be acquired upon the exercise of immediately exercisable options.

(6) Includes an aggregate of 350,000 shares which may be acquired by directors and executive officers of the Company upon the exercise of immediately exercisable options. See footnotes 1 through 5 above.

     The addresses of the persons shown in the table above who are beneficial owners of more than five percent of the Company's Common Stock are as follows:
Dominator Investors Group and Messrs. Dreimann, Sabin and Rue, c/o 550 Business Center Drive, The Kensington Center, Mount Prospect, Illinois 60056; and Financo Investors Fund, L.P., c/o Mr. Victor J. Barnett, 895 Park Avenue, New York, New York 10021.

     Financo Fund, Dominator and the Company are parties to a stockholders' agreement pursuant to which the Company has agreed to nominate at least one director selected by each of Dominator and Financo Fund so long as each such stockholder owns at least 5% of the then outstanding shares of Common Stock, and such stockholders agreed to vote their shares to elect such directors. There is currently no representative of Financo Fund serving on the Board.

     As a result of the Transactions, Windmere will become the largest single beneficial owner of Common Stock of the Company. Upon issuance and sale of the New Issue Shares to Windmere, Windmere will own 50% of the Common Stock outstanding upon such issuance and sale. See "THE TRANSACTIONS -- The Stock Purchase Agreement and Exhibits."

                         BACKGROUND OF THE TRANSACTIONS

GENERAL

     The Company's primary business is the design and marketing of small kitchen appliances, clocks and personal and beauty care appliances. This business has been marked by intense competition, with many of the Company's major competitors having substantially greater facilities, personnel, financial and other resources than those of the Company. In addition, in recent years there has been a trend toward consolidation among manufacturers and distributors of small electric appliances in response to a challenging and consolidating retail environment.

     Despite this intense competition and the retail environment, the net sales of the Company in fiscal 1995 increased by approximately 58% over fiscal 1994 and the Company returned to profitability. This improved financial performance continued throughout the first six months of fiscal 1996 with net sales and earnings increasing by 26% and 43%, respectively, over the same period in fiscal 1995. Management believes that the Company's improved financial performance during fiscal 1995 and the first six months of fiscal 1996 reflects the successful implementation of the Company's long-term strategy of building market share with products that provide reliable, steady sales growth and reasonable gross profits.

     To continue the successful implementation of the Company's long-term strategy, the Company has determined that it needs to raise additional funds for working capital purposes (including expansion of product lines) and to continue to expand the distribution base for the Company's products. The Company has been willing to consider a substantial equity investment in the Company by another entity in the Company's industry provided that such investment increases its available cash and access to capital and otherwise enhances the Company's ability to successfully implement its long-term strategy.

     The Company's selection of Windmere as a possible strategic partner grew out of the Company's high regard for Windmere's management and Windmere's manufacturing capability through Durable Electrical Metal Factory, Ltd., a wholly-owned subsidiary of Windmere ("Durable"). Durable, which is located in Bao An County, Guandung Province of the People's Republic of China (approximately 60 miles northwest of central Hong Kong), has manufactured products on a contract basis for the Company for many years. Throughout the years, representatives of the Company and Windmere have had informal discussions in which a number of possible transactions and strategic relationships were discussed on a preliminary basis.

     During December 1995, Mr. Dreimann met at his request with representatives of Durable in China. The purpose of the meeting was to discuss the possible use of Durable to manufacture a new line of small kitchen appliances to be designed by the Company under the White-Westinghouse(R) brand name. During the course of the meeting, the parties also discussed potential revenue enhancing synergies and cost reduction opportunities that could result from an association between the Company and Windmere.

     On January 12, 1996, Mr. David M. Friedson, President of Windmere, contacted Mr. Dreimann to determine whether the Company was interested in discussing an acquisition by Windmere of a 50% ownership interest in the Company. During the course of that conversation, Mr. Friedson and Mr. Dreimann discussed the synergies that could be expected to result from a strategic relationship between the Company and Windmere. These synergies included the effective utilization of Durable's manufacturing capacity and capability as well as the potential expansion of each company's distribution channels. Mr. Friedson and Mr. Dreimann noted in particular that each of the Company and Windmere distributes products to a significant number of stores and other distribution channels which the other company does not currently serve in a significant manner. The two men agreed that each company could potentially benefit from the other company's contacts in new or expanded distribution channels. Mr. Friedson and Mr. Dreimann agreed that they would contact each other in the near future to discuss in more detail a possible strategic relationship between the companies.

     On January 14, 1996, the Board held a special meeting to discuss a possible strategic alliance with Windmere. The Board concluded that an investment of the magnitude proposed by Windmere and the proposed strategic arrangements could benefit the Company in implementing the Company's long-term strategy. The Board further noted that a significant investment by Windmere would help assure that the interests of Windmere are aligned with the interests of the Company. The Board instructed management to continue to develop the terms of a potential investment by Windmere in the Company.

     On January 16, 1996, Mr. Dreimann and Mr. Friedson continued their earlier discussions of a possible significant investment in the Company by Windmere and a strategic alliance between the two companies. Mr. Friedson expressed Windmere's desire to become a major stockholder of the Company through the purchase of a 50% ownership interest in the Company. Mr. Friedson also indicated that Windmere would pay approximately $3.00 per share for the Common Stock issued to Windmere; provided that at least 50% of the consideration must be in the form of a promissory note, with the remainder payable in an unspecified combination of cash and Windmere Common Stock. Mr. Friedson and Mr. Dreimann decided that each of the Company and Windmere should exchange non-public information so that the terms of the potential investment could be further developed.

     On January 19, 1996, the Company and Windmere entered into reciprocal confidentiality agreements. Each of the confidentiality agreements contains provisions which, among other things, prohibit the Company and Windmere, as the case may be, for a period of two years, from purchasing any capital stock of the other party or submitting any proposal for a transaction between the parties or any of their respective securityholders unless the other party shall have requested in advance the submission of such proposal. The confidentiality agreements also contain provisions which prohibit each party from soliciting employees of the other party for a two year period. During the week of January 22, the parties exchanged certain non-public information, consisting of certain forecasts as to future operating results and schedules of inventory.

     On January 22, 1996, Mr. Dreimann, Mr. William B. Rue, Mr. Friedson and the respective legal advisors of the Company and Windmere held a telephone conference to discuss various issues relating to the proposed investment, including Windmere representation on the Board and restrictions on Windmere's ability to increase its ownership position in the Company. The Company also informed Windmere that if it required that the consideration include a promissory note, such note would have to provide for quarterly interest payments at 8% per annum, have a term not exceeding five years and be secured by substantially all of the assets of Windmere and its domestic subsidiaries. In addition, the Company indicated that any Windmere Common Stock issued to the Company must be freely tradeable. Based on that telephone conference, the parties exchanged correspondence at various times and engaged in a series of telephone conferences from January 22 to February 9 concerning the proposed terms of a transaction. During these conferences, a number of modifications requested by the Company and its legal advisors to the proposed terms were made, including: (i) the addition of standstill provisions and certain other restrictions on Windmere's actions; (ii) the broadening of a "fiduciary out" provision permitting the Company to provide confidential information to, and enter into discussions with, a third party submitting an unsolicited bona fide proposal under certain circumstances; (iii) the elimination of a "break-up" fee or expense reimbursement in the event the Board approves a Superior Transaction; and (iv) the granting by Windmere and its domestic subsidiaries of a security interest in substantially all of their respective assets to secure Windmere's promissory note. The foregoing process resulted in a tentative understanding of certain business terms and guiding principles that served as the framework for the continued negotiations by the parties of the specific provisions of the definitive agreements.

     Throughout this period, the Company had preliminary discussions with several investment banking firms concerning a possible private equity investment in the Company. Each of these firms proposed a transaction in which it would arrange for the private placement of between $2 million and $5 million of convertible debentures or preferred stock of the Company. Management believed that these transactions were unattractive due to their proposed terms (which included interest or dividend payments of between 8% and 10% per annum, conversion ratios at a discount of between 15% to 21% to the market price of the Common Stock and placement fees of between 6% to 8% of the gross proceeds to the Company from the private placement) as well as the proposed timing of the transactions.

     During the week of February 12, the Company was contacted by Vista 2000, Inc. ("Vista"), a public company which manufactures certain consumer products, which expressed an interest in a possible transaction involving the Company. Mr. Dreimann and Mr. Rue met with representatives of Vista the following week, but

Vista never entered into a confidentiality agreement in order to receive non-public information about the Company. A proposal was never submitted to the Company by Vista and Vista did not request any further meetings. Management concluded, after consulting with the non-management directors of the Board, that the absence of potential synergies between the Company and Vista as well as the financial position of Vista made any transaction between the parties less attractive than the proposed transaction with Windmere. Neither the Company nor Oxbridge were contacted by any other party concerning alternatives to the Transactions.

     From February 12 through February 23, Mr. Dreimann, Mr. Rue, Mr. Friedson and the respective legal advisors of The Company and Windmere continued to negotiate the terms and conditions of the definitive agreements, including the representations and warranties to be made by each party. The Company requested, and Windmere agreed, that these representations and warranties should be reciprocal since a portion of the consideration to be paid by Windmere would be in the form of Windmere Common Stock. The Company also indicated to Windmere that the Board intended to engage a financial advisor to render a fairness opinion with respect to the consideration ultimately agreed to by the parties. Although Windmere acknowledged the Board's desire to obtain such an opinion, Windmere did not want to delay the proposed transaction pending the Company's hiring of a financial advisor and the review by such advisor of the Company, Windmere and the proposed transaction. The parties ultimately agreed to add a condition to the Company's obligation to consummate the proposed transaction that the Board shall have received by April 5, 1996 (which was subsequently extended to April 8th) a written opinion from an investment banking firm satisfactory to the Board to the effect that the consideration to be paid by Windmere is fair to the Company from a financial point of view. As discussed under "-- Opinion of Financial Advisor" below, the Company retained Oxbridge on March 15, 1996 and Oxbridge delivered its written fairness opinion to the Board on April 8, 1996. Oxbridge did not attend any meeting of the Board prior to the April 8th meeting.

     On February 23, 1996 a special meeting of the Board (the "February 23 Meeting") was held by telephone conference to update the directors on the status of the negotiations with Windmere. All of the directors participated, except for Mr. David Sabin, who was out of the country on business (Mr. Sabin was an active participant in the discussions with Windmere and was informed of the Board's discussions shortly after the meeting). Also participating were Mr. Rue and a representative of the Company's legal advisors, Sonnenschein Nath & Rosenthal ("Sonnenschein").

     At the February 23 Meeting, Sonnenschein advised the Board as to the Board's legal and fiduciary responsibilities in considering the proposed transaction. The Board was then given a summary of the proposed transaction with Windmere by Mr. Dreimann and Sonnenschein. Mr. Dreimann also discussed the potential synergies that would be expected to result from commercial arrangements to be entered into between the Company and Windmere, including the potential introduction by Windmere of the Company and its products to new or expanded distribution channels. Mr. Rue then discussed with the directors the advantages and disadvantages of various alternatives to the proposed transaction with Windmere, including additional bank borrowings, the private sale of convertible securities, a common stock offering and strategic relationships with other entities in the industry (including Vista). The advantage of these alternatives is that each would likely result in less dilution to the voting rights and ownership interests of the existing Stockholders. The major disadvantage of these transactions is the unlikelihood that they could be completed on terms acceptable to the Company. With respect to additional bank borrowings and/or a private sale of convertible securities, Mr. Rue indicated that such alternatives would require interest rates and fees significantly higher than those the Company currently pays due to the Company's leveraged financial position and the fact that the Company has already borrowed substantially all funds available under its existing credit facility. With respect to a common stock offering and/or strategic relationship with another entity, Mr. Rue said that management believes that neither of these alternatives would result in terms more favorable to the Company than the proposed transaction with Windmere because such alternatives would not offer the Company the synergies expected to result from the Company's association with Windmere. The Board concluded that it was unlikely that any of these alternatives would be as beneficial to the Company as the proposed transaction with Windmere.

     The directors thoroughly considered and reviewed the terms of the proposed transaction with Windmere and questioned Company management about the proposed transaction, the financial condition and prospects of the Company and related matters. The Board determined that although the Company might be willing to accept approximately 50% of the aggregate consideration to be paid by Windmere in the form of a promissory note, Mr. Dreimann should attempt to increase the previously discussed $3.00 aggregate value of the consideration to be paid by Windmere per share of Common Stock. In addition, based on a discussion by Company management of Windmere's financial condition and future prospects and the recent market prices of the Windmere Common Stock, the Board indicated a preference for Windmere Common Stock over cash provided that the consideration consists of sufficient cash to satisfy the Company's short-term working capital needs and the Windmere Common Stock received by the Company is freely tradeable. The Board instructed Mr. Dreimann to continue the negotiation process and take all appropriate steps to elicit the best terms for the Company.

     Substantial negotiations continued with Windmere during the weekend of February 24-25 and throughout the afternoon of February 27. During these negotiations, Mr. Dreimann and Mr. Friedson resumed their discussions concerning the amount and form of the consideration to be paid by Windmere. Mr. Friedson insisted that the consideration consist of a promissory note in the principal amount of approximately $11 million, $3 million in cash and the remainder in shares of Windmere Common Stock. Mr. Dreimann indicated that this combination of consideration might be acceptable to the Board if the aggregate value of the consideration to be paid by Windmere per share of Common Stock exceeds the $3.00 amount previously discussed by Windmere. After further discussion, Mr. Dreimann and Mr. Friedson agreed that the consideration to be paid by Windmere would consist of $3,254,286 in cash, a promissory note in the amount of $10,847,620 and 748,112 shares of Windmere Common Stock. Based on the closing price of $9.50 per share of the Windmere Common Stock on February 26, 1996, the aggregate value of the consideration to be paid by Windmere per share of Common Stock was $3.26.

     A number of other unresolved terms of the proposed transaction were also finalized on February 27, including the per share exercise price of the Option granted to Windmere. The exercise price of this Option, which was requested by Windmere so it could maintain its percentage ownership interest in the Company upon future exercises of outstanding stock options by employees of the Company, was established at $4.83 per share, the weighted average exercise price of the Company's outstanding stock options on February 27, 1996.

     Late in the afternoon on February 27, 1996, another special meeting of the Board (the "February 27 Meeting") was held by telephone conference at which all directors, Mr. Rue and a representative of Sonnenschein participated. At this meeting the directors reviewed and discussed in detail the specific terms of the proposed Windmere transaction as set forth in the form of documents, which were sent to the directors prior to the February 27 Meeting. The directors were also informed of, and discussed, several changes and additions to such documents which resulted from the final negotiations between the parties. The Board unanimously (i) determined that the Stock Purchase Agreement and the transactions contemplated thereby are fair to, and in the best interests of, the Stockholders and the Company, respectively, and (ii) approved and adopted the Stock Purchase Agreement and the other documents and transactions contemplated thereby. On the same day, following such Board approval, the Company and Windmere entered into the Stock Purchase Agreement. Early on February 28, 1996, the Company and Windmere each announced publicly the transactions contemplated by the Stock Purchase Agreement.

     Between February 28 and April 5, 1996, the parties negotiated the terms of the Marketing Cooperation Agreement. On April 8, 1996, a special meeting of the Board of Directors (the "April 8 Meeting") was held by telephone conference at which all directors participated. Also in attendance at the April 8 Meeting were Mr. Rue, a representative of Sonnenschein, and a representative of Oxbridge, which was engaged to provide a fairness opinion to the Board in connection with the Transactions. After discussing and reviewing the terms of Amendment No. 1 to the Stock Purchase Agreement and the Marketing Cooperation Agreement, the Board unanimously approved and adopted such Amendment and the form of Marketing Cooperation Agreement. Oxbridge then delivered its written opinion that as of such date and subject to certain considerations and assumptions expressed in such opinion, the consideration to be received by the Company in the Transactions is fair, from a financial point of view, to the Company. A copy of the written opinion of Oxbridge, which sets forth certain assumptions made, matters considered and limits of the review by Oxbridge in rendering such opinion, is attached as Annex A. STOCKHOLDERS ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY. The Board then unanimously reaffirmed its determination that the Stock Purchase Agreement and the transactions contemplated thereby (including the Marketing Cooperation Agreement) are fair to, and in the best interests of, the Stockholders and the Company, respectively, and recommended that the Stockholders approve the Proposal.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

     The Board has reviewed and considered the terms and conditions of the Transactions. At the February 27 Meeting, the Board unanimously approved the terms of the Stock Purchase Agreement (including the exhibits thereto). At the April 8 Meeting, the Board unanimously reaffirmed its approval of the Stock Purchase Agreement (including the exhibits thereto), approved Amendment No. 1 to the Stock Purchase Agreement and the form of Marketing Cooperation Agreement and recommended that Stockholders vote FOR approval of the Proposal. In determining to make its recommendation, the Board considered a number of factors, including:

     (a) The written opinion of Oxbridge to the effect that, from a financial point of view, the consideration to be received by the Company in the Transactions is fair to the Company.

     (b) The Board's belief that the additional financing from the issuance and sale of the New Issue Shares will increase the Company's opportunities to expand its business, pursue new opportunities, improve long-term returns and decrease the financial risks it faces and may otherwise face in the future. See "RISK FACTORS -- Significant Dilutive Effects."

     (c) The operational and commercial benefits to the Company and the Stockholders from being able to operate from a strengthened financial position and from synergies expected to result from the Marketing Cooperation Agreement and the Company's association with Windmere, including the possible introduction by Windmere of the Company and its products to new or expanded distribution channels. See "RISK FACTORS -- Significant Dilutive Effects."

     (d) The fact that the Stockholders will retain a significant equity interest in the Company and its future performance.

     (e) The high regard which management of the Company has for Windmere's management and the manufacturing capability of Windmere through Durable as a result of the Company's working relationship with Durable over a number of years and the quality of the products manufactured by Durable.

     (f) The fact that the Stockholder Agreement contains protections for existing Stockholders, including: (i) a standstill provision which prohibits Windmere for three years from acquiring more than a 50% interest in the Company (except in limited circumstances); (ii) a provision requiring that after such three-year period, Windmere may only acquire additional shares of Common Stock by making a tender offer and/or merger for 100% of the Company's outstanding capital stock;
         (iii) a provision requiring the Board to include at least four directors who are not designated by Windmere and limiting the number of directors designated by Windmere to 50% of the total number of directors; (iv) a provision prohibiting Windmere from selling its stock in the Company for three years (except in certain limited circumstances); and (v) a provision requiring all material transactions between the Company and Windmere or any of its affiliates to be approved by a majority of the Company directors not designated by Windmere.

     (g) The Board's familiarity with the financial condition, results of operations, business, prospects and strategic objectives of the Company and the conditions of the retail industry.

     (h) The fact that the Company will continue to be a publicly traded company, headquartered in Mount Prospect, Illinois and led by Leonhard Dreimann, as Chief Executive Officer, and the rest of its own management team.

     (i) The fact that the Board concluded that alternative financing of similar magnitude and quality of terms is not reasonably available at the current time.

     (j) The favorable views of management based on its discussions with Windmere management and review of Windmere's historical financial statements as to the financial condition and future prospects of Windmere and the anticipated impact of such financial condition and future prospects on the value of the Windmere Common Stock and Windmere's ability to pay the Note, including the fact that Windmere had a consolidated stockholders' equity of approximately $165 million at December 31, 1995. See "RISK FACTORS -- Value of Consideration."

     (k) The views of management as to the unlikelihood of a superior transaction, and the ability of the Company to terminate the Stock Purchase Agreement and to accept a Superior Proposal if one were proposed.

     In considering the Transactions, the Board considered certain consequences that would result from the Transactions that are described below under "RISK FACTORS," including the dilutive impact of the Transactions on the voting rights and ownership interests of the existing Stockholders and the fact that the Transactions would result in a limitation under the IRC on the Company's ability to use net operating loss carryforwards to offset future taxable income. The Board also considered that Messrs. Sabin, Dreimann and Rue may have had certain conflicts of interest in connection with the negotiation of the Transactions. In particular, the Board was made aware that these directors and officers hold options to purchase Common Stock which would accelerate and become exercisable upon the issuance and sale of the New Issue Shares. The non-management directors, who also unanimously voted to approve the Transactions, did not consider the acceleration of stock options to be a significant conflict of interest given the relatively small difference ($1.00 per share on the day preceding Board approval of the Transactions) between the market price of the Common Stock and the exercise price of such options and the fact that 66 2/3% of the options would vest by the end of 1996 whether or not the Transactions are consummated. See "INTERESTS OF CERTAIN PERSONS -- Acceleration of Officer Stock Options."

     Neither the Board nor Oxbridge established any range of values for the Company. The Board did consider the market prices of the Common Stock prevailing during the 30 trading day period before the Board's approval of the Transactions on February 27, 1996. The average closing price of the Common Stock during such period was $3.09 per share. Although the Board noted that the $3.26 aggregate value of the consideration to be paid by Windmere per share of Common Stock (based on the closing price of $9.50 per share of the Windmere Common Stock on February 26, 1996) did not represent a substantial premium over the recent market prices of the Common Stock, the Board believed that no alternative financing transaction would offer more favorable terms or give rise to the potential revenue enhancing synergies that are afforded by the Transactions.

     The members of the Board evaluated the factors listed or referred to above in light of their knowledge of the business and operations of the Company, and their business judgment. The Board stated that it regarded all such factors as important, and did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its decision. However, the Board did emphasize the following factors in its deliberations: (i) the operational and commercial benefits to the Company from being able to operate from a strengthened financial position and from synergies expected to result from the Marketing Cooperation Agreement and the Company's association with Windmere; and (ii) the opportunity for the Stockholders to retain a significant equity interest in the Company. Although the Board noted that the issuance of the New Issue Shares is expected to initially dilute the per share net income of the Company, the Board believed that the Company would benefit in the long term from the revenue enhancing synergies which the Board expects to result from the Transactions. See "RISK FACTORS -- Significant Dilutive Effects."

     THE BOARD BELIEVES THAT THE TRANSACTIONS ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED THE TRANSACTIONS AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSAL.

     The Board reserves the right (with the agreement of Windmere) to amend the provisions of the Stock Purchase Agreement (including the exhibits thereto) and the Marketing Cooperation Agreement (collectively, the "Transaction Documents") in any and all respects in accordance with their terms before or after approval and adoption of the Proposal by the Stockholders. The Board also reserves the right to waive any or all provisions of the Transaction Documents. However, the Company will resolicit the approval of the Stockholders in the event of a change in the matters submitted to the vote of the Stockholders described in this Proxy Statement which would have a material adverse effect on the Company or the Stockholders.

OPINION OF FINANCIAL ADVISOR

     On April 8, 1996, Oxbridge delivered its written opinion to the Board to the effect that, as of such date, the consideration to be received by the Company in the Transactions is fair to the Company from a financial point of view. A copy of the Oxbridge opinion is attached hereto as Annex A and incorporated herein by reference. THE STOCKHOLDERS ARE URGED TO READ CAREFULLY IN ITS ENTIRETY THE OPINION OF OXBRIDGE, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN.

     Oxbridge's opinion to the Board addresses only the fairness from a financial point of view of the consideration to be received by the Company pursuant to the Stock Purchase Agreement and the other Transaction Documents, and does not constitute a recommendation to any Stockholder of the Company as to how such Stockholder should vote.

     In arriving at its opinion, Oxbridge, among other things: (i) reviewed the Stock Purchase Agreement and the other Transaction Documents; (ii) reviewed the Company's Annual Reports, Forms 10-K and related financial information for the four fiscal years ended July 1, 1995 and the Company's Forms 10-Q and related unaudited financial information for the quarterly periods ended September 30, 1995 and December 30, 1995; (iii) reviewed Windmere's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1995; (iv) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of each of the Company and Windmere; (v) conducted discussions with members of the respective senior managements of the Company and Windmere concerning the business, properties, results of operations and future operations of each company; (vi) reviewed the historical and recent market prices and trading activity for the Common Stock and the Windmere Common Stock and compared them with those of certain publicly held companies which Oxbridge deemed to be reasonably similar, in part, to the Company and Windmere, respectively; (vii) compared the results of the operations of the Company and Windmere with those of certain publicly held companies which Oxbridge deemed to be reasonably similar, in part, to the Company and Windmere, respectively; (viii) compared the consideration to be received by the Company pursuant to the Stock Purchase Agreement and the other Transaction Documents with the consideration paid in certain other mergers and acquisitions of companies which Oxbridge deemed to be reasonably similar, in part, to the Company; and (ix) conducted such other financial studies, analyses and investigations as Oxbridge deemed appropriate.

     In preparing its opinion, Oxbridge relied upon the accuracy and completeness of all information supplied or otherwise made available to it by the Company and Windmere, and Oxbridge did not independently verify such information or undertake an independent appraisal of the assets of the Company. Oxbridge was not authorized by the Company or the Board to solicit, nor did Oxbridge solicit, third-party indications of interest for any transaction with respect to the Company.

     Oxbridge was selected to act as financial advisor for the Company after management conducted interviews with several investment banking firms. The Board's selection of Oxbridge was based on Oxbridge's investment banking experience and competitive fees. Pursuant to a certain letter agreement dated as of March 15, 1996 between the Company and Oxbridge, the Company has agreed to pay Oxbridge a fee of $40,000 plus reasonable out-of-pocket expenses. This fee was not contingent upon the contents of the opinion delivered. The Company also agreed to indemnify and hold harmless Oxbridge against certain liabilities, including liabilities under the federal securities laws or arising out of or in connection with its rendering of services under its engagement.

     Oxbridge is an investment banking firm which provides strategic and capital formation advisory services to mid-market manufacturing and service companies. Oxbridge also assists, as a financial advisor, companies with initial and secondary public offerings, restructurings, valuations, divestitures, employee stock ownership plan valuations and management buyouts.

     In preparing its opinion to the Board, Oxbridge performed a variety of financial and comparative analyses, including those described below. This summary of such analyses does not purport to be a complete description of the analyses underlying Oxbridge's opinion; however, all material factors that Oxbridge considered in performing its analyses and all material financial and comparative analyses that Oxbridge performed are described herein. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, Oxbridge did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Oxbridge believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Oxbridge made numerous assumptions with respect to the Company, Windmere, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company and Windmere. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.

     Valuation of Consideration. Oxbridge estimated the value of the consideration to be paid by Windmere per share of Common Stock to be $3.26 as of February 26, 1996, the date before the Board approved the Transactions, and $3.34 as of April 4, 1996, the last trading day prior to the date Oxbridge delivered its written opinion to the Board. In making these estimates, Oxbridge did not take into account the value of the expected benefits described in "Pro Forma Analysis" below and assumed: (i) the fair market value of the Note is equal to its principal amount of $10,847,620; and (ii) the fair market value of the Windmere Common Stock is equal to the closing price of such stock on February 26th and April 4th, respectively. Oxbridge considered these assumptions to be reasonable because, based upon Oxbridge's review of historical and projected financial information concerning Windmere and discussions with Windmere management, nothing came to Oxbridge's attention to indicate that (i) Windmere would not be able to make principal and interest payments on the Note, or (ii) the market price of the Windmere Common Stock would be adversely impacted prior to the anticipated closing of the Transactions.

     Based on the foregoing estimates, Oxbridge noted that (i) the $3.26 value of the consideration per share of Common Stock as of February 26, 1996 represented a 5.5% premium over the $3.09 average closing price of the Common Stock during the 30 trading day period ended February 26, 1996 and (ii) the $3.34 value of the consideration per share of Common Stock as of April 4, 1996 represented a 12.1% premium over the $2.98 average closing price of the Common Stock during the 30 trading day period ended April 4, 1996.

     Review of Alternative Financing Transactions. In further considering the fairness of the consideration to be received by the Company in the Transactions, Oxbridge reviewed management's assessment of alternative capital raising transactions, including the availability of such transactions and the cost of capital. Oxbridge agreed with management's opinion concerning such alternative transactions. See "BACKGROUND OF THE TRANSACTIONS -- General".

     Share Price History. Using publicly available information, Oxbridge reviewed historical market prices and trading information relating to the Common Stock and the Windmere Common Stock and the publicly traded stock of each of the following selected companies that are competitors of the Company or have product lines, distribution channels, customers and/or markets similar to the Company:
The Black & Decker Corporation, Health O Meter, Inc., Helen of Troy Corporation, National Presto Industries, Inc., Royal Appliance Mfg. Co., The Singer Company, Sunbeam-Oster Company Inc., The Rival Company and Toastmaster, Inc. (the "Comparable Companies"). Oxbridge compared equity market values as a multiple of the latest available 12 months net income. All multiples were based on closing stock prices as of December 31, 1995. This analysis indicated that the price/earnings multiple for the Common Stock (approximately 30x) was at the high end of the range for the Comparable Companies (approximately 12x to 45x, with an average multiple of 20.3x). Accordingly, Oxbridge noted the value of the consideration per share of Common Stock discussed above would represent a higher premium to the market price of the Common Stock if such stock traded at a price/earnings multiple consistent with that of the Comparable Companies.

     Pro Forma Analysis. Based on Oxbridge's discussions with management of each of the Company and Windmere, Oxbridge considered the potential benefits to the Company arising from the Transactions and the Company's association with Windmere, including, among other things: (i) Windmere's ability to introduce the Company to Windmere customers; and (ii) the improved liquidity of the Company resulting from the inclusion of $3,254,286 in cash in the consideration for the New Issue Shares, quarterly interest payments on the Note, dividend income on the Windmere Common Stock (or cash proceeds, if and when such stock is sold) and favorable credit terms for product purchases from Durable. Oxbridge did not quantify the extent or timing of these potential benefits or determine whether they would outweigh the dilutive impact of the issuance of the New Issue Shares on the Company's per share earnings.

     Comparable Acquisition Analysis. Based on Oxbridge's review of recent merger and acquisition transactions in the Company's industry, Oxbridge did not believe that any such transactions could be deemed reasonably similar to the Transactions for purposes of comparing the amount and terms of consideration paid. This finding was based on, among other things, the fact that none of these transactions involved: (i) the acquisition of a 50% ownership interest in the acquired entity; (ii) a stockholder agreement which contains standstill provisions and a limitation on the acquiror's board representation to 50% of the total number of directors; or (iii) an acquired entity which had liquidity needs comparable to those of the Company.

                                  RISK FACTORS

     While the Board is of the opinion that the Transactions are fair to, and in the best interests of the Company and its Stockholders, Stockholders should consider the following factors in evaluating the Proposal.

SIGNIFICANT DILUTIVE EFFECTS

     The Stock Purchase Agreement provides for the issuance by the Company of 6,508,572 shares of Common Stock, representing 50% of the outstanding shares of Common Stock after giving effect to such issuance. This issuance will dilute the voting rights of existing Stockholders and will have the effect of diluting the ownership interests of the existing Stockholders.

     In addition, the Transactions and the intended use of the consideration paid by Windmere for the New Issue Shares are expected to initially dilute the per share net income of the Company after giving effect to the issuance and sale of the New Issue Shares. Assuming that the Transactions were consummated on July 3, 1994 and the Company (i) uses the net cash proceeds for general corporate purposes, (ii) holds the 748,112 shares of Windmere Common Stock and receives regular quarterly cash dividends of $.05 per share on such shares and (iii) receives quarterly interest payments on the Note equal to $216,952, the Company's net income per common and common equivalent share would have been $.11 per share for the fiscal year ended July 1, 1995 (which is approximately equal to the historical per share amount for such fiscal year) but would have decreased from $0.41 per share to $0.21 per share for the thirty-nine weeks ended March 30, 1996. However, the results of operations for the thirty-nine weeks ended March 30, 1996 should not be considered indicative of results to be expected for the full fiscal year. See "SALTON/MAXIM HOUSEWARES, INC. PRO FORMA FINANCIAL STATEMENTS."

     The Board believes that the Transactions will enable the Company to operate from a strengthened financial position and to benefit from synergies expected to result from the Marketing Cooperation Agreement and the Company's association with Windmere. Specifically, the Company believes that the improved balance sheet of the Company after the issuance and sale of the New Issue Shares should enable the Company to obtain more favorable terms on future financings or capital raising transactions. In addition, management believes that the Company should benefit from revenue enhancing synergies and certain product cost reductions. However, there can be no assurance as to the timing or extent to which such revenue enhancing synergies or product cost reductions will be achieved. Accordingly, there can be no assurance that the

Transactions will contribute to the profitable growth of the Company's business or will not significantly dilute the per share net income or equity of the Company in the long term.

     The matters discussed in the immediately preceding paragraph and elsewhere in this Proxy Statement relating to expected benefits from the Company's strengthened financial position and synergies from the Company's association with Windmere are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These factors include: the nature and timing of specific arrangements, if any, agreed to pursuant to the Marketing Cooperation Agreement; economic conditions and the retail environment; the Company's dependence on the timely development, introduction and customer acceptance of products; competitive products and pricing; reliance on key customers; dependence on foreign suppliers and supply and manufacturing constraints; cancellation or reduction of orders; and other factors detailed in this Proxy Statement and elsewhere from time to time in the Company's filings with the Securities and Exchange Commission (the "SEC"). Such filings may be obtained in the manner set forth in "AVAILABLE INFORMATION."

VALUE OF CONSIDERATION


     Fluctuations in Value of Shares of Windmere Common Stock. The consideration to be paid by Windmere for the New Issue Shares includes 748,112 shares of Windmere Common Stock. According to Windmere's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, as of April 23, 1996, there were 16,357,557 shares of Windmere Common Stock outstanding. Based upon the foregoing and assuming no additional shares of Windmere Common Stock are issued or repurchased after April 23, 1996, the 748,112 shares of Windmere Common Stock to be issued by Windmere to the Company would constitute approximately 4.4% of Windmere Common Stock outstanding after giving effect to such issuance. This number of shares of Windmere Common Stock is fixed regardless of fluctuations in the market price of Windmere Common Stock (and regardless of fluctuations in the market price of the Common Stock) prior to the closing of the purchase and sale of the New Issue Shares. Based on the closing price of $14 5/8 for Windmere Common Stock on June 6, 1996, the value of the 748,112 shares of Windmere Common Stock is $10,941,138. The market price of the Windmere Common Stock may be influenced by many factors, including changes in the business, operations or prospects of Windmere, market assessments of the likelihood that the Transactions will be consummated and the timing thereof, regulatory considerations, Windmere's future dividend policy, general market conditions and other factors. Windmere's operating results and prospects may be affected by all of the factors discussed under "THE TRANSACTIONS -- Windmere -- Certain Factors Affecting Windmere", including the risks and uncertainties of having a significant amount of its assets in the People's Republic of China (the "People's Republic") and having substantially all of its products (85% - 90%) manufactured by Durable, which is located in the People's Republic. The value of the 748,112 shares of Windmere Common Stock on any future date may be higher or lower than the value on the date of this Proxy Statement. See "MARKET INFORMATION CONCERNING THE COMMON STOCK AND WINDMERE COMMON STOCK." Moreover, the proceeds received by the Company upon a sale of all or any portion of such shares may be higher or lower than the market value of such shares on June 6, 1996. The Company may hold or sell all or any portion of the 748,112 shares of Windmere Common Stock from time to time depending upon, among other things, the Company's working capital needs and market conditions.


     There can be no assurance that there will be no change to the business or financial condition of Windmere and/or its subsidiaries which would decrease the market value of the Windmere Common Stock.

     Subordination of Note to Future Senior Debt. The Note to be issued to the Company has a principal amount of $10,847,620, is payable five years from the closing of the purchase and sale of the New Issue Shares and bears interest at 8% per annum payable quarterly. The Note is subordinated to Windmere's indebtedness to its senior lender and any indebtedness incurred by Windmere from time to time in connection with any other credit facility with any financial institution or bank; provided that the aggregate amount of such senior indebtedness shall not exceed $50,000,000. Windmere has informed the Company that as of the date of this Proxy Statement, the Company has no outstanding borrowings with its senior lender. There can be no assurance, however, that Windmere will not incur senior indebtedness in the future.

     The Note is secured, subject to the subordination provisions discussed above, by all of the inventory, equipment, fixtures, accounts receivable and general intangibles of Windmere and its domestic subsidiaries, and is guaranteed by such domestic subsidiaries. See "THE TRANSACTIONS -- Windmere -- Windmere and Subsidiaries Selected Financial Data" for certain financial information with respect to Windmere. Pursuant to the Note, and subject to the subordination provisions, the Company may declare all amounts owing to it to be immediately due and payable in the event that, among other things, the consolidated tangible net worth of Windmere and its domestic subsidiaries (excluding real property) determined in accordance with generally accepted accounting principles shall at any time be less than $40,000,000.

     There can be assurance that there will be no change to the business or financial condition of Windmere and/or its subsidiaries which would adversely affect Windmere's ability to pay the principal and/or interest on the Note or impair the security and guarantees of Windmere and its domestic subsidiaries.

SUBSTANTIAL EQUITY OWNERSHIP; BOARD REPRESENTATION; CONTINUING RELATIONSHIPS; CONFLICTS OF INTEREST

     Upon consummation of the purchase and sale of the New Issue Shares, Windmere will own 50% of the outstanding shares of Common Stock. In addition, until Windmere's interest in the Company is less than 15% for thirty consecutive days, Windmere will be entitled to proportionate representation on the Board (provided that the number of directors designated by Windmere may not exceed 50% of the total number of directors.)

     Upon closing of the purchase and sale of the New Issue Shares, it is anticipated that Windmere will designate four of eight members on the Board. Accordingly, subject to certain restrictions in the Stockholder Agreement, Windmere will be in a position, due to its significant stock holdings and representation on the Board, to exert a significant influence on the policies and affairs of the Company. See "THE TRANSACTIONS -- The Stock Purchase Agreements and Exhibits -- The Stockholder Agreement." In particular, the directors designated by Windmere will generally be able to prevent the Company from taking any action requiring Board approval, but will not be able to cause the Company to take any such action unless at least one other director not designated by Windmere also approves such action.

     Windmere's ownership of Common Stock and representation on the Board create a potential conflict of interest with respect to the continuing relationships between Windmere and the Company. In particular, although the directors designated by Windmere will owe a fiduciary duty to all Stockholders of the Company, Windmere and its representatives on the Board may have interests that diverge or even conflict with those of the Company with respect to the Stock Purchase Agreement, the other Transaction Documents and potential corporate opportunities or transactions, including acquisitions of companies or product lines or future issuances of Common Stock.

     The Stockholder Agreement contains provisions designed to protect the existing Stockholders, including: (i) a standstill provision which prohibits Windmere for three years from acquiring more than a 50% interest in the Company (except in limited circumstances); (ii) a provision requiring that after such three-year period, Windmere may only acquire additional shares of Common Stock by making a tender offer and/or by a merger for 100% of the Company's outstanding capital stock; (iii) a provision requiring the Board to include at least four directors who are not designated by Windmere and limiting the number of directors designated by Windmere to 50% of the total number of directors;
(iv) a provision prohibiting Windmere from selling its stock in the Company for three years (except in certain limited circumstances); and (v) a provision requiring all material transactions between the Company and Windmere or any of its affiliates to be approved by a majority of the Company directors not designated by Windmere. The Stockholder Agreement also contains certain additional restrictions on actions by Windmere. See "THE TRANSACTIONS -- The Stock Purchase Agreement and Exhibits -- The Stockholder Agreement."

DIMINISHED ABILITY TO SELL THE COMPANY TO OTHER PARTIES

     By virtue of Windmere's ownership of 50% of the outstanding Common Stock upon consummation of the purchase and sale of the New Issue Shares, a potential buyer would likely be deterred from any effort to acquire the Company absent the consent of Windmere or its participation in the transaction. As a result, the issuance and sale of the New Issue Shares to Windmere and the consummation of the other transactions contemplated by the Stock Purchase Agreement is likely to have the effect of preventing or discouraging an attempt by another person or entity to take over or otherwise gain control of the Company.

LIMITATION ON USE OF NET OPERATING LOSS CARRYFORWARDS

     The Company has net operating losses ("NOLs") of approximately $9.2 million available to offset taxable income recognized by the Company and its subsidiaries in future periods. For Federal income tax purposes, these NOLs will expire between 2006 and 2009. NOLs benefit the Company by offsetting taxable income dollar-for-dollar by the amount of NOLs, thereby eliminating (subject to a relatively minor alternative minimum tax) the 35% federal corporate tax on such income.

     Under Section 382 of the Internal Revenue Code of 1986 (the "IRC"), the benefit of the Company's NOLs can be reduced or eliminated if the Company undergoes an "ownership change," as defined in Section 382. Generally, an "ownership change" occurs if one or more stockholders, each of whom owns 5% or more of a company's capital stock, and certain "public groups," increase their aggregate ownership of the company by more than 50 percentage points over the lowest percentage of stock owned by such stockholders or groups over the preceding three-year period (based on value). If an ownership change of the Company were to occur, the amount of taxable income in any year (or portion of a year) subsequent to the ownership change that could be offset by NOLs or other carryovers existing (or "built-in") prior to such ownership change could not exceed the product obtained by multiplying (i) the aggregate value of the Company's stock immediately prior to the ownership change (with certain adjustments) by (ii) the federal long-term tax exempt rate (currently 5.46%).

     The Company has determined that the issuance and sale of the New Issue Shares to Windmere, when considered together with certain other transactions by 5 percent stockholders during the previous three years, would result in an ownership change of the Company for purposes of Section 382 of the IRC. Because the value of the Company's stock, as well as the federal long-term tax-exempt rate, fluctuate, it is impossible to predict with accuracy the annual limitation upon the amount of taxable income of the Company that could be offset by the Company's NOLs if the issuance and sale of the New Issue Shares were to be consummated. However, based on a current estimate of the value of the Company's stock and the current federal long-term tax exempt rate, both of which are subject to change following the date of this Proxy Statement, the Company presently estimates that such annual limitation would be approximately $900,000. The Company would incur a corporate-level tax in accordance with applicable tax schedules (the current maximum federal rate is 35%) on any taxable income during a given year in excess of such limitation. While the NOLs not used as a result of this limitation remain available to offset taxable income in future years (subject to the NOLs expiration), the effects of the issuance and sale of the New Issue Shares may be to defer the utilization of the NOLs, accelerate the payment of federal income tax, cause a portion of the NOLs to expire prior to their use and reduce stockholders' equity. The Company's ability to use the NOLs, however, depends upon the Company's taxable income during future periods and there can be no assurance that the Company will be able to use all or any portion of the NOLs. Accordingly, the Company cannot presently estimate the effect that the annual limitation on the use of NOLs would have on the Company or whether such limitation would result in a portion of the NOLs expiring prior to their use.

MARKETING COOPERATION AGREEMENT

     The Marketing Cooperation Agreement provides for the Company and Windmere to participate in a variety of mutually satisfactory marketing cooperating efforts designed to expand the market penetration of each party. These efforts may include, among other things, (i) the expansion of distribution bases or channels, (ii) the possible use of co-branding or housebrand strategies for certain products and (iii) the possible coordination of promotional activities. Any transactions between the Company and Windmere arising from such marketing efforts must be approved by a majority of the Company's directors not designated by Windmere. There can be no assurance as to the timing or terms of any such transactions or whether such transactions will contribute to the profitable growth of the Company.

POSSIBLE FUTURE SALES OF COMMON STOCK BY WINDMERE

     Sales of substantial amounts of Common Stock by Windmere in the public market following the Transactions, or the perception that such sales might occur, could adversely affect prevailing market prices of the Common Stock. Pursuant to the Stockholder Agreement, Windmere has agreed not to sell or otherwise transfer any shares of Common Stock except pursuant to certain public offerings or open market transactions after the third anniversary of the closing of the purchase and sale of the New Issue Shares (or such earlier date on which Mr. Dreimann and Mr. Sabin shall have sold or otherwise transferred beneficial ownership of more than an aggregate of 450,000 shares of Common Stock) or in transactions approved by a majority of directors not designated by Windmere.

     The Company is unable to make any prediction as to the effect, if any, that future sales of the Common Stock by Windmere, or the availability of Common Stock for sale by Windmere, will have on the market price of the Common Stock prevailing from time to time.

                                THE TRANSACTIONS

THE COMPANY

     General. The Company designs and markets a broad range of small kitchen appliances and personal and beauty care appliances and decorative quartz wall and alarm clocks under the brand names of Salton(R), Maxim(R), Breadman(TM), Juiceman(TM), Salton Creations(TM), and Salton Time(TM). The kitchen appliances currently marketed by the Company include espresso/cappuccino makers, waffle makers, rice cookers, coffee makers, sandwich makers, toasters, bread makers, Hotray(R) Warming trays, juice extractors, ice cream and yogurt makers, and a wide variety of other food preparation appliances. The Company is also the exclusive licensed retail store distributor of certain products of Popeil Pasta Products, Inc., including the Popeil Pasta Maker and Food Dehydrator, which are marketed under the Salton(R) brand name. In addition, the Company recently announced plans to add a line of small kitchen appliances under the White-Westinghouse(R) name. The Company's personal and beauty care appliances include hair dryers, Wet Tunes(R) shower radios, ProSteam(R) Irons, shavers, curling irons and brushes, makeup mirrors, massagers, manicure systems and facial saunas. The Company contracts for the manufacture of most of its products with independent manufacturers (including Durable) located overseas, primarily in the Far East and Europe. The Company also manufactures and assembles certain appliances in its plant located in Kenilworth, New Jersey.

     The Company was incorporated in Delaware in June 1991. The Company's principal offices are located at 550 Business Center Drive, Mount Prospect, Illinois, and its telephone number is (708) 803-4600.

     Proposed Acquisition. On June 3, 1996, the Company announced that it has agreed in principle to acquire substantially all of the assets and certain liabilities of Block China Corporation ("Block China"). Block China designs and markets table top products, including china, crystal and glassware.

     The consideration to be paid by the Company would consist of $1,485,000 in cash and a warrant to purchase 25,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the closing date of the acquisition. The consideration would also include an earn-out of up to $500,000 and 150,000 shares of Common Stock based on Block China's financial performance over a three-year period.

     The closing of the proposed acquisition is subject to the negotiation of mutually satisfactory definitive documents and the receipt by the parties of certain third party consents. Consummation of the proposed acquisition is not contingent on approval of the Proposal.

     There can be no assurance that the proposed acquisition will be consummated or as to the terms or timing of any such acquisition.

     For further information pertaining to Block China and the proposed acquisition, see "SALTON/MAXIM HOUSEWARES, INC. PRO FORMA FINANCIAL STATEMENTS" and the financial statements of Block China included elsewhere in this Proxy Statement.

     Use of Proceeds. In consideration for the purchase of the New Issue Shares, Windmere will pay to the Company $3,254,286 in cash, the Note in the principal amount of $10,847,620 and 748,112 shares of Windmere Common Stock. After deduction of expenses of the Transactions, which are expected to total approximately $500,000, the net cash proceeds will be used for working capital, capital expenditure requirements, possible strategic acquisitions and other general corporate purposes. Windmere loaned the Company the $3,254,286 cash portion of the consideration in April, 1996. This loan is repayable by the Company upon the earlier of (i) the closing of the Transactions (by offset against the $3,254,286 cash portion of the consideration) or September 30, 1996. See "THE TRANSACTIONS -- Relationships Between the Company and Windmere; Marketing Cooperating Agreement -- Windmere Loan."

     In the event the Company consummates its proposed acquisition of Block China, the Company would use $1,485,000 of the cash proceeds of the Transactions as partial consideration for such acquisition and the remainder of the cash proceeds to retire a portion of Block China's bank debt. See "-- Proposed Acquisition" above and "SALTON/MAXIM HOUSEWARES, INC. PRO FORMA FINANCIAL STATEMENTS."

     Until the cash proceeds are so used, the Company intends to invest the net cash proceeds in short-term money market instruments. The Company does not currently have any other firm commitments or understandings regarding the use of the cash proceeds. The Company may hold or sell the Windmere Common Stock from time to time depending upon, among other things, the Company's working capital needs and market conditions. The Company may also seek to pledge the Windmere Common Stock and the Note to obtain additional or new sources of financing. While the Company has been able to maintain access to external financing sources, no assurance can be given that such access will continue or that the Company will be successful in obtaining new or replacement sources of financing.

WINDMERE

     General. Windmere Corporation is engaged principally in manufacturing and distributing a wide variety of personal care products and household appliances. Windmere designs and manufactures its products for sale to retail stores, distributors and professional beauty supply customers located primarily in the United States, Canada and Europe, with additional distribution in Latin America and the Far East. Windmere's products are sold largely under its Windmere trade name, as well as under other trade names, trademarks and private labels. Windmere also manufactures products on a contract basis for others.

     Windmere was incorporated under the laws of the State of Florida in 1963. The principal executive offices of Windmere are located at 5980 Miami Lakes Drive, Miami Lakes, Florida, 33014, telephone number (305) 362-2611.

     Additional Information. Windmere is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the SEC (collectively, the SEC Reports"). For further information pertaining to Windmere (including financial statements and other financial information), the Windmere Common Stock and related matters, Stockholders are urged to read Windmere's SEC Reports. The SEC Reports can be inspected and copied at the locations specified under "AVAILABLE INFORMATION."

     Certain Factors Affecting Windmere.

          Manufacturing Operations. Windmere's products are primarily manufactured by Durable, its wholly-owned Hong Kong subsidiary, in Bao An County, Guandung Province of the People's Republic, which is approximately 60 miles northwest of central Hong Kong. Windmere has a significant amount of its assets in the People's Republic, primarily consisting of inventory, equipment and molds. Substantially all of Windmere's products are manufactured by Durable and unrelated factories in the People's Republic. Approximately 85% to 90% of Windmere's products are manufactured by Durable. The supply and cost of these products can be adversely affected, among other reasons, by changes in foreign currency exchange rates, increased import duties, imposition of tariffs, imposition of import quotas, interruptions in sea or air transportation and political or economic changes.

          Presently products imported into the U.S. from the People's Republic are subject to favorable duty rates based on the "Most Favored Nation" status of the People's Republic ("MFN Status"). MFN Status is reviewed on an annual basis by the President and Congress and was renewed on May 31, 1996.

          If MFN Status for goods produced in the People's Republic were removed, there would be a substantial increase in tariffs imposed on goods of Chinese origin entering the United States, including those manufactured by Windmere, which could have a material adverse impact on Windmere's revenues and earnings. From time to time, Windmere explores opportunities to diversify its sourcing and/or production of certain products to other low-cost locations or with other third parties or joint venture partners in order to reduce its dependence on production in the People's Republic and/or reduce Durable's dependence on Windmere's existing distribution base. However, at the present time, Windmere intends to continue its production in the People's Republic.

          New Corporate and Management Structure. In February 1996, Windmere implemented a new corporate and management structure which is designed to streamline current operations and facilitate the development of new businesses. Under this plan, Windmere has integrated its sales, marketing, manufacturing and product development processes. Windmere now serves as a holding company and all business units are being combined under a new subsidiary of Windmere, with a restructured management team.

     Windmere and Subsidiaries Selected Financial Data. The following table summarizes certain selected consolidated financial data. The information set forth below should be read in conjunction with the Windmere Corporation and Subsidiaries Consolidated Financial Statements and Notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in Windmere's Annual Report on Form 10-K for the year ended December 31, 1995 and in Windmere's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, which are incorporated herein by reference.

                          THREE MONTHS ENDED
                              MARCH 31,                              YEAR ENDED DECEMBER 31,
                         --------------------     --------------------------------------------------------------
                           1996        1995         1995         1994         1993         1992           1991
                         --------    --------     --------     --------     --------     --------       --------
                                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales............... $ 40,440    $ 37,930     $187,777     $181,112     $170,661     $175,450       $141,608
Equity in net earnings
  (loss) of joint
  ventures.............. $   (225)   $    (15)    $   (393)    $     91     $   (504)    $   (848)      $ (1,020)
Earnings (loss) before
  taxes and minority
  interest.............. $    670    $    564     $ (3,165)    $ 23,131     $ 12,305     $  6,531       $(11,947)
Provision for taxes
  (benefits)............ $    374    $    259     $ (1,281)    $  2,595     $  1,365     $    805       $   (813)
Effective tax rate......       56%         46%       (40.5)%       11.2%        11.0%        10.9%          (7.4)%
Net earnings (loss)..... $    296    $    305     $ (1,884)*   $ 20,537**   $ 11,469***  $ 34,335****   $ (9,488)
Working capital......... $122,924    $128,692     $127,626     $129,281     $117,961     $104,139       $ 96,705
Current ratio........... 8.6 to 1    8.7 to 1     7.5 to 1     7.0 to 1     5.8 to 1     4.8 to 1       4.8 to 1
Property, plant and
  equipment, net........ $ 30,489    $ 28,644     $ 30,485     $ 28,449     $ 25,022     $ 24,546       $ 25,751
Total assets............ $181,566    $191,673     $188,012     $197,124     $180,479     $172,974       $175,836
Long-term debt, deferred
  liabilities and
  minority interest..... $  3,165    $  4,578     $  3,519     $  4,932     $  9,494     $ 12,291       $ 49,999
Common stock in treasury
  -- at cost............ $     --    $     --     $     --     $     --     $     --     $     --       $  7,344
Stockholders' equity.... $162,240    $170,061     $164,931     $170,625     $146,587     $132,922       $100,216
PER SHARE DATA:
Net earnings (loss)..... $    .02    $    .02     $   (.11)*   $   1.17**   $    .71***  $   2.09****   $   (.59)
Cash dividends paid..... $    .05    $    .05     $    .20     $    .15     $     --     $     --       $     --
Book value at end of
  period................ $   9.88    $  10.16     $   9.87     $  10.20     $   9.29     $   8.65       $   6.19
Return on average
  equity................       .2%         .2%          --         12.9%         8.2%        29.4%            --

- ---------------
   * Includes a non-recurring loss on the sale of an other asset of $5,280,000, or $.31 per share.

  ** Includes a non-recurring gain on the sale of Hong Kong office space of $7,810,500, or $.45 per share.

 *** Includes cumulative effect of accounting change benefit of $1,731,100, or $.11 per share.

**** Includes extraordinary credit from litigation settlement of $29,648,800, or $1.82 per share.

     Source of Funds. Windmere will require cash in the amount of $3,254,286 to purchase the New Issue Shares. Windmere has informed the Company that it expects that such cash will be provided by cash on hand, borrowings or other sources, or a combination thereof. The obligations of Windmere under the Stock Purchase Agreement are not conditioned upon the ability of Windmere to finance the purchase of the New Issue Shares.

     The remainder of the consideration paid by Windmere for the purchase of the New Issue Shares will consist of the Note in the principal amount of $10,847,620 and 748,112 shares of Windmere Common Stock. Windmere has informed the Company that it expects to fund principal and interest payments required under the Note with cash on hand, borrowings or other sources, or a combination thereof.

FEDERAL INCOME TAX ASPECTS OF THE TRANSACTIONS

     The Company will not recognize any gain or loss upon the issuance and sale of the New Issue Shares. However, the Company has determined that the issuance and sale of the New Issue Shares would trigger limitations under the IRC on the Company's ability to utilize operating NOLs. See "RISK FACTORS -- Limitation on Use of Net Operating Loss Carryforwards."

     The Company will recognize taxable income upon receipt of any dividends on the Windmere Common Stock held by the Company and interest payments on the Note. The Company will also recognize gain or loss upon any sale of the shares of Windmere Common Stock. The basis of the shares of Windmere Common Stock received by the Company will be equal to the fair market value of those shares on the closing date of the purchase and sale of the New Issue Shares. Such gain or loss would be a capital gain or loss.

ACCOUNTING TREATMENT

     The consideration to be received by the Company in connection with the issuance and sale of the New Issue Shares will be allocated as follows: (i) $.01 per share of the New Issue Shares will be allocated to stated capital and (ii) the balance, less expenses incurred by the Company on account of the issuance and sale of the New Issue Shares, will be allocated to additional paid-in-capital. For purposes of this allocation, the consideration consisting of Windmere Common Stock will be determined based on the market price of such stock on the closing date of the issuance and sale of the New Issue Shares.

     After the issuance and sale of the New Issue Shares, the business of the Company will continue to be reflected in the separate financial statements of the Company.

OTHER MATTERS

     The Company has received a letter from Genesis Partners, Inc. ("Genesis") alleging that it is entitled to a fee of 2% of the total consideration received by the Company in connection with the issuance and sale of the New Issue Shares and requesting arbitration if such fee is not paid upon closing of the Transactions. Genesis was engaged by the Company on December 1, 1993 to render non-exclusive consulting services with respect to sales, mergers, acquisitions and general corporate finance matters. The Company's engagement letter with Genesis provides for a 2% fee in the event of any sale, merger, acquisition and/or similar private transaction involving the Company which Genesis arranged for, advised on or otherwise introduced to the Company. Pursuant to such engagement, Genesis was authorized to, and purportedly did, contact Windmere and certain other entities. However, Genesis did not at any time arrange for, advise concerning, or otherwise introduce any transaction between the Company and Windmere or any other entity. The terms of the engagement expired on November 30, 1994, more than a year before the Company's earliest discussion with Windmere concerning its possible acquisition of a 50% interest in the Company. Furthermore, the Transactions involve the formation of a strategic relationship (not a sale, merger, acquisition or similar transaction). Accordingly, the Company does not believe that Genesis is entitled to any fee in connection with the Transactions, which arose from the Company's close working relationship with Durable and the Company's improved financial performance. The Company intends to vigorously defend against any claim by Genesis relating to the Transactions.

THE STOCK PURCHASE AGREEMENT AND EXHIBITS

     The following description of the Stock Purchase Agreement and exhibits does not purport to be complete and is qualified in its entirety by reference to the text of the Stock Purchase Agreement, Amendment No. 1 to the Stock Purchase Agreement, the Note, the Stockholder Agreement and the Registration Rights Agreement attached hereto as Annexes B, C, D, E and F, respectively.

     General; Option; Repurchase Option. The Stock Purchase Agreement provides for the issuance and sale of the New Issue Shares to Windmere for $3,254,286 in cash, the Note in the amount of $10,847,620 and 748,112 shares of Windmere Common Stock. The Stock Purchase Agreement also provides for the grant of the Option to Windmere, which enables Windmere to purchase up to 485,000 shares of Common Stock at an exercise price of $4.83 per share, such Option to be exercisable only if and to the extent that stock options to purchase shares of Common Stock outstanding on the date of the Stock Purchase Agreement are exercised.

     The Stock Purchase Agreement provides that upon a Change in Control (as defined therein) of Windmere, the Company will have the option, but not the obligation, to purchase all, or a portion, of the shares of Common Stock then owned by Windmere at a per share price equal to the book value per share of the Company's outstanding Common Stock upon such Change in Control. This option may be exercised within ten days following any Change in Control.

     Conditions to Purchase and Sale of the New Issue Shares. In addition to the condition that the parties deliver and perform the several exhibits to the Stock Purchase Agreement and the Marketing Cooperation Agreement, the obligations of the Company to issue and sell, and of Windmere to purchase, the New Issue Shares are subject to satisfaction or waiver of the following conditions on or prior to the closing of the purchase and sale of the New Issue Shares: (i) approval of the Stock Purchase Agreement and the transactions contemplated thereby by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Special Meeting; (ii) all material filings with all federal, state or local governments or courts, tribunals, administrative agencies or commissions or other governmental authorities or agencies, domestic or foreign (a "Governmental Authority") required to be made in connection with the transactions contemplated by the Stock Purchase Agreement shall have been made, and all waiting periods thereunder shall have expired or terminated and all material orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the date of such closing shall have been issued; and (iii) none of the parties shall be subject to any statute, rule, regulation, decree, ruling, injunction or other order issued by any Governmental Authority which prohibits, restrains, enjoins or restricts the consummation of the transactions contemplated by the Stock Purchase Agreement.

     The obligation of Windmere to purchase the New Issue Shares is subject to the satisfaction or waiver of the following conditions on or prior to the closing of the purchase and sale of the New Issue Shares: (i) the representations and warranties of the Company set forth in the Stock Purchase Agreement shall be true and correct in all material respects; (ii) the New Issue Shares shall have been included for listing on the Nasdaq National Market; and
(iii) there shall have not occurred any material adverse change in the business, properties, assets, financial condition or results of operations of the Company since July 1, 1995.

     The obligation of the Company to issue and sell the New Issue Shares is subject to the satisfaction or waiver of the following conditions on or prior to the closing of the purchase and sale of the New Issue Shares: (i) the representations and warranties of Windmere set forth in the Stock Purchase Agreement shall be true and correct in all material respects; (ii) the shares of Windmere Common Stock issued to the Company shall have been approved for listing on the NYSE; (iii) there shall have not occurred any material adverse change in the business, properties, assets, financial condition or results of operations of Windmere since December 31, 1994; (iv) the Registration Statement shall have become effective under the Securities Act; (v) the Board shall have received from an investment banking firm satisfactory to the Board a written opinion addressed to the Board immediately prior to the closing of the purchase and sale of the New Issue Shares and dated such date substantially to the effect that the consideration to be paid by Windmere for the New Issue Shares is fair to the Company from a financial point of view, and such opinion shall not have been withdrawn or materially modified; and (vi) the receipt of certain waivers or amendments of any restrictions in the Company's credit agreements required to permit the transactions contemplated by the Stock Purchase Agreement.

     The Company and Windmere filed the required Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with the Federal Trade Commission and the Department of Justice and, on April 27, 1996, the applicable waiting period under such Act expired. The Company is not aware of any other federal or state regulatory approval which is necessary in connection with the Transactions.

     Representations and Warranties. The Stock Purchase Agreement contains various customary representations and warranties of the parties thereto, including representations by each of the Company and Windmere as to (i) the absence of a material adverse change to such party (since July 1, 1995 in the case of the Company and December 31, 1994 in the case of Windmere) and (ii) the absence (since July 1, 1995 in the case of the Company and December 31, 1994 in the case of Windmere) of certain changes or events concerning such party's business, litigation, compliance with laws, employee benefit plans, labor relations and taxes.

     Conduct of Business of the Company. The Stock Purchase Agreement provides that until the closing of the purchase and sale of the New Issue Shares, the Company and each of its subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Accordingly, except as otherwise expressly approved by Windmere in writing, neither the Company nor any of its subsidiaries may, prior to such closing, engage or agree to engage in any of an enumerated list of transactions generally characterized as being outside the ordinary course of business. Such transactions requiring Windmere's prior approval include, without limitation (but subject to certain exceptions stated in the Stock Purchase Agreement), (i) payment of dividends or other distributions on any capital stock, (ii) securities issuances, (iii) amendments to charter or organizational documents, (iv) new borrowings, loans or investments, (v) changes to compensation or benefits arrangements for any director, officer or employee, and
(vi) business combinations or sales or acquisitions of substantial assets.

     Other Potential Bidders. The Stock Purchase Agreement required the Company and its officers, directors, employees, representatives and agents to immediately cease any discussions or negotiations with any parties that may be ongoing with respect to any inquiry, proposal or offer relating to (i) any direct or indirect acquisition or purchase of 15% or more of the consolidated assets of the Company and its subsidiaries or 15% or more of any class of equity securities of the Company or any of its Significant Subsidiaries, (ii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its Significant Subsidiaries, (iii) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by the Stock Purchase Agreement, or (iv) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the issuance of the New Issue Shares or which would reasonably be expected to dilute materially the benefits to Windmere of the transactions contemplated thereby (each a "Third Party Acquisition Proposal"). The Company may not (i) solicit, initiate or knowingly encourage the submission of any Third Party Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Third Party Acquisition Proposal; provided, however, that to the extent required by the fiduciary obligations of the Board, based on the advice of outside counsel, the Company may, (A) in response to requests therefor, furnish non-public information with respect to the Company to any person pursuant to a customary confidentiality agreement (as determined by the Company's outside counsel) and discuss such information with such person and (B) upon receipt by the Company of a Third Party Acquisition Proposal, participate in negotiations and discussions regarding such Third Party Acquisition Proposal. Notwithstanding the foregoing, if the Company receives a bona fide Third Party Acquisition Proposal that the Board determines in its good faith reasonable judgment to be more favorable to the Company and/or the Stockholders than the transactions contemplated by the Stock Purchase Agreement (a "Superior Proposal"), the Board may, to the extent required under its fiduciary duties as determined in good faith by the Board based on the advice of outside counsel, withdraw or modify its approval or recommendation of the Stock Purchase Agreement or the transactions contemplated thereby, approve or recommend such Superior Proposal, enter into an agreement with respect to such Superior Proposal, approve the solicitation of additional Third Party Acquisition Proposals or other investment proposals and/or terminate the Stock Purchase Agreement.


     Termination. The Stock Purchase Agreement provides that either Windmere or the Company may terminate its obligations thereunder: (i) if the purchase by Windmere of the New Issue Shares is not completed by July 1, 1996 (which was subsequently extended to July 15, 1996) unless the failure to consummate such purchase is the result of a breach of any material obligation under the Stock Purchase Agreement by the party seeking to terminate the Stock Purchase Agreement; (ii) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the purchase and sale of the New Issue Shares, and such order, decree, ruling or other action shall have become final and nonappealable; or (iii) if, upon a vote at the Special Meeting, any required approval of the Stockholders is not obtained.

     Windmere may terminate its obligations under the Stock Purchase Agreement:
(i) if the Board has withdrawn or modified in a manner adverse to Windmere its approval of the purchase and sale of the New Issue Shares or the Stock Purchase Agreement, or approved or recommended any Third Party Acquisition Proposal, or resolved to take any of the foregoing actions; or (ii) if the Company shall have entered into any agreement with respect to any Superior Proposal. The Company may terminate its obligation to sell and issue the New Issue Shares if the Company has received a Superior Proposal or has withdrawn or modified its approval or recommendation of the Stock Purchase Agreement or the transactions contemplated thereby in accordance with the Stock Purchase Agreement.

     Transaction Expenses. The Stock Purchase Agreement provides that each of the parties will pay its own expenses incurred in connection with the Stock Purchase Agreement and the effectuation of the transactions contemplated thereby.

     The Company currently estimates that its transaction expenses will be approximately $500,000.

     The Note. The Note in the principal amount of $10,847,620 to be issued to the Company by Windmere as partial consideration for the purchase of the New Issue Shares is payable five years from the closing of the purchase and sale of the New Issue Shares and bears interest at 8% per annum payable quarterly. The
Note is subordinated to Windmere's indebtedness to its senior lender and any indebtedness incurred by Windmere from time to time in connection with any other credit facility with any financial institution or bank; provided that the aggregate amount of such senior indebtedness shall not exceed $50,000,000. The subordination provisions of the Note prohibit Windmere from, among other things, making any payment under the Note during any 180 day period ("Payment Blockage Period") after Windmere receives notice from any holder of senior indebtedness that an event of default has occurred and is continuing with respect to such indebtedness; provided that no more than one Payment Blockage Period may exist during any 360 day period. The Note is secured, subject to the subordination provisions discussed above, by all of the inventory, equipment, fixtures, accounts receivable and general intangibles of Windmere and its domestic subsidiaries and is guaranteed by such domestic subsidiaries. Pursuant to the Note, and subject to the subordination provisions, the Company may declare all amounts owing to it to be immediately due and payable in the event that, among other things, the consolidated tangible net worth of Windmere and its domestic subsidiaries (excluding real property) determined in accordance with generally accepted accounting principles shall at any time be less than $40,000,000. At the time of such an acceleration by the Company, Windmere's senior indebtedness could exceed its consolidated tangible net worth, in which event it is possible that the Company would be unable to obtain any recovery. The Note may be prepaid at any time by Windmere without premium or penalty.

     The Stockholder Agreement. The Stockholder Agreement required under the terms of the Stock Purchase Agreement to be executed and delivered at the closing of the issuance and sale of the New Issue Shares provides, among other things, for the following:

          Standstill. During the period of three years after the closing of the purchase and sale of the New Issue Shares (the "Standstill Period"), neither Windmere nor any of its affiliates will, directly or indirectly, acquire beneficial ownership of any equity securities of the Company or interest therein, except in enumerated circumstances, including (i) purchases pursuant to the Option, (ii) purchases to restore Windmere's previous ownership interest upon certain issuances of shares of voting stock of the Company, as described below, and (iii) transactions approved by a majority of the directors not designated by Windmere.

          Until Windmere's percentage of the total number of votes that may be cast in an election of directors of the Company at any meeting of Stockholders of the Company (the "Windmere Interest") has been less than 30% for a period of ten consecutive days, if the number of outstanding shares of voting stock is increased through the issuance of additional shares, excluding issuances pursuant to exercise of stock options outstanding on February 27, 1996 or pursuant to stock splits or stock dividends issued or distributed proportionately on all outstanding shares, then in connection with each such issuance, Windmere and its affiliates will have the right, but not the obligation, for designated periods, to purchase in the open market at any available price, up to the number of additional shares that is necessary solely as a result of such issuance to restore the Windmere Interest to the same percentage as existed immediately prior to such issuance.

          Additionally, unless the Windmere Interest has been less than 30% for a period of ten consecutive days, in the event that a third party shall make an offer to acquire a 20% or greater interest in equity securities of the Company, Windmere and/or its affiliates shall be permitted to make a competing offer and acquire equity securities pursuant to such offer, subject to certain conditions, including, without limitation, that (a) the third party offer is approved or recommended by a majority vote of the directors not designated by Windmere, (b) such third party offer is not withdrawn, terminated or consummated prior to Windmere making a competing offer and (c) if the third party offer is withdrawn or terminated before Windmere acquires equity securities of the Company pursuant to the competing offer, the Board determines in good faith that such third party offer was withdrawn or terminated primarily as a result of Windmere's competing offer having superior terms to or a substantially greater likelihood of success than such third party offer.

          After the Standstill Period, Windmere shall not acquire or offer to acquire any equity securities, if, as the result of or after giving effect to such acquisition, Windmere's Interest would exceed its percentage interest on the last day of the Standstill Period, except pursuant to a tender offer and/or merger which would result in Windmere and/or its affiliates owning 100% of the Company's equity securities.

          Transfer Restriction. Windmere may not sell or otherwise transfer (except to an affiliate of Windmere that agrees to be bound by the Stockholder Agreement) any of the Company's equity securities, or interest therein, except pursuant to certain public offerings or open market transactions after the third anniversary of the closing of the purchase and sale of the New Issue Shares (or such earlier date on which Mr. Dreimann and Mr. Sabin shall have sold or otherwise transferred beneficial ownership of more than an aggregate of 450,000 shares of Common Stock) or in transactions approved by a majority of directors not designated by Windmere.

          Board Representation. Windmere will have the right to designate that number of directors that will result in the total number of directors designated by Windmere being equal to the product (rounded up to the nearest whole number) of (i) the total number of directors at that time, and (ii) the Windmere Interest at that time; provided that the number of directors designated by Windmere will in no event exceed 50% of the total number of directors. While entitled to Board representation, Windmere will also be entitled to designate that number of its director designees to serve on each committee of the Board so that such designees constitute the same percentage of such committee as is on the Board; provided that the number of directors designated by Windmere cannot exceed 50% of the directors on such committee.

          Windmere designees will be placed on the Board promptly following the consummation of the Transactions. In future years, Windmere designees will be nominated to the Board by the Company as part of its slate of nominees, and Windmere will be required to vote its shares for such slate. As of the date hereof, Windmere did not indicate that it had selected any director designees, and neither the Company nor the Board has any approval rights with respect thereto.

          After the closing and at all times until the Windmere Interest is less than 15% for a period of at least 30 consecutive days, the Board must include at least four directors who are not designated by Windmere (each, a "Company Director"). The Company's four current directors, Messrs. Leonhard Dreimann, David C. Sabin, Frank Devine and Bert Doornmalen, are expected to continue to serve on the Board following the Transactions and would be "Company Directors" for purposes of the foregoing.

          Certain Restrictions on Actions by Windmere. The Stockholder Agreement provides that neither Windmere nor its affiliates will, directly or indirectly: (a) solicit, initiate or participate in any solicitation of proxies or become a participant in any election contest; call, or in any way participate in a call for, any special meeting of Stockholders of the Company (or take any action with respect to acting by written consent of the Company's Stockholders); request, or take any action to obtain or retain any list of holders of any securities of the Company; or initiate or propose any Stockholder proposal or participate in the making of, or solicit Stockholders for the approval of, one or more stockholder proposals; (b) deposit any voting stock in a voting trust or subject the same to any voting agreement or arrangements, except as provided in the Stockholder Agreement; (c) form, join, or in any way participate in a "group" (as defined therein) with respect to any voting stock; (d) seek Board representation or the removal of any Company Directors or a change in the composition or size of the Board (other than as necessary to obtain the Board representation to which it is entitled under the Stockholder Agreement); (e) take any action, or disclose any intent, purpose, plan or proposal, with respect to the Stockholder Agreement, the Company or its affiliates or the Board, management, policies, affairs, securities or assets of the Company or its affiliates that is inconsistent with the Stockholder Agreement; or (f) assist, advise, encourage or act in concert with any person with respect to, or seek to do, any of the foregoing. Notwithstanding the foregoing, however, the Stockholder Agreement provides that nothing therein will (i) prevent Windmere or its affiliates from voting their respective shares, or taking such other action as it may deem necessary or appropriate to cause the election as directors of those persons Windmere is entitled to designate pursuant to the Stockholder Agreement, (ii) prevent Windmere from taking any action which the Board of Directors of Windmere in good faith, based upon the advice of outside counsel, determines is required by the fiduciary obligations of Windmere as a stockholder of the Company to the Stockholders or (iii) prohibit or restrict any action taken by Windmere or any of its affiliates in connection with the exercise of the rights of Windmere and its affiliates specifically permitted by the Stockholder Agreement. The Stockholder Agreement further provides that except as specifically otherwise set forth therein, Windmere and its affiliates will vote any voting stock of the Company beneficially owned by them in connection with any matter or proposal submitted to a vote of stockholders of the Company but not sponsored or supported by the Board either (a) in accordance with the recommendation of a majority of the Board, or (b) in the absence of a recommendation of a majority of the Board, then proportionately in accordance with the votes of all stockholders of the Company who have voted with respect to such matter or proposal; provided that except as otherwise set forth in the Stockholder Agreement, Windmere and its affiliates may vote such stock in their sole direction so long as Windmere is not entitled to designate, and has not designated, 50% of the total number of directors serving on the Board.

          Material Transactions. The Stockholder Agreement provides that neither Windmere nor any of its affiliates shall engage in any material transaction with the Company or any of its subsidiaries unless such transaction has been approved by a majority of the Company Directors or, in the case of a series of related transactions, is in accordance with guidelines approved by a majority of the Company Directors. "Material transaction" shall generally mean (i) any amendment to, or termination of, the Stockholder Agreement or any of the other Transaction Documents and (ii) any transaction between the Company, any of its subsidiaries or the Stockholders (as such), on the one hand, and Windmere or any of its affiliates, on the other hand; provided, that "material transaction" shall not include any (a) transactions with Stockholders which are expressly permitted by the Stockholder Agreement, (b) transactions in accordance with the terms of the other Transaction Documents and (c) other transactions or series of related transactions involving payments by or obligations or transfer of property of the Company with an aggregate value less than $100,000.

          Termination of Certain Rights. The rights and obligations of the Company and Windmere with respect to Board representation and certain covenants under the Stockholder Agreement generally terminate at the first time after the date of such Agreement that the Windmere Interest is less than 15% for a period of at least 30 consecutive days.

     Registration Rights Agreement. The Registration Rights Agreement required under the terms of the Stock Purchase Agreement to be executed and delivered at the closing of the issuance and sale of the New Issue Shares provides, among other things, for the following:

     Pursuant to the Registration Rights Agreement, Windmere shall have the right to require the Company to file a registration (a "Demand Registration") under the Securities Act, for any or all of the Common Stock acquired by it or its affiliates from time to time not in violation of the Stock Purchase Agreement or the Stockholder Agreement (the "Registrable Shares"). The right to a Demand Registration is limited, however, in that, among other things, (i) it may be invoked in each instance only with respect to that number of Registrable Shares which has an aggregate market value of at least $2,500,000, (ii) the Company is not required to honor a Demand Registration request within 9 months of the effectiveness of a previous Demand Registration, (iii) the Company may defer its obligation to honor a Demand Registration request for up to 180 days if a majority of the Company Directors determines in good faith that a registration would require public disclosure of material non-public information related to a significant pending transaction of the Company that would be impaired by such disclosure and (iv) the Company is not required to effect more than five Demand Registrations. Windmere shall also have the right, with respect to other registered offerings of Common Stock for cash (other than registered offerings relating to employee benefit plans), to require the Company to include Registrable Shares in such offering (together with Demand Registrations, "Registrations"), subject to a reduction of the included Registrable Shares, pro rata with the shares of other stockholders entitled to include shares of Common Stock in such registered offering, if the managing underwriter determines in its reasonable judgment that marketing factors require a limitation of the number of shares of Common Stock that can be included in the offering. Windmere's right to register the Registrable Shares under the Registration Rights Agreement does not commence until the third anniversary of the closing of the purchase and sale of the New Issue Shares (or such earlier date on which Mr. Dreimann and Mr. Sabin shall have sold or otherwise transferred beneficial ownership of more than an aggregate of 450,000 shares of Common Stock). The Registration Rights Agreement provides that expenses relating to Registrations (other than selling expenses and commissions) will generally be payable by the Company and otherwise contains terms that are generally customary in registration rights agreements of its type.

RELATIONSHIPS BETWEEN THE COMPANY AND WINDMERE; MARKETING COOPERATION AGREEMENT

     Existing Relationships. The Company has used Durable to manufacture certain of its products. Payments by the Company to Durable during fiscal 1993, 1994 and 1995 and the thirty-nine weeks ended March 30, 1996 totaled $1,832,029, $1,251,213 and $2,088,811 and $2,367,185, respectively.

     Open Account Credit Purchases. Windmere and the Company have entered into an agreement dated April 8, 1996 pursuant to which Windmere has agreed to extend to the Company a credit line of up to $1,000,000 until the closing of the issuance and sale of the New Issue Shares. Such credit line is to be used exclusively for the purpose of purchasing products manufactured and sold by Durable. Windmere has agreed that, after the closing of the issuance and sale of the New Issue Shares, such credit line will be increased to $2,500,000; provided, however, that Windmere may increase or decrease such credit line from time to time as it, in its sole discretion, deems necessary or desirable. The Company is required to pay in full the total amount of each invoice from Durable within thirty days from the date of such invoice.

     Windmere Loan. Windmere and the Company have entered into a loan agreement dated April 8, 1996 pursuant to which Windmere loaned $3,254,286 to the Company (the "Loan"), the proceeds of which are to be used by the Company for working capital purposes and other corporate purposes. The principal balance of the Loan, together with all interest accrued thereon at 8% per annum, is due and payable upon the closing of the issuance and sale of the New Issue Shares; provided, however, that upon the request of the Company, Windmere will apply the $3,254,286 cash portion of the consideration to be paid by Windmere for the New Issue Shares against the total amount outstanding and due under the Loan upon such closing. In the event that the Stock Purchase Agreement is terminated for any reason, then (i) the entire principal balance of the Loan, together with interest accrued thereon, will be due and payable on September 30, 1996, and
(ii) the Company will issue to Windmere options to purchase up to 75,000 shares of Common Stock, which options will be immediately exercisable at an exercise price of $3.00 per share.

     The Loan is subordinated to the Company's indebtedness to its senior lenders and, subject to such subordination, is secured by all of the inventory, equipment, fixtures, accounts receivable and general intangibles of the Company.

     Marketing Cooperation Agreement. The Marketing Cooperation Agreement required under the terms of the Stock Purchase Agreement to be executed and delivered at the closing of the issuance and sale of the New Issue Shares provides, among other things, for the following:

     Pursuant to the Marketing Cooperation Agreement, until Windmere's interest in the Company is less than 30% for at least ten consecutive days, each of the Company and Windmere has agreed to participate in a variety of mutually satisfactory marketing cooperation efforts designed to expand the market penetration of each party through, among other things: (i) the expansion of distribution bases or channels; (ii) the possible use of co-branding or housebrand strategies for certain products; and (iii) the possible coordination of promotional activities. Notwithstanding the foregoing, any transaction or series of related transactions between the Company and Windmere arising from or relating to any such marketing cooperation efforts must be approved by a majority of the Company Directors.

     This description of the Marketing Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Marketing Cooperation Agreement attached hereto as Annex G.

                         SALTON/MAXIM HOUSEWARES, INC.
                       SELECTED HISTORICAL FINANCIAL DATA

     The following selected financial data of the Company for the fiscal years ended July 1, 1995, July 2, 1994, June 26, 1993, June 27, 1992 and June 29, 1991
are derived from the audited financial statements of the Company. The selected financial data of the Company for the thirty-nine weeks ended March 30, 1996 and April 1, 1995 are unaudited and were prepared by management on the same basis as the audited financial statements included elsewhere in this Proxy Statement and, in the opinion of the Company, include all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the information set forth therein. The results for the thirty-nine weeks ended March 30, 1996 are not necessarily indicative of the results to be expected for the full fiscal year ending June 29, 1996. The following information should be read in conjunction with the financial statements of the Company and notes thereto included elsewhere in this Proxy Statement.

                                    THIRTY-NINE
                                    WEEKS ENDED                            FISCAL YEARS ENDED
                               ---------------------     ------------------------------------------------------
                               MARCH 30,    APRIL 1,     JULY 1,    JULY 2,    JUNE 26,    JUNE 27,    JUNE 29,
                                 1996         1995        1995       1994        1993        1992        1991
                               ---------    --------     -------    -------    --------    --------    --------
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales....................   $79,844     $ 62,429     $76,991    $48,807    $ 50,661    $ 48,699    $ 52,677
Cost of goods sold...........    55,320       45,288      55,552     37,333      39,814      37,711      36,117
Distribution expenses........     4,426        3,512       4,569      3,412       3,746       3,323       2,807
                                -------     --------     -------    -------    --------    --------    --------
Gross profit.................    20,098       13,629      16,870      8,062       7,101       7,665      13,753
Selling, general, and
  administrative expenses....    14,345        9,572      13,142      8,470       8,467       9,525       8,079
Nonrecurring plant
  consolidation cost.........                                                                                69
Operating income (loss)......     5,753        4,057       3,728       (408)     (1,366)     (1,860)      5,605
Interest expense.............     2,976        2,333       3,057      2,047       1,643       2,258       3,160
Class action lawsuit
  expense....................                                           489         142         749
                                -------     --------     -------    -------    --------    --------    --------
Income (loss) before taxes,
  minority interest, and
  extraordinary item.........     2,777        1,724         671     (2,944)     (3,151)     (4,867)      2,445
Income taxes.................        90           20          20                                            447
Minority interest............                                                                             1,328
                                -------     --------     -------    -------    --------    --------    --------
Income (loss) before
  extraordinary item.........     2,687        1,704         651     (2,944)     (3,151)     (4,867)        670
Extraordinary item -- income
  tax benefit from operating
  loss carry-forwards........                                                                               425
                                -------     --------     -------    -------    --------    --------    --------
Net income (loss)............   $ 2,687     $  1,704     $   651    $(2,944)   $ (3,151)   $ (4,867)   $  1,095
                                =======     ========     =======    =======    ========    ========    ========
Increase in value of
  Westinghouse warrant.......                                                                 3,286
                                                                                           --------
Net loss to stockholders
  after repurchase of
  warrant....................                                                              $ (8,153)
                                                                                           ========
Weighted average shares
  outstanding................     6,584        5,337       5,901      5,050       4,950       4,115       1,963
Income (loss) before
  extraordinary item per
  share......................      $.41         $.32       $0.11     $(0.58)     $(0.64)     $(1.18)      $0.34
Net income (loss) per
  share......................       .41          .32        0.11      (0.58)      (0.64)      (1.18)       0.56
Net income (loss) available
  to stockholders after
  repurchase of warrant......       .41          .32        0.11      (0.58)      (0.64)      (1.98)       0.56
BALANCE SHEET DATA:
Working capital..............   $ 9,579     $ 11,188     $ 9,072    $ 9,290    $ 10,768    $ 15,127    $  2,582
Total assets.................    55,708       40,661      41,121     38,635      35,797      40,652      30,329
Long-term debt...............       500        1,500         900      4,374         974       2,974       6,724
Stockholders' equity.........    18,017       16,382      15,329     10,736      13,638      16,789          68

                         SALTON/MAXIM HOUSEWARES, INC.
                        PRO FORMA SUMMARY FINANCIAL DATA

     The following table sets forth certain summary pro forma financial data of the Company for the thirty-nine weeks ended March 30, 1996 and the year ended July 1, 1995. The pro forma information gives effect to the current assumptions relating to the issuance and sale of the New Issue Shares and the proposed acquisition of Block China as described under "Salton/Maxim Housewares, Inc. Notes to Pro Forma Financial Statements." The summary information has been derived from and should be read in conjunction with the pro forma financial statements included herein and the financial statements included elsewhere in this Proxy Statement.


                                                                  THIRTY-NINE
                                                                  WEEKS ENDED       FISCAL YEAR ENDED
                                                                 MARCH 30, 1996       JULY 1, 1995
                                                                 --------------     -----------------
                                                                   (IN THOUSANDS, EXCEPT PER SHARE
                                                                                DATA)
STATEMENT OF OPERATIONS DATA:
Net sales.......................................................       $92,676             $92,487
Cost of goods sold..............................................        63,248              65,311
Distribution expenses...........................................         5,380               5,738
                                                                       -------             -------
Gross profit....................................................        24,048              21,438
Selling, general and administrative expenses....................        17,769              17,279
                                                                       -------             -------
Operating income................................................         6,279               4,159
Interest expense, net...........................................         2,681               2,664
Other income, net...............................................            82                  13
Dividend income.................................................           112                 150
                                                                       -------             -------
Income before taxes.............................................         3,792               1,658
Income taxes....................................................           790                 248
                                                                       -------             -------
                                                                       $ 3,002             $ 1,410
Net income......................................................       =======             =======
Weighted average common and common equivalent shares
  outstanding...................................................    13,092,355          12,409,705
Net income per common and common equivalent share...............         $0.23               $0.11
BALANCE SHEET DATA:
Cash............................................................       $     0
Working capital.................................................        10,788
Investment in Windmere Common Stock.............................        10,941
Total assets....................................................        74,433
Long-term debt..................................................           920
Stockholders' equity............................................        31,712
Book value per common and common share equivalent...............          2.42

                         SALTON/MAXIM HOUSEWARES, INC.
                         PRO FORMA FINANCIAL STATEMENTS

    The pro forma statements of operations for the thirty-nine weeks ended March 30, 1996 and the fiscal year ended July 1, 1995 give effect to the current assumptions relating to the Transactions and the proposed acquisition of Block China as described under "Salton/Maxim Housewares, Inc. Notes to Pro Forma Financial Statements" below, assuming the Transactions and such proposed acquisition had occurred as of July 3, 1994. The pro forma balance sheet gives effect to the current assumptions relating to the Transactions and the proposed acquisition of Block China as if they had occurred on March 30, 1996.
    The pro forma financial statements have been derived from and should be read in conjunction with the historical financial statements included elsewhere herein. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial position that would have occurred had the Transactions and the proposed acquisition of Block China been consummated on the dates assumed; nor is the pro forma information intended to be indicative of the Company's future results of operations or financial position.
                       PRO FORMA STATEMENT OF OPERATIONS
             FOR THIRTY-NINE WEEKS ENDED MARCH 30, 1996 (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                      PROPOSED ACQUISITION          PRO FORMA
                                                                                         OF BLOCK CHINA             TO REFLECT
                                               THE TRANSACTIONS                   -----------------------------  THE TRANSACTIONS
                                               -----------------    PRO FORMA       BLOCK                        AND THE PROPOSED
                                    COMPANY     PRO FORMA         TO REFLECT THE  HISTORICAL   PRO FORMA          ACQUISITION OF
                                   HISTORICAL  ADJUSTMENTS  NOTE   TRANSACTIONS    (NOTE 8)   ADJUSTMENTS  NOTE    BLOCK CHINA
                                   ----------  -----------  ----  --------------  ----------  -----------  ----  ----------------
Net sales.........................   $79,844           $                $79,844     $12,832           $                 $92,676
Cost of goods sold................    55,320                            55,320        7,928                              63,248
Distribution expenses.............     4,426                             4,426          954                               5,380
Gross profit......................    20,098                            20,098        3,950                              24,048
Selling, general and
  administrative expenses.........    14,345                            14,345        3,251        173       9           17,769
Operating income..................     5,753                             5,753          699       (173)                   6,279
Interest expense, net.............     2,976        (651)     1          2,325          363         (7)     10            2,681
Other income, net.................                                                       82                                  82
Dividend income...................                   112      2            112                                              112
Income before taxes...............     2,777         763                 3,540          418       (166)                   3,792
Income taxes......................        90         656      3            746            2         42      11              790
Net income........................   $ 2,687       $ 107               $ 2,794       $  416      $(208)                 $ 3,002
Weighted average common and common
  equivalent shares outstanding... 6,583,783                        13,092,355                                       13,092,355
Net income per common and common
  equivalent share................     $0.41                             $0.21                                            $0.23


                       PRO FORMA STATEMENT OF OPERATIONS
                 FOR FISCAL YEAR ENDED JULY 1, 1995 (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                      PROPOSED ACQUISITION          PRO FORMA
                                                                                         OF BLOCK CHINA             TO REFLECT
                                               THE TRANSACTIONS                   -----------------------------  THE TRANSACTIONS
                                               -----------------    PRO FORMA       BLOCK                        AND THE PROPOSED
                                    COMPANY     PRO FORMA         TO REFLECT THE  HISTORICAL   PRO FORMA          ACQUISITION OF
                                   HISTORICAL  ADJUSTMENTS  NOTE   TRANSACTIONS    (NOTE 8)   ADJUSTMENTS  NOTE    BLOCK CHINA
                                   ----------  -----------  ----  --------------  ----------  -----------  ----  ----------------
Net sales.........................   $76,991           $                $76,991     $15,496           $                 $92,487
Cost of goods sold................    55,552                            55,552        9,759                              65,311
Distribution expenses.............     4,570                             4.570        1,168                               5,738
Gross profit......................    16,869                            16,869        4,569                              21,438
Selling, general and
  administrative expenses.........    13,141                            13,141        3,908        230       9           17,279
Operating income..................     3,728                             3,728          661       (230)                   4,159
Interest expense, net.............     3,057        (868)     1          2,189          479         (4)     10            2,664
Other income, net.................                                                       13                                  13
Dividend income...................                   150      2            150                                              150
                                     -------
Income before taxes...............       671       1,018                 1,689          195       (226)                   1,658
Income taxes......................        20         283      3            303                     (55)     11              248
Net income........................    $  651       $ 735               $ 1,386        $ 195      $(171)                 $ 1,410
Weighted average common and common
  equivalent shares outstanding... 5,901,133                        12,409,705                                       12,409,705
Net income per common and common
  equivalent share................     $0.11                             $0.11                                            $0.11


                  See Notes to Pro Forma Financial Statements.

                            PRO FORMA BALANCE SHEET
                                 MARCH 30, 1996
                                  (UNAUDITED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                            PROPOSED
                                                                                         ACQUISITION OF             PRO FORMA
                                                                                          BLOCK CHINA               TO REFLECT
                                            THE TRANSACTIONS                     ------------------------------  THE TRANSACTIONS
                                           ------------------     PRO FORMA        BLOCK                         AND THE PROPOSED
                               COMPANY      PRO FORMA           TO REFLECT THE   HISTORICAL   PRO FORMA           ACQUISITION OF
                              HISTORICAL   ADJUSTMENTS   NOTE    TRANSACTIONS    (NOTE 12)   ADJUSTMENTS   NOTE    BLOCK CHINA
                              ----------   -----------   ----   --------------   ---------   -----------   ----  ----------------
ASSETS
Current assets:
  Cash.......................  $      8     $   2,754      4       $  2,762       $    25      $(2,787)     13       $
  Accounts receivable, net of
    allowance................    17,982                              17,982         2,553         (400)     14         20,135
  Inventories................    27,146                              27,146         3,562                   15         30,708
  Prepaid expenses and other
    current assets...........     1,634                               1,634           226         (114)     16          1,746
                               --------      --------              --------       -------
      Total current assets...    46,770         2,754                49,524         6,366       (3,301)                52,589
Property, plant and
  equipment:
  Molds and tooling..........    11,072                              11,072                                            11,072
  Warehouse equipment........       282                                 282            66                                 348
  Office furniture and
    equipment................     1,847                               1,847           476                               2,323
                               --------      --------              --------       -------
                                 13,201                              13,201           542                              13,743
  Less accumulated
    depreciation.............    (8,109)                             (8,109)         (261)         261      17         (8,109)
                               --------                            --------       -------
                                  5,092                               5,092           281          261                  5,634
Investment in Windmere Common
  Stock......................                  10,941      6         10,941                                            10,941
Goodwill and other
  intangibles................                                                                    1,393      18          1,393
Other assets (net of
  accumulated
  amortization)..............     3,846                               3,846            30                   19          3,876
                               --------      --------              --------       -------
      Total assets...........  $ 55,708     $  13,695              $ 69,403       $ 6,677      $(1,647)              $ 74,433
                               ========      ========              ========       =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...........  $ 10,997     $                      $ 10,997       $ 2,147      $            20       $ 13,144
  Accrued expenses...........       862                                 862           143           50      21          1,055
  Revolving line of credit...    24,665                              24,665                      2,270      22         26,935
  Bank debt..................                                                       3,548       (3,548)     23
  Other debt.................                                                         413         (413)     24
  Current portion --
    Subordinated debt........       667                                 667                                               667
                               --------      --------              --------       -------
      Total current
        liabilities..........    37,191                              37,191         6,251       (1,641)                41,801
Subordinated debt............       500                                 500                                               500
Other non-current
  liabilities................                                                          31          389      24            420
Stockholders' equity:
  Preferred stock, $.01 par
    value, authorized
    2,000,000 shares; no
    shares issued
  Common Stock, $.01 par
    value, authorized
    20,000,000 shares; issued
    and outstanding March 30,
    1996 -- 6,508,572, Pro
    Forma March 30, 1996 --
    13,017,144...............        65            65      7            130                                               130
  Note receivable from
    Windmere.................                 (10,848)     5        (10,848)                                          (10,848)
  Additional paid in
    capital..................    29,293        24,478      7         53,771         1,617       (1,617)     25         53,771
  Accumulated deficit........   (11,341)                            (11,341)           (6)           6      25        (11,341)
  Treasury stock.............                                                      (1,216)       1,216      25
                               --------      --------              --------       -------
      Total stockholders'
        equity...............    18,017        13,695                31,712           395         (395)                31,712
                               --------      --------              --------       -------
Total liabilities and
  stockholder's equity.......  $ 55,708     $  13,695              $ 69,403       $ 6,677      $(1,647)              $ 74,433
                               ========      ========              ========       =======


                  See Notes to Pro Forma Financial Statements.

                    NOTES TO PRO FORMA FINANCIAL STATEMENTS
                       (In thousands, except share data)

     BASIS OF PRESENTATION: The pro forma balance sheet as of March 30, 1996 gives effect to the current assumptions relating to the Transactions and the proposed acquisition of substantially all of the assets and certain liabilities of Block China assuming the Transactions and such proposed acquisition were consummated on March 30, 1996. The pro forma statements of operations for the 39 weeks ended March 30, 1996 and the fiscal year ended July 1, 1995 give effect to the current assumptions relating to the Transactions and the proposed acquisition of Block China assuming the Transactions and such proposed acquisition had been consummated as of July 3, 1994.

PRO FORMA ADJUSTMENTS TO REFLECT THE TRANSACTIONS:

     (1) Records interest income at the stated rate of 8% on the face value of the note ($10,848) earned during the respective pro forma periods.

     (2) Records dividend income on the 748,112 shares of Windmere Common Stock based on per share dividends declared by Windmere during the pro forma period. The actual amount of dividends paid on the Windmere Common Stock is subject to the discretion of the board of directors of Windmere.

     (3) Records the additional income tax expense resulting from the Transactions. As more fully described in "RISK FACTORS -- Limitation on Use of Net Operating Loss Carryforwards", the "ownership change" in the Company for purposes of Section 382 of the IRC resulting from the Transactions will limit the extent to which the Company's net operating loss carryforwards ("NOLs") can be used to offset future taxable income. Subsequent to the ownership change, annual utilization of NOLs will be limited to approximately $900. Accordingly, the pro forma adjustment to income taxes includes the income tax effect of the pro forma increase in income before taxes, as well as the additional income tax expense on the historical amount of income before taxes resulting from the limitation on NOL utilization.

     The effective income tax rate is calculated by estimating annual income and income tax expense for each of the applicable fiscal years after giving effect to the limitations on the NOLs available to offset taxable income. The resultant effective income tax rate is then applied to income before taxes in each of the pro forma periods presented.

     (4) Records cash proceeds of the Transactions ($3,254), net of anticipated expenses ($500).

     (5) Records the note receivable from Windmere. The note is a valid and binding obligation of Windmere secured by certain assets of Windmere and its domestic subsidiaries. See "RISK FACTORS -- Value of Consideration."

     Management considers the note to be a significant asset of the Company due to its stated terms and the terms of the Transactions. However, in accordance with SEC interpretations of Rule 5-02.30 of Regulation S-X, the note will be displayed in the Company's balance sheet as a deduction from stockholders' equity until paid.


     (6) Records the Company's investment in 748,112 shares of Windmere Common Stock. The shares were valued using the quoted closing market price of Windmere Common Stock as of June 6, 1996, which was $14 5/8 per share. See "RISK FACTORS
- -- Value of Consideration."



     (7) Records the value of the 6,508,572 shares of Common Stock to be issued to Windmere. The total value of the shares of Common Stock to be issued to Windmere is calculated as the sum of the net cash proceeds of $2,754 (after anticipated expenses of $500), the investment in 748,112 shares of Windmere Common Stock valued using the quoted closing market price of Windmere Common Stock as of June 6, 1996, and the face value of the note receivable from Windmere of $10,848. The resultant total value of the 6,508,572 shares of Common Stock to be issued to Windmere is allocated first to Common Stock based on its par value of $.01 per share, with the remaining amount allocated to paid in capital.

PRO FORMA ADJUSTMENTS TO REFLECT THE PROPOSED ACQUISITION OF BLOCK CHINA:


     The following pro forma adjustments (i) include various assumptions with respect to the fair value of assets acquired and liabilities assumed in the proposed acquisition, (ii) have been derived from the unaudited financial statements of Block China, and (iii) reflect the preliminary terms of the proposed acquisition. Certain pro forma adjustments are based on the Company's preliminary assessments and assumptions and are therefore subject to adjustment upon completion of the Company's planned due diligence procedures. Such adjustments, however, are not expected to have a material impact on the accompanying pro forma financial statements. The Block China financial statements used to prepare the pro forma adjustments are unaudited and have been conformed to the Company's fiscal period. Such conformed financial statements do not exclude from or include more than once sales or income from any period.



     (8) Adjustments record the historical results of operations of Block China during the pro forma periods.



     (9) Records the additional depreciation and amortization expense during the pro forma periods resulting from the proposed acquisition.



     (10) Records the change in interest expense in the pro forma periods resulting from the proposed acquisition. Pro forma interest expense has been calculated using the Company's weighted average rate of 11.2%.



     (11) Records the income tax effect of the proposed acquisition. The pro forma adjustment to income taxes assumes that the operations of Block China were included in the Company's consolidated tax provision for the pro forma periods.



     (12) Records the historical balances of Block China as of the pro forma date, March 31, 1996.



     (13) Records the cash payment to Block China of $1,485, the net cash of $1,277 used to retire Block China debt assumed in the proposed acquisition and Block China cash of $25 not assumed. The Company anticipates retiring Block China's bank debt of $3,548 through available cash of $1,277 and an advance on the Company's line of credit of $2,271. The Company's lender has advised that it will advance funds against certain assets of Block China. The Company believes that these advances and its available cash will be sufficient to retire Block China's bank debt and consummate the proposed acquisition.



     (14) Adjusts accounts receivable acquired in the proposed acquisition to their assumed present value net of estimated allowances for uncollectible accounts and collection costs. The allowance for uncollectible accounts has been increased by $400 for pro forma purposes subject to satisfactory completion of the Company's planned due diligence procedures.



     (15) The Company has assumed that the historical value of inventory approximates the fair market value that will generate a reasonable profit margin upon disposition.



     (16) Eliminates certain prepaid expenses, aggregating $114, that the Company does not expect to acquire in the proposed acquisition. Management assumes that the fair market value of the remaining prepaid expenses and other assets approximates book value.



     (17) Adjusts the value of plant and equipment to current replacement cost, which the Company assumes is approximately equal to gross historical amounts.



     (18) Records the estimated excess of the cost of the proposed acquisition over the sum of the amounts assigned to tangible assets acquired less liabilities assumed. The Company estimates that this amount will be amortized over a weighted average period of approximately ten years. The following table illustrates the calculation of goodwill as of March 30, 1996:



    Purchase price:
      Cash payment to Block China...............................................   $1,485
      Liabilities assumed.......................................................    6,257
      Estimated transaction costs...............................................       50
                                                                                   ------
    Total purchase price........................................................    7,792
    Assumed fair value of tangible assets acquired..............................    6,399
                                                                                   ------
    Goodwill and other intangibles..............................................   $1,393
                                                                                   ======



     (19) The Company has assumed that the historical value of other assets approximates fair market value.



     (20) Because of the short term nature of the liability, the Company assumes the fair market value of accounts payable equals book value.



     (21) Records estimated direct costs of the proposed acquisition of $50. Because of the short term nature of the liabilities, the Company assumes fair market value of the accrued expenses assumed in the proposed acquisition approximates book value.



     (22) Records the advance on the Company's line of credit used to retire the amount of bank debt assumed in the proposed acquisition in excess of available cash balances.



     (23) Records the retirement of bank debt assumed in the proposed acquisition.



     (24) Reflects (i) the reclassification to non-current liabilities of $389 of debt payable to shareholders of Block China which is expected to be assumed by the Company subject to revised terms, and (ii) the elimination of $24 of other debt which is not expected to be assumed by the Company.



     (25) Records the elimination of Block China's equity resulting from the proposed acquisition.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                                 OF THE COMPANY

RESULTS OF OPERATIONS

THIRTY-NINE WEEKS ENDED MARCH 30, 1996 COMPARED WITH THIRTY-NINE WEEKS ENDED APRIL 1, 1995

     Net sales for the first nine months of fiscal year 1996 were $79.8 million, an increase of approximately $17.4 million, or 27.9%, compared to net sales of $62.4 million in the first nine months of fiscal year 1995. This increase in sales is primarily attributable to sales of the Breadman(TM) and Juiceman(TM) products.

     Gross profit for the first nine months of 1996 was $20.1 million or 25.2% of net sales as compared to $13.6 million or 21.8% of net sales in the first nine months of 1995. Cost of goods sold during the period decreased to 69.3% of net sales compared to 72.6% in 1995. Distribution expenses were approximately $4.4 million or 5.5% of net sales in 1996 as compared to $3.5 million or 5.6% of net sales in the same period in 1995. Freight out expenses increased to $2.2 million in 1996 from $1.9 million in 1995 due to the increase in net sales. However, gross profit and cost of goods sold in 1996 as a percentage of net sales were improved primarily due to a more favorable mix of sales of higher gross margin items when compared to 1995.

     Selling, general and administrative expenses increased to $14.3 million for the period compared to $9.6 million for the same period in 1995. Advertising costs for certain media and cooperative coverages of the Company and its products increased about $2.7 million in 1996 compared to 1995. Selling, general and administrative expenses were 18.0% of net sales compared to 15.3% of net sales last year. This 2.7% increase was primarily a result of the increase in advertising costs.

     Operating income was $5.8 million in 1996, an increase of $1.7 million, or 42%, compared to $4.1 million in 1995. This increase was attributable to higher net sales and gross profit in the first nine months of 1996 when compared to 1995.

     Interest expense for the nine months was approximately $3.0 million compared to $2.3 million in the same period in 1995. The average amount outstanding under the Company's revolving line of credit increased about $8.0 million when compared to the average amount outstanding in the same period a year ago. This increase was used as working capital primarily to finance higher net sales and higher levels of inventory and accounts receivable in 1996 when compared to 1995.

     The Company had income before income taxes of $2,777,000 in the first nine months of 1996 compared to income before income taxes of $1,724,000 in the first nine months of 1995. Net income in the period was $2,687,000, an increase of 57.7%, compared to $1,704,000 in the same period one year ago. Net operating loss carryforwards were used in both periods to significantly offset the taxes payable. Net income per share was $.41 based on weighted average common shares outstanding of 6,588,873, after adjustment for dilutive common stock equivalents, in the first nine months of 1996 compared to $.32 per share on weighted average common shares outstanding of 5,337,320 in the first nine months of 1995.

FISCAL 1995 COMPARED TO FISCAL 1994

     Net sales for the fiscal year ended July 1, 1995 were $77 million as compared to net sales of $48.8 million for the fiscal year ended July 2, 1994, an increase of 57.8% or $28.2 million. This increase in sales was primarily attributable to increased sales of the Breadman(TM) bread makers, Juiceman(TM) juice extractors and the Popeil Pasta Maker(TM). These Salton/Maxim products commenced shipping in the second half of fiscal 1994.

     Gross profit in 1995 was $16.9 million or 21.9% of net sales as compared to $8.1 million or 16.5% of net sales in 1994. Cost of goods sold decreased during the period to 72.2% of net sales compared to 76.5% in 1994. Distribution expenses were approximately $4.6 million or 5.9% of net sales in 1995 as compared to $3.4 million or 7% of net sales in the same period in 1994. Distribution costs, as a percentage of net sales, decreased mainly because of certain costs which were fixed or did not increase in proportion to the increase in net sales. Freight out expenses increased to $2.3 million or 3.0% of net sales in 1995 from $1.5 million or 3.1% of net sales in

1994 due to the increase in net sales. However, gross profit and cost of goods sold in 1995 as a percentage of net sales were improved primarily due to cost reductions obtained on certain products and a more favorable mix of sales of higher gross margin items when compared to 1994.

     Selling, general and administrative expenses increased to $13.1 million or 17.1% of net sales in 1995 compared to $8.5 million or 17.4% of net sales in 1994. Advertising expenditures for television, certain media and cooperative coverages of the Company and its products increased about $2.7 million in 1995 compared to 1994. In 1995, the Company adopted a change in accounting for advertising costs. This change increased advertising expense and reduced net income by approximately $553,000. Sales commissions in 1995 were approximately $287,000 higher than 1994 as a result of the increase in net sales. All other selling, general and administrative expenses were 9.2% of net sales in 1995 compared to 11.1% last year. This 2.0% decrease was attributable to higher net sales and certain costs which were fixed or did not increase in proportion to the increase in net sales.

     Interest expense in 1995 was approximately $3.1 million or 4.0% of net sales as compared to $2.0 million or 4.2% of net sales a year ago. The average amount outstanding under the Facility increased about $2.6 million when compared to the average amount outstanding in the same period a year ago. This and other working capital increases were used primarily to finance higher net sales. The Company's rate of interest on these amounts outstanding increased to a weighted average annual rate of about 11.2% in 1995 compared to 8.7% in 1994. In 1995, the Company's borrowing rate was 2 1/2% over the prime rate of interest compared to 2% over the prime rate in 1994. This borrowing rate increase contributed to the weighted average annual rate increases; however, the higher weighted average rate is primarily due to increases in the prime rate of interest during 1995 when compared to 1994. The remaining increase was mainly the result of the amortization of purchase discount associated with payments related to the Breadman(TM) and Juiceman(TM) product line acquisition and amortization of loan origination fees associated with the Facility.

     There was no class action lawsuit settlement expense in 1995 compared to expense of $489,000 in 1994. The Company completed the settlement process for its class action lawsuit by issuing 394,520 shares of the Company's Common Stock in the third quarter ended April 1, 1995. The issuance of these shares increased weighted average shares outstanding in 1995, thereby diluting earnings per share.

     The Company had net income before income taxes of $671,000 or $0.11 per share in 1995 compared to a net loss of $2.9 million or $0.58 per share in 1994. Net income after income taxes in 1995 was $651,000 or $0.11 per share compared to a net loss of $2.9 million or $0.58 per share in 1994. Net operating loss carryforwards were used in 1995 to significantly offset the income taxes payable. The Company has provided a valuation allowance against all of its remaining deferred tax assets. Although the Company was profitable in fiscal 1995, the Company's history of losses in each of the three fiscal years 1994, 1993 and 1992 make it difficult to predict that future taxable income will be available against which to realize those deferred tax assets. Moreover, the Company's customer base and the retail industry is cyclical in nature and is volatile and somewhat unpredictable. Accordingly, the Company has recorded a valuation allowance because management presently cannot conclude that, more likely than not, any given portion of the deferred tax assets will be realized in future periods. Weighted average common shares outstanding were 5,901,133 in 1995 and 5,050,270 in 1994.

FISCAL 1994 COMPARED TO FISCAL 1993

     Net sales were $48.8 million for the fiscal year ended July 2, 1994 as compared to $50.7 million for the fiscal year ended June 26, 1993, a decrease of approximately $1.9 million or 3.7%. This decrease was attributable to a $7.6 million reduction in sales of juice extractors and food preparation products offered under the Salton(R) brand name. This decrease was partially offset by increases of $5.7 million from sales of Juiceman(TM) Juice Extractors, pasta maker products and, mainly on the strength of Breadman(TM), thermal products. Pasta maker products commenced shipping late in the fourth quarter of 1994 and Breadman(TM) and Juiceman(TM), which were acquired from Trillium Health Products on December 31, 1993, commenced shipping in the third quarter of 1994. Primarily as a result of these product line acquisitions, the Company had net sales of $21.1 million in the second half of 1994 as compared to $13.9 million in the second half of 1993. A mid-November strike by independent truckers in the Los Angeles and Long Beach, California ports prevented the Company from delivering orders of approximately $1.0 million in the second quarter of 1994.

     Gross profit in 1994 was $8.1 million or 16.5% of net sales as compared to $7.1 million or 14% in 1993. Cost of goods sold during the period decreased to 76.5% of net sales compared to 78.6% in 1993. Fixed tooling depreciation was approximately $1.0 million for both periods but 2.1% on lower net sales in 1994 compared to 1.9% in 1993. Distribution expenses were approximately $3.4 million or 7% of net sales in 1994 as compared to $3.7 million or 7.4% in 1993. Distribution expenses were reduced primarily by lower costs incurred to warehouse, handle and process inventory at outside public warehouses. Freight out expense decreased to $1.5 million or 3.1% of net sales in 1994 compared to $1.6 million or 3.2% of net sales in 1993. However, gross profit and cost of goods sold in 1994 as a percentage of net sales was improved primarily due to cost reductions obtained on certain products and a more favorable mix of sales of certain items having a lower cost and higher gross margin when compared to 1993.

     Selling, general and administrative expenses were $8.5 million or 17.4% of net sales in 1994 as compared to $8.5 million or 16.7% on higher net sales in 1993. Advertising expenditures for certain media and cooperative coverages increased to approximately $2.2 million or 4.5% of net sales in 1994 as compared to $1.4 million or 2.8% of net sales in 1993. All other selling, general and administrative costs decreased to $6.3 million in 1994 compared to $7.1 million in 1993 primarily as a result of actions taken by the Company to reduce its controllable costs.

     Interest expense for 1994 was $2.0 million or 4.2% of net sales as compared to $1.6 million or 3.2% in 1993. The average amount outstanding under the Company's revolving line of credit decreased in 1994 as compared to 1993. However, the Company's rate of interest increased to 2% over the prime rate, plus monthly renewal fees, as compared to 2% over the prime rate in 1993. Increases in the prime rate of interest and the monthly renewal fees offset the reduction in interest expense that would have occurred from the decrease in the average amount outstanding under the revolving line of credit in this period compared to the same period in 1993.

     Class action lawsuit settlement expense was $489,000 in 1994 as compared to $142,000 in 1993. The Company entered into a settlement agreement on July 13, 1994 with class counsel representing stockholders who purchased stock in the Company's initial public offering on October 9, 1991, or in the open market through November 27, 1991. Under the settlement, which was approved on September 23, 1994 by the federal court in Illinois and the plaintiff class, the Company issued shares of the Company's Common Stock having a market value of $900,000. This non-cash settlement, and costs associated with the defense of the Company, is reflected in this expense classification in 1994. Certain reclassifications have been made to the 1993 financial statements in order to conform to the 1994 classification.

     Net loss in 1994 was $2.9 million or $.58 per share with weighted average shares outstanding of 5,050,270. Net loss in 1993 was $3.1 million or $.64 per share with weighted average shares outstanding of 4,950,000.

LIQUIDITY AND CAPITAL RESOURCES

     In the first nine months of fiscal 1996, the Company used net cash of $2.5 million in operating activities and net cash of $2.9 million in investing activities. This resulted primarily from the growth in sales in the period and higher levels of inventory. Financing activities provided cash of $5.4 million. Cash provided by operations was approximately $4.4 million, which, combined with an increase of $5.8 million in accounts payable and accrued expenses and an increase of approximately $6.8 million in amounts outstanding under the Company's revolving line of credit (the "Facility"), was used to finance increases of approximately $4.5 million in accounts receivable, $7.7 million in inventory and $593,000 in prepaid expenses. In addition, the Company used approximately $4.0 million for capital expenditures, subordinated debt reduction and payments to Trillium Health Products. The Company financed a higher level of inventory in the quarter as a result of late cancellations of orders by retailers in the second quarter. These cancellations were brought about by a soft retail market during the Christmas season. At March 30, 1996, the Company had approximately $24.7 million outstanding as drawings under its Facility. Typically, given the seasonal nature of the Company's business, the Company's borrowings tend to be the highest in mid-summer to fall. Under the terms of the Facility, the Company had the ability at March 30, 1996 to borrow a total of approximately $24.9 million. The

Company will continue to incur short-term borrowings in order to finance working capital requirements. The Company's ability to fund its operating activities is directly dependent upon its rate of growth, ability to effectively manage its inventory, the terms under which it extends credit to its customers and its ability to collect under such terms and the Company's ability to access external sources of financing. The Company believes that its cash on hand and internally generated funds, together with funds available under the Facility and other potential external financing sources, will provide sufficient funding to meet the Company's capital requirements and its operating needs for at least the next 12 months.

     The Company from time to time explores additional or new sources of financing. While the Company has been able to maintain access to external financing sources, no assurance can be given that such access will continue or that the Company will be successful in obtaining new or replacement series of financing.

     On September 19, 1995, the Company and its lender amended the Facility to increase the Facility from $25,000,000 to $45,000,000 on substantially the same terms as the old Facility. The new Facility has a stated maturity date of September 30, 1997, whereupon it can be renewed successively on an annual basis. The Company paid a one time closing fee of $200,000 to the lender for the new Facility. Further, since the Company achieved minimum operating income of at least $3,000,000 for the year ended July 1, 1995, the new Facility has an interest rate per annum of 2% over the prime rate.

     The Company entered into a loan agreement dated April 8, 1996 pursuant to which Windmere made the Loan of $3,254,286 to the Company. See "THE TRANSACTIONS
- -- Relationships Between the Company and Windmere; Marketing Cooperation Agreement -- Windmere Loan."

ACCOUNTING PRONOUNCEMENTS

     The Company's trade names and, in some instances, specific products, are promoted from time to time through television and print media advertising purchased directly by the Company. During fiscal year 1995, the Company adopted Statement of Position 93-7, "Reporting on Advertising Costs," issued by the American Institute of Certified Public Accountants. This statement requires the Company to recognize advertising and promotion costs as expense in the period incurred. Prior to fiscal year 1995, such costs were generally deferred and amortized over the period of anticipated promotional benefit, not exceeding 24 months.

     The effect of this accounting change was to decrease net income and net income per common and common equivalent share by approximately $553,000 and $0.09, respectively, for the year ended July 1, 1995.

     The Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," on July 27, 1993. Adoption of this statement did not have a material effect on the Company's financial statements.

     The Company does not have any material postretirement benefits that would be recorded under the Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions."

     The Company will be required to adopt Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and SFAS No. 123 "Accounting for Stock-Based Compensation" in fiscal year 1997. The company believes that the adoption of these statements will not have a material effect on the Company's financial statements.

EFFECTS OF INFLATION AND FOREIGN CURRENCY EXCHANGE

     The results of operations of the Company for the periods discussed have not been significantly affected by inflation or foreign currency fluctuation. The Company generally negotiates its purchase orders with its foreign manufacturers in United States dollars. Thus, the Company's cost under any purchase order is not subject to change after the time the order is placed due to exchange rate fluctuations. However, the weakening of the United States dollar against local currencies could result in certain manufacturers increasing the United States dollar prices for future product purchases.

                       MARKET INFORMATION CONCERNING THE
                     COMMON STOCK AND WINDMERE COMMON STOCK

     The Common Stock is traded on the Nasdaq National Market under the symbol "SALT". As of May 30, 1996, there were approximately 487 holders of record of the Common Stock and approximately 1,727 beneficial holders of the Common Stock. The Company has paid no dividends on the Common Stock and it is the Company's present intention to retain earnings to finance the expansion of its business. The Facility further restricts the Company's ability to pay dividends.

     The Windmere Common Stock is traded on the NYSE under the symbol "WND". According to Windmere's Annual Report on Form 10-K for the year ended December 31, 1995, as of December 31, 1995, there were approximately 1,400 holders of record of Windmere Common Stock.

     The following table sets forth, for the periods indicated, the high and low sales price per share of the Common Stock and Windmere Common Stock as reported on Nasdaq and the NYSE Composite Tape, respectively, and, with respect to Windmere Common Stock, the cash dividends paid per share.


                                                       COMMON STOCK                   WINDMERE COMMON STOCK
                                                   --------------------      ----------------------------------------
                                                                                                            CASH
YEAR                                                HIGH          LOW         HIGH          LOW        DIVIDENDS PAID
- -----                                              -------      -------      -------      -------      --------------
1993:     First Quarter.......................     $ 2  5/8     $ 1  7/8       7  3/4       5  7/8          $.00
          Second Quarter......................       3            1  5/8       8  3/8       6  3/8           .00
          Third Quarter.......................       2  3/4       1  1/4       8  7/8       7                .00
          Fourth Quarter......................       2               3/4       8  3/4       7  5/8           .00
1994:     First Quarter.......................       3               7/8       8  1/2       6  3/4          $.00
          Second Quarter......................       3            1  7/8      11  7/8       7  3/4           .05
          Third Quarter.......................       2  3/8       1  3/4      12            9  3/8           .05
          Fourth Quarter......................       3  1/2       2           11  1/8       7  5/8           .05
1995:     First Quarter.......................       4  1/2       2  3/4       9  3/4       7  5/8          $.05
          Second Quarter......................       3  5/8       2 1/16       9            7  5/8           .05
          Third Quarter.......................       3  3/8       1  5/8       8  1/4       7  1/4           .05
          Fourth Quarter......................       4  1/8       2  1/2       7  3/8       6                .05
1996:     First Quarter.......................       4            2  1/2      10  7/8       6  7/8          $.05
          Second Quarter                             4 1/2        2  1/4      14  7/8       9  3/4
          (through June 6, 1996)..............


     On February 27, 1996, the last trading day before the announcement of the Stock Purchase Agreement, the last sales price of the Common Stock on Nasdaq was $3 1/4 per share and the last sales price of the Windmere Common Stock as reported on the NYSE Composite Tape was $9 3/8 per share.


     On June 6, 1996, the date prior to the printing of this Proxy Statement, the last sales price of the Common Stock on Nasdaq was $4.50 per share and the last sales price of Windmere Common Stock was $14 5/8 per share as reported on the NYSE Composite Tape.



     Certain information contained in this Proxy Statement, including pro forma financial information, assumes the market price of the Windmere Common Stock will be equal to $14 5/8 per share, the last sales price of the Windmere Common Stock on June 6, 1996, as reported on the NYSE Composite Tape.


     The market prices of shares of the Common Stock and Windmere Common Stock are subject to fluctuation. As a result, Stockholders are urged to obtain current market quotations.

                              INDEPENDENT AUDITORS

     The financial statements of the Company at July 1, 1995, and for each of the three years in the periods ended July 1, 1995 included in this Proxy Statement have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report appearing elsewhere herein. Representatives of Deloitte & Touche LLP will be present at the Special Meeting, will be available to respond to questions and may make a statement if they so desire.

     The financial statements of Block China at December 31, 1995, and for each of the two years in the periods ended December 31, 1995 included in this Proxy Statement, have been audited by Shine & Company, independent auditors, as set forth in their report appearing elsewhere herein.

                             STOCKHOLDER PROPOSALS

     No business may be brought before the Special Meeting other than the Proposal and procedural matters that may arise in connection therewith. Proposals of stockholders intended to be presented at the Company's next Annual Meeting of Stockholders should be received by the Company no later than July 9, 1996 for inclusion in the Proxy Statement for the Annual Meeting of Stockholders scheduled to be held on or about December 19, 1996. The notice must contain a brief description of the business proposed to be brought before the meeting and the reasons for conducting the business at the meeting. In addition, the notice must present certain information concerning the stockholder making the proposal, who must be a stockholder of record at the time of giving the notice and be entitled to vote at the meeting.

                           INCORPORATION BY REFERENCE

     The following documents or portions thereof filed by Windmere with the SEC are incorporated by reference herein:

     1. Annual Report on Form 10-K for the year ended December 31, 1995.

     2. Form 10-K/A for the year ended December 31, 1995.

     3. Quarterly Report on Form 10-Q for the quarter ended March 31, 1996.

     4. The description of Windmere Common Stock contained in Amendment No. 2 to Windmere's Registration Statement on Form S-2 (File No. 33-51776), dated December 31, 1992, under the caption "DESCRIPTION OF SECURITIES."

     Windmere will provide without charge to each person to whom a copy of this Proxy Statement is delivered, on the written or oral request of any such person, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the foregoing documents incorporated herein by reference (other than any exhibits to such documents which are not specifically incorporated herein or into such documents by reference). Requests should be directed to:

                                Windmere Corporation
                                Investor Relations
                                5980 Miami Lakes Drive
                                Miami Lakes, Florida 33014
                                            or
                                     (305) 362-2611

     All documents filed by Windmere with the SEC pursuant to Section 13(a), 13(c), or 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meeting or any adjournment thereof shall be deemed to be incorporated by reference herein.

     Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall be deemed to constitute a part hereof except as so modified or superseded.

                             AVAILABLE INFORMATION

     The Company and Windmere are subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder and in accordance therewith file reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by the Company and Windmere may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York and at Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois. Copies of such information can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports and other information concerning Windmere can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

                                          David C. Sabin
                                          DAVID C. SABIN
                                          Secretary

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
Salton/Maxim Housewares, Inc.
Independent Auditors' Report..........................................................   F-2
Audited Financial Statements
  Balance Sheets at July 1, 1995 and July 2, 1994.....................................   F-3
  Statements of Operations for the fiscal years ended July 1, 1995, July 2, 1994 and
     June 26, 1993....................................................................   F-4
  Statements of Stockholders' Equity for the fiscal years ended July 1, 1995, July 2,
     1994 and June 26, 1993...........................................................   F-5
  Statements of Cash Flows for the fiscal years ended July 1, 1995, July 2, 1994 and
     June 26, 1993....................................................................   F-6
  Notes to Financial Statements.......................................................   F-7
Unaudited Financial Statements
  Balance Sheet at March 30, 1996.....................................................  F-16
  Statements of Operations for the thirty-nine weeks ended March 30, 1996 and April 1,
     1995.............................................................................  F-17
  Statements of Cash Flows for the thirty-nine weeks ended March 30, 1996 and April 1,
     1995.............................................................................  F-18
  Notes to Unaudited Financial Statements.............................................  F-19
Block China Corporation
Independent Auditors' Report..........................................................  F-21
Audited Financial Statements
  Balance Sheets at December 31, 1995 and 1994........................................  F-22
  Statements of Operations and Accumulated Deficit for the years ended December 31,
     1995 and 1994....................................................................  F-23
  Statements of Cash Flows for the years ended December 31, 1995 and 1994.............  F-24
  Notes to Financial Statements.......................................................  F-25
Unaudited Financial Statements
  Balance Sheet at March 31, 1996.....................................................  F-30
  Statements of Income for the three months ended March 31, 1996 and 1995.............  F-31
  Statements of Cash Flows for the three months ended March 31, 1996 and 1995.........  F-32
  Notes to Unaudited Financial Statements.............................................  F-33

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Salton/Maxim Housewares, Inc.
Mount Prospect, Illinois

     We have audited the accompanying balance sheets of Salton/Maxim Housewares, Inc. as of July 1, 1995 and July 2, 1994 and the related statements of operations, of stockholders' equity, and of cash flows for each of the three years in the period ended July 1, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of Salton/Maxim Housewares, Inc. as of July 1, 1995 and July 2, 1994 and the results of its operations and its cash flows for each of the three years in the period ended July 1, 1995 in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the financial statements, the Company changed its method of accounting for advertising costs in 1995.

Deloitte & Touche LLP
Chicago, Illinois
September 19, 1995

                         SALTON/MAXIM HOUSEWARES, INC.

                                 BALANCE SHEETS
                         JULY 1, 1995 AND JULY 2, 1994

                                                                                 1995            1994
                                                                             ------------    ------------
                                  ASSETS
CURRENT ASSETS:
  Cash....................................................................   $      5,849    $      1,500
  Accounts receivable, less allowance:
    1995 -- $1,900,000; 1994 -- $1,900,000................................     13,475,451      11,151,543
  Inventories.............................................................     19,440,832      20,058,446
  Prepaid expenses and other current assets...............................      1,041,664       1,604,209
                                                                             ------------    ------------
      Total current assets................................................     33,963,796      32,815,698
PROPERTY, PLANT AND EQUIPMENT:
  Molds and tooling.......................................................      8,412,410       6,688,945
  Warehouse equipment.....................................................        277,015         273,030
  Office furniture and equipment..........................................      1,650,250       1,050,210
                                                                             ------------    ------------
                                                                               10,339,675       8,012,185
  Less accumulated depreciation...........................................     (6,784,559)     (5,276,022)
                                                                             ------------    ------------
                                                                                3,555,116       2,736,163
OTHER ASSETS:
  Intangibles, net of accumulated amortization............................      3,602,232       3,083,435
                                                                             ------------    ------------
TOTAL ASSETS..............................................................   $ 41,121,144    $ 38,635,296
                                                                             =============   =============
                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Revolving line of credit................................................   $ 17,860,444    $ 16,789,060
  Accounts payable........................................................      5,407,169       3,350,681
  Accrued expenses........................................................        618,636         579,502
  Accrued interest payable................................................          8,726         532,785
  Accrued class action lawsuit settlement.................................                      1,000,000
  Current portion -- Subordinated Debt....................................        600,000
  Current portion -- Trillium Health Products.............................        396,878       1,273,248
                                                                             ------------    ------------
      Total current liabilities...........................................     24,891,853      23,525,276
LONG-TERM PORTION SUBORDINATED DEBT.......................................        900,000       2,973,916
LONG-TERM PORTION -- Trillium Health Products.............................                      1,400,000
                                                                             ------------    ------------
      Total liabilities...................................................     25,791,853      27,899,192
STOCKHOLDERS EQUITY:
  Preferred stock, $.01 par value; authorized, 2,000,000 shares; no share issued
  Common stock, $.01 par value; authorized, 20,000,000 shares; shares
    issued and outstanding: 1995 -- 6,508,572; 1994 -- 5,100,000..........         65,086          51,000
  Additional paid-in capital..............................................     29,292,946      25,364,875
  Accumulated deficit.....................................................    (14,028,741)    (14,679,771)
                                                                             ------------    ------------
      Total stockholders' equity..........................................     15,329,291      10,736,104
                                                                             ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY................................   $ 41,121,144    $ 38,635,296
                                                                             =============   =============

                       See notes to financial statements.

                         SALTON/MAXIM HOUSEWARES, INC.

                            STATEMENTS OF OPERATIONS
            YEARS ENDED JULY 1, 1995, JULY 2, 1994 AND JUNE 26, 1993

                                                          1995            1994            1993
                                                       -----------     -----------     -----------
Net sales...........................................   $76,991,270     $48,807,136     $50,661,059
Cost of goods sold..................................    55,551,782      37,332,662      39,813,925
Distribution expenses...............................     4,569,681       3,412,533       3,746,095
                                                       -----------     -----------     -----------
Gross profit........................................    16,869,807       8,061,941       7,101,039
Selling, general, and administrative expenses.......    13,142,207       8,470,268       8,467,410
                                                       -----------     -----------     -----------
Operating income (loss).............................     3,727,600        (408,327)     (1,366,371)
Interest expense....................................     3,056,570       2,046,385       1,642,650
Class action lawsuit expense........................                       489,000         142,000
                                                       -----------     -----------     -----------
Income (loss) before income taxes...................       671,030      (2,943,712)     (3,151,021)
Income taxes........................................        20,000
                                                       -----------     -----------     -----------
Net income (loss)...................................   $   651,030     $(2,943,712)    $(3,151,021)
                                                       ===========     ===========     ===========
Weighted average common and common equivalent shares
  outstanding.......................................     5,901,133       5,050,270       4,950,000
Net income (loss) per common and common equivalent
  share:
     Net income (loss)..............................   $      .011     $     (0.58)    $     (0.64)

                       See notes to financial statements.

                         SALTON/MAXIM HOUSEWARES, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
            YEARS ENDED JULY 1, 1995, JULY 2, 1994 AND JUNE 26, 1993

                                                             ADDITIONAL                         TOTAL
                                                  COMMON       PAID-IN      ACCUMULATED     STOCKHOLDERS'
                                      SHARES       STOCK       CAPITAL        DEFICIT          EQUITY
                                     ---------    -------    -----------    ------------    -------------
BALANCE, JUNE 27, 1992.............  4,950,000    $49,500    $25,324,292    $ (8,585,038)    $ 16,788,754
  Net loss for fiscal 1993.........                                           (3,151,021)      (3,151,021)
                                     ---------    -------    -----------    ------------      -----------
BALANCE, JUNE 26, 1993.............  4,950,000     49,500     25,324,292     (11,736,059)      13,637,733
  Loan guarantee shares issued to
     Mesirow/Duquesne..............    150,000      1,500         40,583                           42,083
  Net loss for fiscal 1994.........                                           (2,943,712)      (2,943,712)
                                     ---------    -------    -----------    ------------      -----------
BALANCE, JULY 2, 1994..............  5,100,000     51,000     25,364,875     (14,679,771)      10,736,104
  Class action lawsuit
     settlement....................    394,520      3,945        896,055                          900,000
  Conversion of subordinated debt
     and related accrued interest
     to equity.....................  1,014,052     10,141      3,032,016                        3,042,157
  Net income for fiscal 1995.......                                              651,030          651,030
                                     ---------    -------    -----------    ------------      -----------
BALANCE, JULY 1, 1995..............  6,508,572    $65,086    $29,292,946    $(14,028,741)    $ 15,329,291
                                     =========    =======    ===========    ============      ===========

                       See notes to financial statements.

                         SALTON/MAXIM HOUSEWARES, INC.

                            STATEMENT OF CASH FLOWS
            YEARS ENDED JULY 1, 1995, JULY 2, 1994 AND JUNE 26, 1993

                                                            1995           1994           1993
                                                         -----------    -----------    -----------
Cash flows from operating activities:
  Net income (loss)...................................   $   651,030    $(2,943,712)   $(3,151,021)
  Adjustments to reconcile net loss to net cash
     provided by (used in) operating activities:
     Depreciation and amortization....................     1,986,369      1,549,787      1,765,736
     Noncash action lawsuit expense...................                      489,000
     Noncash loan guarantee expense...................                       42,083
     Changes in assets and liabilities:
       Accounts receivable............................    (2,323,909)    (1,937,516)     1,675,886
       Inventories....................................       617,614      1,382,509      2,536,448
       Prepaid expenses and other current assets......       562,545       (306,860)      (150,588)
       Rent credit....................................                                     149,521
       Accounts payable...............................     2,056,488        (44,885)     1,300,847
       Accrued expenses...............................        39,134        182,131        (60,420)
       Accrued class action lawsuit settlement fees...      (100,000)        (5,705)      (134,909)
       Accrued interest...............................        44,186        224,033        135,304
                                                         -----------    -----------    -----------
          Net cash provided by (used in) operating
            activities................................     3,533,457     (1,369,135)     4,066,804
                                                         -----------    -----------    -----------
Cash flows from investing activities:
  Capital expenditures................................    (2,327,490)      (404,930)    (1,123,529)
                                                         -----------    -----------    -----------
          Net cash used in investing activities.......    (2,327,490)      (404,930)    (1,123,529)
                                                         -----------    -----------    -----------
Cash flows from financing activities:
  Net proceeds from (repayments of) revolving line of
     credit...........................................     1,071,384      2,221,817     (2,944,275)
  Payment to Trillium Health Products.................    (2,529,571)      (447,752)
  Proceeds from new debt..............................     1,000,000
  Costs associated with refinancing...................      (743,431)
                                                         -----------    -----------    -----------
          Net cash provided by (used in) financing
            activities................................    (1,201,618)     1,774,065     (2,944,275)
                                                         -----------    -----------    -----------
Net increase (decrease) in cash.......................         4,349                        (1,000)
Cash -- Beginning of period...........................         1,500          1,500          2,500
                                                         -----------    -----------    -----------
Cash -- End of period.................................   $     5,849    $     1,500    $     1,500
                                                         ===========    ===========    ===========
Supplemental disclosure of cash flow information:
  Cash paid during the period for:
     Interest.........................................   $ 2,780,008    $ 1,651,397    $ 1,444,817
     Income taxes.....................................        20,000        (14,400)        14,400
Supplemental disclosure of noncash investing and
  financing activities:
  A long-term debt obligation of $3,121,000 was
     incurred in conjunction with a product line
     acquisition in fiscal 1994.

                       See notes to financial statements.

                         SALTON/MAXIM HOUSEWARES, INC.

                         NOTES TO FINANCIAL STATEMENTS
            YEARS ENDED JULY 1, 1995, JULY 2, 1994 AND JUNE 26, 1993

1. SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

     Basis of Presentation -- The financial statements include the accounts of Salton/Maxim Housewares, Inc. ("SMHI" or the "Company"). The Company was formed on August 6, 1991, when the operations of Salton/Maxim Housewares Group ("SHI" or the "Partnership") were transferred to SMHI through a merger described in
Note 4. The partnership was two-thirds owned by Salton Housewares, Inc. and a one-third minority interest by Financo-Maxim, Inc. Until August 6, 1991, Salton Housewares, Inc. was wholly owned by Braddock Financial Corporation ("Braddock") which, on October 17, 1990, became a wholly owned subsidiary of Duquesne Financial Corporation ("Duquesne").

     The Company mainly imports and distributes small electrical appliances for the home through major retail markets in the United States.

     Accounting Period -- The Company's fiscal year ends on the Saturday closest to June 30. The year ended July 2, 1994 consisted of 53 weeks and the years ended June 26, 1993 and July 1, 1995 consisted of 52 weeks.

     Inventories -- Inventories are stated at the lower of cost or market. Cost is determined on the first-in, first-out basis.

     Property, Plant and Equipment -- Property, plant and equipment are stated at cost. Expenditures for maintenance costs and repairs are charged against income. Depreciation and amortization are provided on the straight-line basis over the estimated useful lives of the assets, not to exceed 5 years. For tax purposes, assets are depreciated using accelerated methods.

     Intangible Assets -- Intangible assets, which are amortized over their estimated useful lives, consist of:

                                                       USEFUL LIFE
                                                       (IN YEARS)        1995          1994
                                                       -----------    ----------    ----------
        Goodwill....................................      40          $  308,789    $  319,345
        Financing and organization costs............      5              519,449         7,340
        Patents and trademarks......................     5-20          2,773,994     2,756,750
                                                                      ----------    ----------
        Intangible assets, net......................                  $3,602,232    $3,083,435
                                                                      ==========    ==========

     Accumulated amortization of intangible assets was $2,338,755 at July 1, 1995 and $1,860,922 at July 2, 1994.

     Revenue Recognition -- The Company recognizes revenues when goods are shipped to its customers.

     Distribution Expenses -- Distribution expenses consist primarily of freight, warehousing, and handling cost of goods sold.

     Advertising -- The Company sponsors various programs under which it participates in the cost of advertising and other promotional efforts for Company products undertaken by its retail customers. Advertising and promotion costs associated with these programs are recognized in the period in which the advertising or other promotion is performed by the retailer.

     The Company's tradenames and, in some instances, specific products, also are promoted from time to time through television and print media advertising purchased directly by the Company. During fiscal year 1995, the Company adopted Statement of Position 93-7, "Reporting on Advertising Costs," issued by the American Institute of Certified Public Accountants. This statement requires the Company to recognize advertising and promotion costs as expense in the period incurred. Prior to fiscal year 1995, such costs were generally deferred and amortized over the period of anticipated promotional benefit, not exceeding 24 months.

                         SALTON/MAXIM HOUSEWARES, INC.

            YEARS ENDED JULY 1, 1995, JULY 2, 1994 AND JUNE 26, 1993

The effect of this accounting change was to decrease net income and net income per common and common equivalent share by approximately $553,000 and $0.09, respectively, for the year ended July 1, 1995.

     Advertising and promotion costs were $4,896,028 and $2,156,944 for fiscal years 1995 and 1994, respectively.

     Income Taxes -- In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," which changes accounting for income taxes from the deferred method prescribed by Accounting Principles Board Opinion No. 11 to the liability method. Under SFAS No. 109, a deferred tax liability or asset is recognized for the estimated future tax effects attributable to temporary differences and carry-forwards using the current enacted marginal tax rate. Deferred tax assets are reduced by a valuation reserve, if necessary, to avoid recognition of tax benefits that are not expected to be realized. The Company adopted this statement as of June 27, 1993. Adoption of the statement did not have a material effect on the results of operations.

     Postretirement Benefits -- The Company does not have any material employee benefits that would be recorded under SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pension" and SFAS No. 112, "Employers' Accounting for Postemployment Benefits."

     Net Income Per Common and Common Equivalent Share -- Net income per common share is computed based upon the average number of common and common equivalent shares (which include stock options) outstanding. Net loss per common share is computed solely upon the average number of shares outstanding as all options are antidilutive.

2. REVOLVING LINE OF CREDIT AND LETTERS OF CREDIT

     At July 28, 1994, the Company completed a $25,000,000 revolving line of credit (the "Facility") with a new commercial lender (the "lender"), for which it paid a one-time closing fee of $250,000 to the lender. The Facility is secured by a first lien on substantially all the Company's assets. Credit availability is based on a formula related to trade accounts receivable, inventories and outstanding letters of credit. Borrowings under the Facility bear interest at 2.5% over the lender's established prime rate, but in no event less than 7.75% per annum, payable monthly. However, for any fiscal year in which the Company has minimum operating income of at least $3,000,000, the interest rate per annum is reduced to 2% over the prime rate. The Facility contains restrictive financial covenants, the more significant of which require the Company to maintain specified ratios of debt to net worth, minimum tangible net worth, working capital and minimum current ratio. Other covenants also limit the Company's activities in mergers or acquisitions and sales of substantial assets. Compliance with these covenants effectively restricts the ability of the Company to pay dividends, and also requires the Company to apply cash receipts to pay down borrowings under the Facility. The Facility had a stated maturity date of July 28, 1996, whereupon it can be renewed successively on an annual basis.

     On September 19, 1995, the Company, by amendment, increased its revolving credit agreement to $45,000,000 (the "new facility") with its commercial lender on substantially the same terms as the previous facility. The new facility has a stated maturity date of September 30, 1997, whereupon it can be renewed successively on an annual basis. The Company paid a one time closing fee of $200,000 to the lender for this increase in the new facility. The new facility has an interest rate per annum of 2% over the prime rate, since the Company achieved minimum operating income of at least $3,000,000 for the year ended July 1, 1995.

                         SALTON/MAXIM HOUSEWARES, INC.

            YEARS ENDED JULY 1, 1995, JULY 2, 1994 AND JUNE 26, 1993

     Information regarding short-term borrowings under revolving lines of credit is as follows:

                                                                  JULY 1,         JULY 2,
                                                                   1995            1994
                                                                -----------     -----------
    Balance at end of fiscal period..........................   $17,860,444     $16,789,060
    Interest rate at end of fiscal period....................         11.50%           9.25%
    Maximum amount outstanding at any month-end..............   $24,252,505     $21,134,945
    Average amount outstanding...............................   $18,501,208     $15,876,919
    Weighted average interest rate during fiscal period......          11.2%            8.7%
    Outstanding letters of credit at end of fiscal period....   $ 1,482,605     $   434,594

3. SUBORDINATED DEBT

     On July 28, 1994, the Company completed a $1,000,000 promissory note payable at the prime rate of interest to a bank. The note is subordinated to the commercial lender and is secured by subordinated liens on substantially all of the Company's assets. It has a stated maturity date to occur no earlier than January 1, 1996, provided the Company has sufficient excess availability under the senior lender's formula. If the Company does not have sufficient excess availability, as defined, at January 1, 1996, the note is to be paid in twelve equal monthly installments commencing on January 1, 1996. The note is guaranteed by certain stockholders and officers of the Company.

     As of July 2, 1994, the Company had 10% subordinated debentures held by various capital partnerships affiliated with Mesirow Financial aggregating $1,750,000 and $250,000 held by Allied Capital Corporation. The debentures were subordinated to all debt other than the note payable to Financo-Maxim, Inc. The debentures were due on September 19, 1993, with interest payable quarterly. As of July 2, 1994, the Company had a 10% subordinated note payable to Financo-Maxim, Inc. for $973,916. The note was due on August 25, 1994, with interest payable quarterly. The note is subordinated to other debt on the same basis as the subordinated debentures.

     On June 30, 1993, the 10% subordinated debenture and note payable holders (the "holders") agreed to a standstill period in which the Company is prohibited from making interest or principal payments on the debentures and the note payable. During the standstill period, the holders are required to refrain from accelerating the maturity of all or any portion of the indebtedness represented by their respective debt instruments. The holders agreed on July 28, 1994 to extend the standstill period and the maturity dates of their respective notes. These agreements effectively extend the holders' debt to September 1, 1996. However, if the revolving credit agreement is extended for one additional year, the holder's debt and the standstill can be extended to September 1, 1997. At July 1, 1995, deferred interest due to the holders was approximately $6,800.

     On February 24, 1995, the Company redeemed the 10% Subordinated Debentures of the Company due September 1, 1996 (the Subordinated Debentures") with a face amount of $1,750,000 (and accrued interest of $364,864) held by Dominator Investors Group ("Dominator") in exchange for 704,955 shares of Common Stock of the Company; and $723,916 of the Financo-Maxim, Inc. 10% subordinated note payable (the "Note") (and $203,376 of accrued interest thereon) held by Financo Investors Fund, L.P. ("Financo Fund"), in exchange for 309,097 shares of Common Stock of the Company.

     Dominator, which is controlled by the Company's President and its Chief Operating Officer, had acquired the Subordinated Debentures and 964,965 shares of Common Stock of the Company from various affiliates of Mesirow Financial in December, 1994. The Financo-Maxim, Inc. Subordinated Note held by Financo Fund, a significant stockholder of the Company, had an original principal amount of $973,916, which was reduced to $250,000 in connection with the redemption by the Company on February 24, 1995. The Company and Financo Fund are parties to a standstill agreement which prohibits Financo Fund from accelerating the

                         SALTON/MAXIM HOUSEWARES, INC.

            YEARS ENDED JULY 1, 1995, JULY 2, 1994 AND JUNE 26, 1993

maturity of all or any portion of the remaining Subordinated Note prior to September 1, 1996; provided that if the Company's revolving credit agreement is extended for one additional year, Financo Fund has agreed that the Subordinated Note and the standstill agreement can be extended to September 1, 1997.

     Annual maturities of subordinated debt are as follows:

                    FISCAL YEAR ENDING:
                      1996....................................   $  600,000
                      1997....................................      400,000
                      1998....................................      500,000
                                                                 ----------
                         Total................................   $1,500,000
                                                                 ==========

4. CAPITAL STOCK

     SHI formed a wholly owned subsidiary, Salton/Maxim Housewares, Inc., a Delaware corporation, in June 1991. On August 6, 1991, SHI and Financo-Maxim, Inc., as general partners of the Partnership, and SMHI merged, with SMHI as the surviving corporation. As a result of the merger, the Partnership was dissolved and the minority interest of Financo-Maxim, Inc. was converted into shares of common stock. On October 17, 1991, the Company completed an initial public offering of 2,300,000 shares of common stock.

     The Company has authorized 2,000,000 shares of $.01 par value preferred stock. To date, no shares of preferred stock have been issued. The preferred stock may be issued from time to time in one or more series. The Board of Directors is authorized to determine the rights, preferences, privileges, and restrictions, including dividend rights, conversion rights, voting rights, terms of redemption (including sinking fund provisions, if any), and liquidation, granted to and imposed upon any wholly unissued series of preferred stock and to fix the number of shares of any series of preferred stock and the designation of any such series, without any vote or action by stockholders.

     On September 14, 1993, the Company and a bank amended the revolving credit agreement to provide for a seasonal overadvance facility (the "Overadvance Facility") through January 31, 1994 of up to $2,000,000. The Overadvance Facility was guaranteed by Duquesne and Mesirow Capital Partners V ("Mesirow"), which are each affiliates of major stockholders of the Company. In consideration for the guarantees, on October 27, 1993, the Company agreed to issue 75,000 shares of its restricted common stock each to Duquesne and Mesirow.

     The Company issued 394,520 shares of Common Stock in the third quarter of 1995 to complete the settlement process described in Note 9 of various class action lawsuits arising out of the Company's initial public offering in 1991.

     As more fully described in Note 3, on February 24, 1995, the Company redeemed and converted to equity the Subordinated Debentures of the Company with a face amount of $1,750,000 and accrued interest of $364,864 held by Dominator Investors Group in exchange for 704,955 shares of Common Stock of the Company; and $723,916 of the Financo-Maxim, Inc. 10% subordinated note payable and $203,376 of accrued interest thereon held by Financo Investors Fund, L.P. ("Financo Fund"), in exchange for 309,097 shares of Common Stock of the Company.

     In connection with the Company's redemption of the Subordinated Debentures and $723,916 of the Subordinated Note, the Company registered under the Securities Act of 1933 the shares issued to each of Dominator and Financo Fund.

                         SALTON/MAXIM HOUSEWARES, INC.

            YEARS ENDED JULY 1, 1995, JULY 2, 1994 AND JUNE 26, 1993

5. STOCK OPTION PLAN

     The Company has a Stock Option Plan (the "Stock Option Plan") under which 465,000 shares of common stock are reserved for issuance under the plan. The Stock Option Plan, which provides for both incentive stock options and nonqualified stock options, is designed as an incentive for retaining key employees, directors, and consultants. The Compensation Committee of the Board of Directors administers and interprets the Stock Option Plan and is authorized to grant options thereunder to employees (including officers) and directors (whether or not employees) of the Company and consultants to the Company.

     At the date of the initial public offering of common stock, options for 290,000 shares of common stock were granted at an exercise price equal to the initial public offering price to the executive officers and directors and certain key employees of the Company. On January 6, 1992, options for 20,000 shares of common stock were granted to a new employee at $5.375 per share. The employee's rights to exercise these options vest over a five-year period. On December 23, 1993, options aggregating 102,000 shares of common stock were issued to an executive officer and other key employees at $.875 per share. The options vested six months and one day after the date of the grant. On December 15, 1994, options for 10,000 shares each of Common Stock were granted to two directors of the Company at the closing market price of the shares on December 19, 1994. The options vested six months and one day after the date of the grant. There have been no shares exercised under the Stock Option Plan and options aggregating 161,000 shares previously issued have been returned, canceled or expired.

     The exercise price of each incentive stock option granted under the Stock Option Plan must be at least equal to the fair market value of the underlying common stock on the date the incentive stock option is granted, and no incentive stock option may be exercisable later than ten years from the date of grant.

     However, the exercise price of an incentive stock option granted to an employee who owns stock possessing more than 10% of the voting power of the Company's outstanding stock must be at least equal to 110% of the fair market value of the common stock on the date of grant, and the maximum term of such an option may not exceed five years. The exercise price of all nonqualified stock options granted under the Stock Option Plan must be at least equal to 85% of the fair market value of the underlying shares of common stock on the date of grant.

6. PRODUCT LINE ACQUISITION

     On December 31, 1993, the Company acquired the trade names, inventory, tooling and other intangible assets with respect to the Breadman(TM) and Juiceman(TM) product lines from Trillium Health Products ("Trillium"). The purchase price, with the exception of inventory which was purchased at cost, is based on a percentage of sales over a five-year period. The purchase price, excluding the value of inventory, is $3,500,000. Trillium has a first security lien on the trade rights to Breadman(TM) and Juiceman(TM) and certain related tooling. The purchase price was adjusted to its present value (discounted at 8%) of $3,359,000 and allocated to the acquired assets as follows:

                    Patents, trademarks, and other
                      intangibles.............................   $3,063,000
                    Tooling...................................      296,000
                                                                 ----------
                         Total................................   $3,359,000
                                                                 ==========

     The balance sheet classification of Trillium's debt is based on the Company's anticipated payments based on estimated sales of purchased product lines through the period ended December 31, 1998. At July 1, 1995, the "earnout" of the purchase price, based on sales of the purchased product lines, was substantially complete.

                         SALTON/MAXIM HOUSEWARES, INC.

            YEARS ENDED JULY 1, 1995, JULY 2, 1994 AND JUNE 26, 1993

     The Company terminated its license agreement with Salton Time, Ltd. and, on May 25, 1994, the Company purchased from a bank substantially all of Salton Time, Ltd.'s then existing inventory. The Company acquired this inventory to continue marketing clocks and watches under the Salton Time brand name.

     These acquisitions have been accounted for as purchases and, accordingly, operating results include such acquisitions from the dates of purchase.

7. RELATED PARTY TRANSACTIONS

     During 1994, Glacier Holdings Inc.("Glacier") and its wholly owned subsidiaries, Salton Time, Ltd. and Stylemaster, Inc. ("Stylemaster"), ceased operations and were liquidated. These companies were affiliated with Duquesne. The Chairman of the Company is an executive officer of Duquesne and was the President of Glacier. As of June 26, 1993, Glacier owed the Company $226,902 for administrative charges. During 1994 and 1993, the Company recorded $162,642, and $149,384, respectively, from Glacier and Salton Time, Ltd. for royalties and system information services. As of July 2, 1994 and June 26, 1993, the Company owed Stylemaster $0 and $77,457 related to inventory purchases of $55,203 and $222,893 during the respective fiscal years.

     At July 28, 1994, the Company paid a $250,000 brokerage fee to Financo, Inc. to assist it in placing the revolving credit agreement described in Note 2. The president of Financo, Inc., a former director of the Company, is a principal of Financo Investors Fund, LP., a major stockholder in the Company.

8. COMMITMENTS AND CONTINGENCIES

     On December 30, 1994, the Company entered into an agreement with Popeil Pasta Products, Inc. ("Popeil") to be an exclusive licensed retail store distributor of certain of Popeil products to designated retail store outlets. Under the agreement, the Company is required to purchase 100,000 pasta makers by February 1, 1996.

     The Company leases certain facilities and equipment under long-term operating leases. Rental expense under all leases was $633,387, $742,922, and $847,445 for the fiscal periods ended July 1, 1995, July 2, 1994 and June 26, 1993, respectively.

     The future minimum rental commitments as of July 1, 1995 were as follows:

                    FISCAL YEAR ENDING:
                      1996....................................   $  616,365
                      1997....................................      566,241
                      1998....................................      499,574
                      1999....................................      374,426
                      Thereafter..............................       93,525
                                                                 ----------
                         Total................................   $2,150,131
                                                                 ==========

     The Company has employment agreements with its three executive officers which are in effect until December 15, 1997.

9. LEGAL PROCEEDINGS

     The Company entered into a settlement agreement on July 13, 1994 with class counsel representing shareholders who purchased stock in the Company's initial public offering on October 9, 1991, or in the open market through November 27, 1991. The settlement, which was approved on September 23, 1994 by the

                         SALTON/MAXIM HOUSEWARES, INC.

            YEARS ENDED JULY 1, 1995, JULY 2, 1994 AND JUNE 26, 1993

federal court in Illinois and the plaintiff class, is expected to resolve all of the claims arising out of the Company's initial public offering. The Company's contribution to the settlement was sufficient shares of the Company's common stock having a market value of $900,000. In 1994, the Company increased its accrued class action settlement liability to reflect this settlement and 394,520 shares were issued in the third quarter ended April 1, 1995, to complete the settlement process.

     The Company is named as defendant in a suit brought by the original seller of Salton's assets to the Company. The complaint claims $815,000 in damages from an alleged failure of the Company to assist in the collection of certain receivables alleged to have been outstanding at the time of the Company's acquisition of assets of Salton, Inc. in September 1988. The Company has filed a counter claim against Salton, Inc. seeking indemnification of defense costs and any liability judgments entered against the Company in the lawsuit described below. The case has an anticipated trial date of April 1996 and the Company believes this action to be without merit.

     The Company has also been named as a defendant in a suit brought by a former sales representative of Salton, Inc., the seller of assets to the Company in 1988. The plaintiff was awarded a judgment in the amount of approximately $645,641 plus interest against Salton, Inc. The action alleges that the Company is liable to the plaintiff for such amount because the sale of assets of Salton, Inc. to the Company in 1988 was a fraudulent conveyance. The action seeks damages in the amount of approximately $645,641 plus interest and punitive damages in the amount of $500,000, and costs and disbursements occasioned as a result of the action. The Company filed a motion for summary judgment against the plaintiff on July 23, 1993 and in December 1994, the court denied the motion for summary judgment. The case is in expert discovery and the Company expects the case to go to trial in calendar year 1996. The Company believes this action to be without merit.

     The Company is a party to various other legal actions and proceedings incident to its normal business operations. Management believes that the outcome of the Company's litigation will not have a material adverse effect on its financial condition or results of operations.

10. MAJOR CUSTOMERS

     The Company's net sales in the aggregate to its five largest customers during the fiscal years ended July 1, 1995, July 2, 1994 and June 26, 1993 were 52%, 55%, and 51%, respectively. One customer accounted for 11%, 18%, and 15% of net sales during the fiscal years ended July 1, 1995, July 2, 1994 and June 26, 1993, respectively. Another customer accounted for 15%, 14%, and 18%, respectively, over the same fiscal years.

     Although the Company has long-established relationships with many of its customers, the Company does not have long-term contracts with any of its customers. A significant concentration of the Company's business activity is with department stores, upscale mass merchandisers, specialty stores, and warehouse clubs whose ability to meet their obligations with the Company is dependent upon prevailing economic conditions within the retail industry.

11.  INCOME TAXES

     Due to net operating losses, there was no income tax provision in 1994 and 1993.

                         SALTON/MAXIM HOUSEWARES, INC.

            YEARS ENDED JULY 1, 1995, JULY 2, 1994 AND JUNE 26, 1993

     Deferred taxes arise due to differences between the treatment for financial reporting and for tax return purposes of the payment of various expenses, accounts receivable reserves, and inventory basis differences offset by the depreciation of property and equipment. Deferred taxes at July 1, 1995 are:

          Allowance for doubtful accounts.............................   $   760,000
          Depreciation................................................      (687,000)
          Other deferred items, net...................................       (70,000)
          Net operating loss carry-forwards...........................     3,698,000
          Less valuation allowance....................................    (3,701,000)
                                                                         -----------
               Total..................................................   $
                                                                         ===========

     The Company has recorded a valuation allowance against all remaining deferred tax assets as management presently cannot conclude that, more likely than not, any given portion of the deferred tax asset balance will be realized in future periods.

     The Company has net loss carry-forwards at July 1, 1995 expiring as follows:

    YEAR
CARRYFORWARD
   EXPIRES                                                            AMOUNT
- -------------                                                       ----------
  2006...........................................................   $  320,000
  2007...........................................................    3,730,000
  2008...........................................................    2,336,000
  2009...........................................................    2,851,000
                                                                    ----------
    Total........................................................   $9,237,000
                                                                    ==========

     A reconciliation of the statutory federal income tax rate to the effective rate was as follows:

                                                                   FISCAL YEARS ENDED
                                                           ----------------------------------
                                                           JULY 1,      JULY 2,      JUNE 26,
                                                            1995         1994          1993
                                                           -------      -------      --------
          Statutory federal income tax rate (benefit)...     35.0%       (35.0)%       (34.0)%
          Utilization of operating loss carryforwards...    (32.0)
          Increase in valuation allowance...............                  35.0          34.0
                                                            -----        -----         -----
            Effective income tax rate...................      3.0%         0.0%          0.0%
                                                            =====        =====         =====

SUBSEQUENT EVENTS (UNAUDITED)

     In February, 1996, the board of directors approved a proposed Stock Purchase Agreement, Stockholder Agreement and Marketing Cooperation Agreement with Windmere Corporation. Such agreements, if approved by Company stockholders, would allow a strategic alliance of the two companies. A stockholder vote on the proposed transaction is anticipated in June, 1996.

     The Stock Purchase Agreement provides that Windmere will purchase from the Company 6,508,572 newly issued shares of Common Stock. In exchange, the Company is to receive $3,254,286 in cash, a promissory note in the amount of $10,847,620 and 748,112 shares of Windmere Common Stock. The related Stockholder Agreement provides for, among other things, a "standstill" period in which acquisition of additional shares of Common Stock by Windmere is restricted; registration of shares of Common Stock owned by Windmere upon its demand; appointment of members to the Company's board by Windmere; and certain restrictions on the transfer of shares Common Stock held by Windmere.

                         SALTON/MAXIM HOUSEWARES, INC.

            YEARS ENDED JULY 1, 1995, JULY 2, 1994 AND JUNE 26, 1993

     The Marketing Cooperation Agreement specifies joint marketing efforts designed to allow possible co-branding of products, coordination of promotional activities, and potential expansion of distribution channels for products of each company.

     On June 3, 1996, the Company announced that it has agreed in principle to acquire substantially all of the assets and certain liabilities of Block China Corporation. The consideration to be paid by the Company would consist of $1,485,000 in cash and a warrant to purchase 25,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the closing date of the acquisition. The consideration would also include an earn-out of up to $500,000 and 150,000 shares of Common Stock based on Block China's financial performance over a three-year period.

     The closing of the proposed acquisition is subject to the negotiation of mutually satisfactory definitive documents and the receipt by the parties of certain third party consents. There can be no assurance that the proposed acquisition will be consummated or as to the terms or timing of any such acquisition.

                         SALTON/MAXIM HOUSEWARES, INC.

                                 BALANCE SHEET
                                  (UNAUDITED)
                   (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                     MARCH 30,
                                                                                       1996
                                                                                     ---------
ASSETS
Current Assets:
  Cash............................................................................    $     8
  Accounts receivable, net of allowances..........................................     17,982
  Inventories.....................................................................     27,146
  Prepaid expenses and other current assets.......................................      1,634
                                                                                      -------
     Total current assets.........................................................     46,770
Property, plant and equipment:
  Molds and tooling...............................................................     11,072
  Warehouse equipment.............................................................        282
  Office furniture and equipment..................................................      1,847
                                                                                      -------
                                                                                       13,201
  Less accumulated depreciation...................................................     (8,109)
                                                                                      -------
                                                                                        5,092
Other assets (net of accumulated amortization)....................................      3,846
                                                                                      -------
     Total assets.................................................................    $55,708
                                                                                      =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable................................................................    $10,997
  Accrued expenses................................................................        862
  Revolving line of credit........................................................     24,665
  Current portion -- Subordinated debt............................................        667
                                                                                      -------
     Total current liabilities....................................................     37,191
Subordinated debt.................................................................        500
Stockholders' Equity:
  Preferred stock, $.01 par value; authorized, 2,000,000 shares; no shares issued
  Common stock, $.01 par value; authorized, 20,000,000 shares; issued and
     outstanding, 6,508,572 shares................................................         65
  Additional paid-in capital......................................................     29,293
  Accumulated deficit.............................................................    (11,341)
                                                                                      -------
     Total stockholders' equity...................................................     18,017
                                                                                      -------
     Total liabilities and stockholders' equity...................................    $55,708
                                                                                      =======

                         SALTON/MAXIM HOUSEWARES, INC.

                            STATEMENT OF OPERATIONS
                                  (UNAUDITED)
             (DOLLARS IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA)

                                                         13 WEEKS ENDED            39 WEEKS ENDED
                                                     ----------------------    ----------------------
                                                      3/30/96      4/1/95       3/30/96      4/1/95
                                                     ---------    ---------    ---------    ---------
Net sales.........................................     $20,190      $15,264      $79,844      $62,429
Cost of goods sold................................      13,604       10,802       55,320       45,288
Distribution expenses.............................       1,339        1,074        4,426        3,512
                                                      --------     --------      -------      -------
Gross profit......................................       5,247        3,388       20,098       13,629
Selling, general and administrative expenses......       5,013        3,336       14,345        9,572
                                                      --------     --------      -------      -------
Operating income..................................         234           52        5,753        4,057
Interest expense..................................         969          727        2,976        2,333
                                                      --------     --------      -------      -------
Income before income taxes........................        (725)        (675)       2,777        1,724
Income taxes......................................         (20)         (10)          90           20
                                                      --------     --------      -------      -------
Net income........................................      $ (705)      $ (665)     $ 2,687      $ 1,704
                                                      ========     ========      =======      =======
Weighted average common and common equivalent
  shares outstanding..............................   6,508,572    5,811,960    6,583,783    5,337,320
Net income per common and common equivalent share:
  Net income......................................      $(0.11)      $(0.11)       $0.41        $0.32

                         SALTON/MAXIM HOUSEWARES, INC.

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                               39 WEEKS ENDED
                                                                             ------------------
                                                                             3/30/96    4/1/95
                                                                             -------    -------
Cash flows from operating activities:
  Net income:.............................................................   $ 2,687    $ 1,704
     Adjustments to reconcile net income to net cash used in operating activities:
       Depreciation and amortization......................................     1,761      1,485
       Changes in assets and liabilities:
          Accounts receivable.............................................    (4,506)    (3,705)
          Inventories.....................................................    (7,705)     2,142
          Prepaid expenses and other current assets.......................      (593)       261
          Accounts payable................................................     5,590      1,286
          Accrued expenses................................................       234        229
          Accrued class action settlement.................................                 (100)
                                                                             -------    --------
          Net cash provided by (used in) operating activities.............    (2,532)     3,302
Cash flows from investing activities:
  Capital expenditures....................................................    (2,881)    (1,462)
                                                                             -------    --------
          Net cash used in investing activities...........................    (2,881)    (1,462)
Cash flows from financing activities:
  Proceeds from (payments to) revolving line of credit....................     6,805       (386)
  Proceeds from (payments to) subordinated note payable to bank...........      (333)     1,000
  Costs associated with Company refinancing...............................                 (743)
  Costs associated with increased Company line of credit..................      (242)
  Trillium Health Products debt...........................................      (815)    (1,707)
                                                                             -------    --------
          Net cash provided by (used in) financing activities.............     5,415     (1,836)
                                                                             -------    --------
Net increase in cash......................................................   $     2    $     4
Cash, beginning of period.................................................         6          2
                                                                             -------    --------
Cash, end of period.......................................................   $     8    $     6
                                                                             =======    ========
Cash paid during the period for:
  Interest................................................................   $ 2,693    $ 1,928
  Income taxes............................................................   $    10    $    20

                         SALTON/MAXIM HOUSEWARES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                  (Unaudited)

1. FINANCIAL STATEMENTS.

     The financial statements have been prepared from the Company's books without audit and are subject to year end adjustments. The interim financial statements reflect all adjustments consisting only of normal recurring accruals which are, in the opinion of management, necessary for a fair presentation of financial information. The financial statements should be read in conjunction with the financial statements and notes thereto included in the Salton/Maxim Housewares, Inc. 1995 Annual Report to Shareholders and the Annual Report on Form 10-K. The results of operations for the interim periods should not be considered indicative of results to be expected for the full year.

2. EARNINGS (LOSS) PER COMMON SHARE.

     Net income (loss) per common share is computed based upon the weighted average number of common and common equivalent shares outstanding. The shares shown as outstanding in the Statements of Operations have been adjusted for dilutive common stock equivalents applying the treasury stock method.

3. EVENTS OF THE FIRST NINE MONTHS ENDED MARCH 30, 1996.

     On September 19, 1995, the Company and its lender amended their revolving line of credit agreement (the "Facility") to increase the Facility from $25,000,000 to $45,000,000 on substantially the same terms as the old Facility. The new Facility has a stated maturity date of September 30, 1997, whereupon it can be renewed successively on an annual basis. The Company paid a one time closing fee of $200,000 to the lender for the new Facility. Further, since the Company achieved minimum operating income of at least $3,000,000 for the year ended July 1, 1995, the new Facility has an interest rate per annum of 2% over the prime rate.

     On February 27, 1996, the Company entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Windmere Corporation ("Windmere"), a corporation engaged principally in manufacturing and distributing a wide variety of personal care products and household appliances. Subject to the terms and conditions of the Stock Purchase Agreement, Windmere will purchase from the Company 6,508,572 newly issued shares of Common Stock (the "Purchase"), which will represent 50% of the outstanding shares of Common Stock of the Company on February 27, 1996 after giving effect to the Purchase. As consideration for the purchase, Windmere would provide the Company: (i) $3,254,286 in cash; (ii) a subordinated promissory note in the aggregate principal amount of $10,847,620, which note would be secured by certain assets of Windmere and its domestic subsidiaries and guaranteed by such domestic subsidiaries; and (iii) 748,112 shares of Windmere's common stock. Windmere's common stock is traded on the NYSE. The note is payable five years from the closing date of the Purchase and bears interest at 8% per annum payable quarterly. Windmere would also be granted an option to purchase up to 485,000 shares of Common Stock at $4.83 per share, which option is exercisable only if and to the extent that options to purchase shares of Common Stock which are outstanding on February 27, 1996 are exercised.

     The closing of the Purchase, currently anticipated in the middle of 1996, remains subject to a number of conditions, including approval of the Purchase by the stockholders of the Company. The Company plans on holding a special meeting of stockholders to consider the Purchase on June 25, 1996. There can be no assurance that the Purchase will be consummated.

     In the event the Purchase is consummated, Windmere and the Company would enter into a Marketing Cooperation Agreement, pursuant to which the parties would agree to participate in a variety of mutually satisfactory marketing cooperation efforts.

     Windmere and the Company would also enter into a Stockholder Agreement (the "Stockholder Agreement") and a Registration Rights Agreement (the "Registration Agreement") in the event the Purchase is consummated. Pursuant to the Stockholder Agreement, Windmere would be entitled to designate for election, so long as its ownership does not fall below 15%, that percentage of the Company's directors as is proportionate to its stock ownership percentage; provided that the number of directors designated by Windmere will in no event exceed 50% of the total number of directors. The Stockholder Agreement also contains provisions which, subject to specified time periods and exceptions, restrict the disposition by Windmere of shares of Common Stock and restrict purchases by Windmere of additional shares of Common Stock that would increase its percentage ownership interest. Subject to the foregoing restrictions on disposition of shares, the Registration Agreement would give Windmere certain demand and piggyback registration rights with respect to its shares of Common Stock.

     Windmere and the Company have entered into an agreement dated April 8, 1996 pursuant to which Windmere has agreed to extend to the Company a credit line of up to $1,000,000 until the closing of the Purchase. Such credit line is to be used exclusively for the purpose of purchasing products manufactured and sold by Windmere's wholly-owned subsidiary, Durable Electrical Metal Factory, Ltd. ("Durable"). Windmere has agreed that, after the closing of the Purchase, such credit line will be increased to $2,500,000; provided, however, that Windmere may increase or decrease such credit line from time to time as it, in its sole discretion, deems necessary or desirable. The Company is required to pay in full the total amount of each invoice from Durable within thirty days from the date of such invoice.

     Windmere and the Company have also entered into a loan agreement dated April 8, 1996 pursuant to which Windmere loaned $3,254,286 to the Company (the "Loan"), the proceeds of which are to be used by the Company for working capital and other corporate purposes. The principal balance of the Loan, together with all interest accrued thereon at 8% per annum, is due and payable upon the closing of the Purchase; provided, however, that upon the request of the Company, Windmere will apply the $3,254,286 cash portion of the consideration to be paid by Windmere in connection with the Purchase against the total amount outstanding and due under the Loan upon such closing. In the event that the Stock Purchase Agreement is terminated for any reason, then (i) the entire principal balance of the Loan, together with interest accrued thereon, will be due and payable on September 30, 1996, and (ii) the Company will issue to Windmere options to purchase up to 75,000 shares of Common Stock, which options will be immediately exercisable at an exercise price of $3.00 per share.

     The Loan is subordinated to the Company's indebtedness to its senior lenders and, subject to such subordination, is secured by all of the inventory, equipment, fixtures, accounts receivable and general intangibles of the Company.

4. SUBSEQUENT EVENTS

     On June 3, 1996, the Company announced that it has agreed in principle to acquire substantially all of the assets and certain liabilities of Block China Corporation. The consideration to be paid by the Company would consist of $1,485,000 in cash and a warrant to purchase 25,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the closing date of the acquisition. The consideration would also include an earn-out of up to $500,000 and 150,000 shares of Common Stock based on Block China's financial performance over a three-year period.

     The closing of the proposed acquisition is subject to the negotiation of mutually satisfactory definitive documents and the receipt by the parties of certain third party consents. There can be no assurance that the proposed acquisition will be consummated or as to the terms or timing of any such acquisition.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Block China Corporation
New York, New York

     We have audited the accompanying balance sheets of Block China Corporation as of December 31, 1995 and 1994, and the related statements of operations and accumulated deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Block China Corporation as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Shine & Company

April 17, 1996, except as to note 13,
which is as of June 3, 1996
New York, New York

                            BLOCK CHINA CORPORATION

                                 BALANCE SHEETS
                                  DECEMBER 31,

                                                                           1995          1994
                                                                        ----------    ----------
                               ASSETS
CURRENT ASSETS:
  Cash...............................................................   $  135,083    $  168,344
  Accounts receivable................................................    2,250,411     2,121,412
  Inventory..........................................................    3,333,698     3,532,263
  Prepaid expenses and other receivables.............................      171,061       208,518
  Marketable securities..............................................           --         5,535
                                                                        ----------    ----------
       Total current assets..........................................    5,890,253     6,036,072
PROPERTY AND EQUIPMENT, at cost -- net...............................      286,165       241,612
OTHER ASSETS:
  Security deposits..................................................       30,729        30,529
                                                                        ----------    ----------
                                                                        $6,207,147    $6,308,213
                                                                        ==========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Trade drafts and accounts payable..................................   $1,714,319    $1,677,073
  Notes payable -- bank..............................................    3,495,361     3,735,929
  Loans payable -- stockholders......................................      272,000       122,000
  Accrued expenses payable...........................................      178,439       304,412
  Equipment lease payable............................................       15,852            --
                                                                        ----------    ----------
       Total current liabilities.....................................    5,675,971     5,839,414
                                                                        ----------    ----------
LONG-TERM LIABILITIES:
  Officer's loan payable.............................................      166,031       166,031
  Equipment lease payable............................................       35,932            --
  Loan payable -- other..............................................           --       100,000
                                                                        ----------    ----------
                                                                           201,963       266,031
                                                                        ----------    ----------
STOCKHOLDERS' EQUITY:
  Common stock -- $.01 par value
     15,000 shares -- Authorized
     10,934 shares -- Issued and outstanding.........................          109           109
  Capital in excess of par value.....................................    1,617,186     1,517,186
  Accumulated deficit................................................      (72,751)      (99,196)
                                                                        ----------    ----------
                                                                         1,544,544     1,418,099
  Less treasury stock, at cost, 6,413.5 shares.......................    1,215,331     1,215,331
                                                                        ----------    ----------
       Total Stockholders' Equity....................................      329,213       202,768
                                                                        ----------    ----------
                                                                        $6,207,147    $6,308,213
                                                                        ==========    ==========

                       See notes to financial statements.

                            BLOCK CHINA CORPORATION

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                                         1995           1994
                                                                      -----------    -----------
REVENUE
  Net sales, including retail outlet sales of $236,143 in 1995
     and $528,906 in 1994..........................................   $15,688,756    $14,876,777
  Cost of Goods Sold...............................................    10,016,084      9,158,116
                                                                      -----------    -----------
  Gross Profit.....................................................     5,672,672      5,718,661
                                                                      -----------    -----------
OPERATING EXPENSES
  Cooperative advertising allowance................................       580,110        400,447
  Warehouse........................................................     1,192,285      1,157,761
  Selling..........................................................     2,281,474      1,872,550
  General and administrative.......................................     1,283,529      1,579,558
  Retail outlets...................................................        89,897        262,628
                                                                      -----------    -----------
                                                                        5,427,295      5,272,944
                                                                      -----------    -----------
  Income from Operations...........................................       245,377        445,717
                                                                      -----------    -----------
OTHER INCOME (EXPENSES)
  Commission income................................................       326,975        224,934
  Dividend and miscellaneous income................................         1,615         10,864
  Interest expense -- net..........................................      (499,485)      (402,304)
  Loss on foreign currency exchange................................       (16,037)       (73,767)
  Litigation settlement............................................       (30,000)            --
  Moving expense...................................................            --        (49,263)
                                                                      -----------    -----------
                                                                         (216,932)      (289,536)
                                                                      -----------    -----------
  Income Before Income Taxes.......................................        28,445        156,181
Less: Provision for state and local income taxes...................         2,000          3,400
                                                                      -----------    -----------
     NET INCOME....................................................        26,445        152,781
Accumulated Deficit -- Beginning of Year...........................       (99,196)      (251,977)
                                                                      -----------    -----------
Accumulated Deficit -- End of Year.................................   $   (72,751)   $   (99,196)
                                                                      ===========    ===========

                       See notes to financial statements.

                            BLOCK CHINA CORPORATION

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                           1995         1994
                                                                         ---------    ---------
FROM OPERATING ACTIVITIES
  Net Income..........................................................   $  26,445    $ 152,781
     Adjustments to Reconcile Net Income to Net Cash Flow from
      Operating Activities:
       Depreciation...................................................      52,262       29,903
       Increase in allowance for sales returns and advertising........      83,288       60,475
       (Increase) Decrease in Operating Assets
       Accounts receivable............................................    (212,287)    (419,715)
       Inventory......................................................     198,565     (662,356)
       Prepaid expenses, other receivables and assets.................      37,257      (74,724)
       (Decrease) Increase in Operating Liabilities
       Trade accounts payable.........................................      37,216      393,277
       Accrued expenses...............................................    (125,973)     101,176
                                                                         ---------    ---------
  Net Cash from Operating Activities..................................      96,773     (419,183)
                                                                         ---------    ---------
FROM INVESTING ACTIVITIES
  Purchase of equipment and improvements..............................     (96,815)    (130,821)
  Sale of marketable securities.......................................       5,535           --
                                                                         ---------    ---------
     Net Cash from Investing Activities...............................     (91,280)    (130,821)
                                                                         ---------    ---------
FROM FINANCING ACTIVITIES
  (Decrease) increase in bank loan....................................    (240,536)     276,989
  Increase (decrease) in officers/stockholders loans..................     150,000      (13,278)
  (Decrease) increase in loan payable -- other........................    (100,000)     100,000
  Additional pain-in-capital..........................................     100,000           --
  Equipment lease financing -- net....................................      51,782           --
                                                                         ---------    ---------
  Net Cash from Financing Activities..................................     (38,754)     363,711
                                                                         ---------    ---------
     Decrease in Cash.................................................     (33,261)    (186,293)
Cash -- Beginning of Year.............................................     168,344      354,637
                                                                         ---------    ---------
Cash -- End of Year...................................................   $ 135,083    $ 168,344
                                                                         =========    =========
Additional disclosures of operating cash flows paid:
  Interest............................................................   $ 465,038    $ 403,401
  Income taxes........................................................   $   3,008    $   1,139

                       See notes to financial statements.

                            BLOCK CHINA CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995 AND 1994

1. BUSINESS ACTIVITY

     Block China Corporation (The Company) is an importer of fine china, crystal and ceramics for sale to department stores and other retail establishments.

     A retail outlet store located in Long Branch, New Jersey has been in operation since December 1991. Stores in Reading, Pennsylvania and New York City ceased operations in September 1994 and February 1995, respectively.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Inventory -- Inventory, which consist of finished goods, is valued at the lower of weighted average cost or market value.

     Depreciation -- Property and equipment are stated at cost. The cost of maintenance and repairs are charged to operations as incurred. Property and equipment acquired prior to 1981 are depreciated using the straight line method based on useful lives. Subsequent acquisitions are depreciated using the accelerated cost recovery system or modified accelerated cost recovery system. Depreciation expense for the years ended December 31, 1995 and 1994 amounted to $52,262 and $26,728 respectively.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Leases -- The Company leases certain computer equipment with a lease term of four years. The equipment has been capitalized using interest rates appropriate at the inception of the lease. This lease has been included in property and equipment at a value of $58,045.

     Minimum future lease payments due as of December 31, 1995 are as follows:

                                        YEAR                                   AMOUNT
        --------------------------------------------------------------------   -------
        1996................................................................   $15,852
        1997................................................................    15,852
        1998................................................................    15,852
        1999................................................................     4,228
                                                                               -------
                                                                                51,784
        Less: current portion...............................................    15,852
                                                                               -------
        Long term obligations at December, 31, 1995.........................   $35,932
                                                                               =======

     Foreign Currency Translation -- Assets and liabilities denominated in foreign currencies are adjusted to values based on the foreign exchange rates as of the Company's year end. The resultant gain or loss is recorded in income for financial statement purposes. This gain or loss is not recognized for income tax purposes. No deferred tax liability has been created for this timing difference.

                            BLOCK CHINA CORPORATION

                           DECEMBER 31, 1995 AND 1994

     Gains and losses on closed foreign currency transactions are recorded in income as incurred.

                                                                             1995        1994
                                                                           --------    --------
Realized currency loss from closed transactions.........................   $(11,366)   $(75,195)
Unrealized (losses) gains as of December 31,............................     (4,671)      1,428
                                                                           ----------  ----------
  Total Currency Loss...................................................   $(16,037)   $(73,767)
                                                                           ==========  ==========

3. ACCOUNTS RECEIVABLES

     Accounts receivable at December 31, 1995 and 1994 were comprised of:

                                                                           1995          1994
                                                                        ----------    ----------
Accounts receivable..................................................   $  585,676    $  749,898
Due from factor......................................................    1,908,420     1,531,911
                                                                        ----------    ----------
                                                                         2,494,096     2,281,809
Less allowance for sales returns and advertising.....................      243,685       160,397
                                                                        ----------    ----------
                                                                        $2,250,411    $2,121,412
                                                                        ==========    ==========

     The Company assigns substantially all of its receivables to a commercial factor up to maximum amounts established for each customer. Receivables in excess of such limitations are subject to recourse in the event of the customer's non-payment. As of December 31, 1995, approximately $78,000 of the amount due from the factor was subject to recourse.

     The factoring arrangement exists in conjunction with a $1,475,000 revolving credit line provided by the Company's primary lender (See Notes Payable -- Banks).

4. PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1995 and 1994 was comprised of:

                                                                      1995          1994
                                                                    --------      --------
    Furniture and equipment......................................   $272,031      $206,332
    Automobiles..................................................      9,240         9,240
    Warehouse equipment..........................................     66,329        49,879
    Leasehold improvements.......................................    191,218       176,552
                                                                    --------      --------
                                                                     538,818       442,003
    Less: Accumulated depreciation...............................    252,653       200,391
                                                                    --------      --------
                                                                    $286,165      $241,612
                                                                    ========      ========

5. NOTES PAYABLE -- BANKS

     Term Loans and Credit Lines -- The Company has arrangements with two banks for credit facilities. Generally, the loans are secured by the Company's factored receivables, accounts receivable and inventory and are guaranteed by the Company's principal stockholder.

     The arrangement with the primary bank provides a term loan in the original amount $2,400,000 which bears interest at 1 1/2% over the bank's prime rate. The loan was amended effective September 1, 1995 requiring principal payments of $7,500 per week beginning October 6, 1995. Prior to the amendment, principal payments due on the term loan were ten percent of each borrowing on the revolving credit line (see note

                            BLOCK CHINA CORPORATION

                           DECEMBER 31, 1995 AND 1994

below). The balance outstanding on this loan at December 31, 1995 and 1994 amounted to $1,930,452 and $2,176,552 respectively.

     In September 1993 the primary bank made available a $600,000 revolving line of credit that was subsequently increased to $1,375,000 in July 1994. The credit line was increased to $1,475,000 in September 1995. Advances against the credit line bear interest at 1 1/2% over the bank's prime rate and cannot exceed eighty percent of factor approved accounts receivable. Each revolving credit loan is for a term of 90 days. Balances of $927,356 and $949,977 were outstanding on this line at December 31, 1995 and 1994 respectively.

     The terms of the revolving credit line require the Company to maintain its accounts receivable with a commercial factor.

     The primary bank also provided the Company with a $500,000 line of credit for opening letters of credit to purchase merchandise from a single supplier in Portugal. Payment is due 90 days from the date the letter of credit is presented for payment. An additional 60 day extension is available on the letter of credit borrowings. Interest on this line is at 1 1/2% above the bank's prime rate. The balance due on this line at December 31, 1995 was $298,155.

     The secondary bank has made available a term loan of $429,400 (the original sum was $1,230,000). As amended June 26, 1995, the loan bears interest at 2% over the bank's prime rate and requires monthly principal repayments of $15,000. At December 31, 1995 and 1994, loans outstanding under this facility were $339,400 and $609,400 respectively.

     In May 1994 the Company made an unscheduled principal payment on its term loans of $150,000. The payment was applied $110,460 to the primary lender and $39,540 to the secondary lender.

     The term loans (both primary and secondary lenders) and credit line terminated December 31, 1995. The Company has an arrangement with both lenders that all credit facilities remain in place without change.

                           LENDING SUMMARY                          1995          1994
        ------------------------------------------------------   ----------    ----------
        Primary Lender
          Term loan...........................................   $1,930,452    $2,176,552
          Credit line.........................................      927,356       949,977
          Letter of credit line...............................      298,155            --
        Secondary Lender
          Term loan...........................................      339,400       609,400
                                                                 ----------    ----------
                                                                 $3,495,363    $3,735,929
                                                                 ==========    ==========

6. LOANS PAYABLE -- OFFICER/STOCKHOLDER

     A stockholder loan in the amount of $122,000 bears interest at an annual rate of 1 1/2% over the prime rate of the Company's primary lender. A second loan of $150,000 bears interest at a rate of 9 1/2% per annum. The stockholder's loans are due to minority shareholders.

     The officer's loan is payable to the principal stockholder of the Company and carries interest at 1 1/2% over the primary lenders prime rate.

                                                                      1995        1994
                                                                    --------    --------
        Current Liabilities
          Loans payable -- Stockholders..........................   $272,000    $122,000
                                                                    ========    ========
        Non-current Liabilities
          Officer's loan payable.................................   $166,031    $166,031
                                                                    ========    ========

                            BLOCK CHINA CORPORATION

                           DECEMBER 31, 1995 AND 1994

     The stockholder loans are payable upon demand.

7. LOAN PAYABLE -- OTHER

     In 1994 a loan of $100,000 was made to the Company by an unrelated party. This loan was converted to equity in 1995.

8. INCOME TAXES AND RETAINED EARNINGS

     Effective January 1, 1987, the Company, with the consent of its stockholders, elected under the Internal Revenue Code to be an "S" Corporation. In lieu of corporation income taxes, the stockholders of an "S" Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for Federal income taxes has been included in these financial statements.

     For Federal tax purposes, retained earnings is comprised of the following components:

                                                                    1995         1994
                                                                  ---------    ---------
        Accumulated adjustments account (Subchapter "S"
          Corp.)...............................................   $(561,695)   $(588,140)
        Retained earnings (Subchapter "C" Corp.)...............     488,944      488,944
                                                                   --------    ---------
                                                                  $ (72,751)   $ (99,196)
                                                                   ========    =========

9. INTEREST EXPENSE

     The components of interest expense are as follows:

                                                                      1995        1994
                                                                    --------    --------
        Interest expense -- term loans and credit lines..........   $428,819    $370,073
        Interest expense -- stockholder, officer's loans and
          miscellaneous..........................................     70,666      33,327
        Interest income..........................................         --      (1,096)
                                                                    --------    --------
                                                                    $499,485    $402,304
                                                                    ========    ========

10. PENSION PLAN

     The Company adopted a non-contributory defined contribution pension plan 401(k) in 1991. No matching contributions have been made by the Company to this plan for the years ending December 31, 1995 and 1994.

11. CONCENTRATION OF BUSINESS

Two customers accounted for approximately 24.1% and 20% respectively of the Company's calendar year 1995 and 1994 net sales.

12. COMMITMENTS & CONTINGENCIES

     Leases -- The Company leases office, warehouse and retail outlet premises requiring minimum annual rental payments plus real estate tax escalation's (warehouse only). The office lease term is from January 1, 1996 to December 31, 1996. The retail outlet lease lapsed in May 1995 and is on a month to month basis. The

                            BLOCK CHINA CORPORATION

                           DECEMBER 31, 1995 AND 1994

warehouse is subleased with a term from March 1, 1994 through June 30, 1997. Minimum rental payments are listed below.

                                                         OFFICE     WAREHOUSE
                                                        --------    ---------
                    1996.............................   $135,000    $203,569
                    1997.............................         --     101,785

     The Company exercised its option not to continue the lease of its retail outlet space in Reading, Pennsylvania, effective September 1994. The Company also discontinued its monthly lease for its New York City retail outlet in February 1995.

     Rent expense for the years ended December 31, 1995 and 1994 amounted to $377,125 and $502,855 respectively.

     Letter of Credit -- At December 31, 1995, the Company was contingently liable on $175,289 of outstanding letters of credit.

     Warehouse Operations -- The Company contracts with an independent warehouse operator to manage all receiving, shipping and warehouse operations. The monthly fee for these services for calendar year 1996, including all labor costs, is the greater of $39,375 or 3 1/2% of gross sales shipped by the warehouse. Warehouse management fees for the years ended December 31, 1995 and 1994 were $525,000 and $420,758 respectively.

     Expenses incurred in moving the Company's warehouse operations from New York City to North Bergen, New Jersey in February 1994 totaled $49,263.

     License Agreement -- The Company entered into a licensing agreement which required license fees which range from 3-5% of gross sales of the licensed product. Sales of the licensed products commenced in March 1995 and totaled approximately $2.4 million.

     Litigation -- A former sales representative of the Company filed a claim for wrongful termination due to age discrimination. The Company settled the claim in 1995 for $30,000.

     The Company also settled litigation with a former supplier for payment of delivered goods. The settlement was for the original merchandise cost which was included in the 1994 operating results, plus interest of $14,057 which is an expense in 1995.

13. SUBSEQUENT EVENTS

     In June 1996, the Company agreed in principle with Salton/Maxim Housewares, Inc. to sell substantially all of the Company's assets (subject to certain liabilities) to Salton/Maxim. The consideration to be paid by Salton/Maxim would consist of $1,485,000 in cash and a warrant to purchase 25,000 shares of Salton/Maxim's common stock with an exercise price equal to the fair market value of such common stock on the closing date of the acquisition. The consideration would also include an earn-out of up to $500,000 and 150,000 shares of Salton/Maxim common stock based on the Company's financial performance over a three-year period.

     The closing of the proposed acquisition is subject to the negotiation of mutually satisfactory definitive documents and the receipt by the parties of certain third party consents. There can be no assurance that the proposed acquisition will be consummated or as to the terms or timing of any such acquisition.

                            BLOCK CHINA CORPORATION

                                 BALANCE SHEET
                                  (UNAUDITED)

                                                                                 MARCH 31, 1996
                                                                                 --------------
ASSETS
Current Assets
  Cash........................................................................    $     24,626
  Accounts receivable -- net..................................................         391,251
  Due from Factors............................................................       2,162,765
  Loans and exchanges.........................................................         (14,791)
  Inventory...................................................................       3,561,923
  Prepaid expenses............................................................         240,261
                                                                                    ----------
     Total Current Assets.....................................................       6,366,035
Property and Equipment
  Machinery & Equipment.......................................................          60,324
  Furniture and fixtures......................................................         211,708
  Automobiles.................................................................          12,303
  Warehouse equipment.........................................................          66,329
  Leasehold improvements......................................................         191,218
                                                                                    ----------
                                                                                       541,882
  Less: Accumulated Depreciation..............................................        (261,236)
                                                                                    ----------
     Net Property & Equipment.................................................         280,646
Other Assets
  Security deposits...........................................................          30,729
                                                                                    ----------
     Total Other Assets.......................................................          30,729
                                                                                    ----------
     Total Assets.............................................................    $  6,677,410
                                                                                    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Notes payable -- BPA........................................................    $  3,253,611
  Notes payable -- LBS........................................................         294,400
  Accounts payable............................................................       2,147,102
  Accrued expenses............................................................         126,560
  Loan payable -- Officer.....................................................         413,031
  Equipment leases payable....................................................          15,852
                                                                                    ----------
     Total Current Liabilities................................................       6,250,556
Long-Term Liabilities
  Equipment leases payable....................................................          30,538
                                                                                    ----------
     Total Long-Term Liabilities..............................................          30,538
                                                                                    ----------
     Total Liabilities........................................................       6,281,094
Stockholders' Equity
  Capital stock -- par value..................................................             109
  Paid in capital.............................................................       1,617,186
  Retained Earnings...........................................................          (5,648)
  Less treasury stock.........................................................      (1,215,331)
                                                                                    ----------
     Total Stockholders' Equity...............................................         396,316
                                                                                    ----------
     Total Liabilities & Stockholders' Equity.................................    $  6,677,410
                                                                                    ==========

                            BLOCK CHINA CORPORATION

                              STATEMENTS OF INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)

                                                                           1996          1995
                                                                        ----------    ----------
Income
  Net sales..........................................................   $3,367,109    $2,179,058
  Warehouse sales....................................................       68,413        73,963
                                                                        ----------    ----------
     Total income....................................................    3,435,522     2,253,021
                                                                        ----------    ----------
     Cost of sales...................................................    2,039,469     1,400,927
                                                                        ----------    ----------
     Gross profit....................................................    1,396,053       852,094
                                                                        ----------    ----------
Expenses
  Warehouse expenses.................................................      287,221       247,137
  Advertising allowance..............................................      148,886        62,266
  Selling expenses...................................................      534,783       375,952
  General and administrative expenses................................      255,464       356,547
  New York store expenses............................................            0        19,818
  New Jersey store expenses..........................................       24,937        15,553
  Reading store expenses.............................................            0        30,024
                                                                        ----------    ----------
     Total expenses..................................................    1,251,292     1,107,297
                                                                        ----------    ----------
  Operating Profit (Loss)............................................      144,761      (255,203)
                                                                        ----------    ----------
Other income (expense)
  Commission income..................................................       74,265        38,823
  Interest income....................................................            0           181
  Miscellaneous income...............................................            0           812
  Interest expense...................................................     (106,733)      (73,940)
  Gain (loss) on currency............................................       (1,897)       15,072
  Factor commissions.................................................      (43,294)      (31,612)
  Moving expenses....................................................            0       (49,263)
                                                                        ----------    ----------
     Total other income (expense)....................................      (77,660)      (99,927)
                                                                        ----------    ----------
  Net profit (loss)..................................................   $   67,101    $ (355,130)
                                                                        ==========    ==========

                            BLOCK CHINA CORPORATION

                            STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995
                                  (UNAUDITED)

                                                                           1996         1995
                                                                         ---------    ---------
Operating Activities
  Net income (loss)...................................................   $  67,101    $(112,051)
  Adjustment to reconcile net income to net cash provided by (used in)
     operating activities
     Depreciation and amortization....................................       8,583        8,341
     (Increase) decrease in operating assets
       Accounts receivable............................................    (303,605)      12,366
       Merchandise inventory..........................................    (228,225)    (549,296)
       Prepaid expenses, other receivables and assets.................     (54,408)     103,193
     Increase (decrease) in operating liabilities
       Accounts payable...............................................     432,783      129,537
       Accrued expenses and other current liabilities.................     (51,878)     (71,634)
                                                                         ---------    ---------
  Net cash (used in) operating activities.............................    (129,649)    (479,544)
                                                                         ---------    ---------
Investing activities
  Acquisition of property and equipment...............................      (3,064)     (21,090)
                                                                         ---------    ---------
     Net cash (used in) investing activities..........................      (3,064)     (21,090)
                                                                         ---------    ---------
Financing activities
  Increase (decrease) in bank loan....................................      52,650      201,103
  Increase (decrease) in officers/stockholders loans..................     (25,000)     150,000
  Increase (decrease) in loan payable -- other........................          --     (100,000)
  Additional paid in capital..........................................          --      100,000
  Equipment lease financing -- net....................................      (5,394)          --
                                                                         ---------    ---------
     Net cash provided by financing activities........................      22,256      351,103
                                                                         ---------    ---------
Decrease in cash......................................................    (110,457)    (149,531)
Cash -- beginning of period...........................................     135,083      168,344
                                                                         ---------    ---------
Cash -- end of period.................................................   $  24,626    $  18,813
                                                                         =========    =========
Additional disclosure of operating cash flows paid during the period
  Interest............................................................   $ 126,336    $ 104,979
  Income taxes........................................................   $   1,249    $   1,128

                            BLOCK CHINA CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. FINANCIAL STATEMENTS

     The financial statements have been prepared from the Company's books without audit and are subject to year-end adjustments. The interim financial statements reflect all adjustments consisting only of normal recurring accruals which are, in the opinion of management, necessary for a fair presentation of financial information. The financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's audited financial statements. The results of operations for interim periods should not be considered indicative of results to be expected for the full year.

2. SUBSEQUENT EVENTS

     In June 1996, the Company agreed in principle with Salton/Maxim Housewares, Inc. to sell substantially all of the Company's assets (subject to certain liabilities) to Salton/Maxim. The consideration to be paid by Salton/Maxim would consist of $1,485,000 in cash and a warrant to purchase 25,000 shares of Salton/Maxim's common stock with an exercise price equal to the fair market value of such common stock on the closing date of the acquisition. The consideration would also include an earn-out of up to $500,000 and 150,000 shares of Salton/Maxim common stock based on the Company's financial performance over a three-year period.

     The closing of the proposed acquisition is subject to the negotiation of mutually satisfactory definitive documents and the receipt by the parties of certain third party consents. There can be no assurance that the proposed acquisition will be consummated or as to the terms or timing of any such acquisition.

                                                                      APPENDIX A

                   DIRECTOR AND EXECUTIVE OFFICER INFORMATION

RIGHT TO DESIGNATE DIRECTORS

     Pursuant to the Stock Purchase Agreement, and upon the purchase by Windmere of the New Issue Shares, Windmere will be entitled to designate such number of directors of the Company (the "Windmere Designees") that will result in the total number of Windmere Designees being equal to the product (rounded up to the nearest whole number) of (i) the total number of directors at that time, and
(ii) the Windmere Interest at that time; provided that the number of Windmere Designees will in no event exceed 50% of the total number of directors. Notwithstanding the Company's obligations outlined above, nothing shall require any current member of the Board to resign from the Board. It is thus expected that the Windmere Designees will comprise four of eight directors of the Board. Such Windmere Designees may assume office at any time following the purchase by Windmere of the New Issue Shares.

GENERAL

     The Common Stock is the only class of voting securities of the Company outstanding. As of April 1, 1996, there were 6,508,572 shares of Common Stock outstanding.

CURRENT DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The Board is divided into three classes, each of whose members serve for a staggered three-year term. The Board is comprised of three Class I Directors (David C. Sabin, and two vacancies), three Class II Directors (Bert Doornmalen and two vacancies) and three Class III Directors (Leonhard Dreimann, Frank M. Devine and a vacancy). The term of the Class I Directors ends upon the election of Class I Directors at the 1998 annual meeting of stockholders. The term of the Class II Directors ends upon the election of Class II Directors at the 1996 annual meeting of stockholders, and the term of the Class III Directors ends upon the election of Class III Directors at the 1997 annual meeting of stockholders.

     Information is set forth below concerning the business experience of directors and executive officers, including the period of service of executive officers.

     FRANK M. DEVINE, 52, has been a director of the Company since December, 1994. Mr. Devine serves as a business consultant for various entities. He has founded or co-founded Bachmann-Devine, Incorporated, a venture capital firm, American Home, Inc., an importer of hand-loomed rugs and decorative accessories, World Wide Digital Vaulting, Inc., an on-line digital data storage company, and Shapiro, Devine & Craparo, Inc., a household goods manufacturers representation company serving the retail industry. Mr. Devine also serves on the board of directors of these companies.

     BERT DOORNMALEN, 51, has been a director of the Company since July, 1994. Mr. Doornmalen has been the Managing Director of Markpeak Ltd., a Hong Kong company which represents the Company in the purchase and inspection of products in the Far East, since 1981.

     LEONHARD DREIMANN, 47, has served as President, Chief Executive Officer and a director of the Company since its inception in August 1988 and is a founder of the Company. From 1987 to 1988, Mr. Dreimann served as president of the Company's predecessor Salton, Inc., a wholly-owned subsidiary of SEVKO, Inc. Prior to 1987, Mr. Dreimann served as managing director of Salton Australia Pty. Ltd., a distributor of Salton brand kitchen appliances. From 1988 to December 1993, Mr. Dreimann served as an officer and a director of Glacier Holdings, and as a director of its wholly-owned subsidiary Glacier Water Systems, Inc. ("Glacier") from 1987 to December 1993. Glacier developed, manufactured and marketed an in-home water filtration system. From 1989 to December 1993, Mr. Dreimann served as an officer and a director of Salton Time. During 1994, Glacier Holdings and its subsidiaries ceased operations and were liquidated.

     WILLIAM B. RUE, 48, has served as Chief Operating Officer and Senior Vice President since December, 1994 and as Chief Financial Officer, Vice President and Treasurer of the Company since September, 1988.

From 1985 to 1988, he was treasurer of SEVKO, Inc. From 1982 to 1984, he was vice president-finance of Detroit Tool Industries Corporation. Prior to that time, Mr. Rue had been employed since 1974 by the accounting firm of Touche Ross & Co.

     DAVID C. SABIN, 45, has served as Chairman of the Company since September 1991 and has served as Secretary and a director of the Company since its inception in August 1988 and is a founder of the Company. Mr. Sabin served as the president and a director of Glacier Holdings, Inc., a publicly held company ("Glacier Holdings"), from December 1988 through May 1994 and as a director of Salton Time Inc., a wholly-owned subsidiary of Glacier Holdings, since 1989. Salton Time was an importer and distributor of quartz wall and alarm clocks. From 1991 through May 1994, Mr. Sabin was an officer and a director of Stylemaster, Inc., a wholly-owned subsidiary of Glacier Holdings, which was engaged in the manufacture and distribution of plastic housewares articles. Stylemaster, Inc. filed for protection under Chapter 11 of the United States Bankruptcy Code in March 1994. During 1994, Glacier Holdings and its subsidiaries ceased operations and were liquidated.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors of the Company held six meetings during the fiscal year ended July 1, 1995. In addition, a special independent committee of the Board of Directors held two meetings during the fiscal year to consider the redemption of a portion of the Company's subordinated debt. See "Certain Transactions" below.

     The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee held two meetings and the Compensation Committee held one meeting during 1995. The Committees received their authority and assignments from the Board of Directors and report to the Board of Directors. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the Committees on which he served during the period for which he was a member of the Board.

     Mr. Doornmalen and, commencing on December 15, 1994, Mr. Devine, served as members of the Audit Committee. The Audit Committee recommends the engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors. The Committee also reviews and evaluates the Company's accounting principles and its system of internal accounting controls.

     Mr. Doornmalen and, commencing on December 15, 1994, Mr. Devine served as members of the Compensation Committee. The Compensation Committee reviews and approves the Company's executive compensation policy, makes recommendations concerning the Company's employee benefit policies for executives, and has authority to administer the Company's stock option plans.

COMPENSATION OF DIRECTORS

     Each director who is not an employee of the Company receives a Director's fee in the amount of $7,500 per annum, along with reimbursement for out-of-pocket expenses incurred in connection with attending such meetings. In addition, each director who is not an employee of the Company receives $1,000 per meeting for each meeting he or she attends.

     The Company has adopted the Salton/Maxim Housewares, Inc. Non-Employee Directors Stock Option Plan. This Plan provides for the grant of options to purchase 2,000 shares of Common Stock to each member of the Board of Directors who is not then an employee of the Company or any of its subsidiaries on the date of each annual meeting of stockholders.

                        EXECUTIVE OFFICERS' COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows the total compensation received by the Company's Chief Executive Officer and its most highly compensated officers for the fiscal years ending July 1, 1995, July 2, 1994 and June 26, 1993, respectively.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG TERM COMPENSATION
                                                                  --------------------------------
                                                                         AWARDS
                                        ANNUAL COMPENSATION       ---------------------    PAYOUTS
                                   -----------------------------  RESTRICTED               -------
                                                    OTHER ANNUAL    STOCK                   LTIP     ALL OTHER
         NAME AND                  SALARY    BONUS  COMPENSATION   AWARD(S)    OPTIONS/    PAYOUTS  COMPENSATION
    PRINCIPAL POSITION     YEAR       $        $     ($)(1)(2)       ($)       SARs (#)      ($)        ($)
- -------------------------- ----    -------   -----  ------------  ----------   --------    -------  ------------
Leonhard Dreimann......... 1995    200,000    --       55,000
  (President and CEO       1994    200,000    --       38,000         --            --       --          --
  of the Company)          1993    200,000    --       34,000         --            --       --          --
David C. Sabin............ 1995    150,000    --       20,000
  (Chairman and            1994    150,000    --       16,000         --            --       --          --
  Secretary)               1993    150,000    --           --         --            --       --          --
William B. Rue............ 1995    124,000    --       23,000
  (Chief Operating Officer 1994    124,000    --       12,000         --        30,000(3)    --          --
  and Senior               1993    123,000    --       13,000         --            --       --          --
  Vice President)

- ---------------
(1) Other annual compensation did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any of the named executive officers except as noted.

(2) Consists primarily of reimbursement for costs associated with use and maintenance of an automobile.

(3) Options were awarded on December 23, 1993 under the Company's 1992 Stock Option Plan and vested six months and one day from the date of grant.

     No stock options were granted to any of the named executive officers during the fiscal year ended July 1, 1995. The following table sets forth certain information with respect to the unexercised options to purchase the Company's Common Stock held by the named executive officers at July 1, 1995. None of the named executive officers exercised any stock options during the fiscal year ended July 1, 1995.

                        AGGREGATED OPTION/SAR EXERCISES
           IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION SAR VALUES

                                                                                   VALUE OF UNEXERCISED
                                                 NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS/SARs AT
                                               OPTIONS/SARs AT FY-END(#)               FY-END($)(1)
                                             -----------------------------     -----------------------------
                   NAME                      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- ------------------------------------------   -----------     -------------     -----------     -------------
Leonhard Dreimann.........................      70,000            --                  --            --
David C. Sabin............................          --            --                  --            --
William B. Rue............................      50,000            --             $45,000            --

- ---------------
(1) Based on the fair market value of the Common Stock on July 1, 1995 ($2.375 per share) less the option exercise price.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with Leonhard Dreimann, David C. Sabin and William B. Rue which expire on December 15, 1997. The agreements provide for the following base salaries during the term of the agreements: Mr. Dreimann -- $200,000; Mr. Sabin -- $150,000; and Mr. Rue -- $150,000, all
subject to adjustments for inflation. Each agreement provides that if the executive is terminated without Cause (as defined), he will be entitled to receive an amount equal to one year's salary plus the executive's pro rata bonus for the year of termination and the continuation of certain health benefits. The employment agreements provide that so long as any of the executives are employed by the Company pursuant to the employment agreements, the Company must provide such executive with a bonus program on terms which are substantially similar, in terms of the potential amount of compensation, as those provided under the incentive bonus plan described below.

INCENTIVE BONUS PLAN

     The Annual Incentive Bonus Plan of the Company provides financial cash awards to officers and other key employees of the Company, including Messrs. Dreimann, Sabin and Rue. With respect to each fiscal year of the Company, the Compensation Committee of the Board of Directors establishes a bonus pool equal to 10% of the excess of pre-tax earnings of the Company for such fiscal year over a target figure for such fiscal year based upon the operating performance of the Company. Pursuant to the Incentive Bonus Plan, 75% of the amount deposited in the bonus pool is allocated to a mandatory bonus fund and the remaining 25% is allocated to a discretionary bonus fund. Each of Messrs. Dreimann, Sabin and Rue are entitled to receive 30%, 20% and 12.5%, respectively, of the mandatory bonus fund for each fiscal year of the Company during the term of his employment agreement. The discretionary bonus fund may be used by the Compensation Committee of the Board to pay additional bonuses to the Company's key employees, including Messrs. Sabin, Dreimann and Rue. No amounts were awarded under the Incentive Bonus Plan with respect to the fiscal year ended July 1, 1995.

                          BOARD COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     In connection with its initial public offering of Common Stock completed in October 1991, the Company established a Compensation Committee of the Board of Directors. The Compensation Committee consists entirely of independent outside Directors and has responsibility for administering the compensation program for the executive officers of the Company.

     Set forth below is a discussion of the Company's compensation philosophy, together with a discussion of the factors considered by the Committee in determining the compensation of the Company's Chief Executive Officer and other executive officers for the fiscal year ended July 1, 1995.

OBJECTIVES AND POLICIES

     The Company's executive compensation program is designed to enable the Company to recruit, retain and motivate the high quality employees it needs. As a result, the Committee has determined that executive compensation opportunities, including those for Mr. Dreimann, should create incentives for superior performance and consequences for below target performance.

     The Company's executive compensation mix includes a base salary, annual cash bonus awards and long-term compensation in the form of stock options. The Committee's policy is that a significant portion of the executive's compensation opportunities must be tied to achievement of annual objectives of the Company.

     The base salary for Mr. Dreimann and the other executive officers have been established by employment agreements entered into by these executives in October, 1991 (see above). The Compensation Committee may in its discretion make salary increases based on an assessment of each executive's performance against the underlying accountabilities of each executive's position.

     Payments to executives under the Company's Annual Incentive Bonus Plan (see above) are tied to the Company's level of achievement of annual pretax earnings targets, establishing a direct link between executive pay and Company profitability. Annual pretax earnings targets are based upon the earnings budget for the Company as reviewed by the Board of Directors. As described above, each executive officer is entitled to a specified percentage of a bonus fund established when budgeted earnings are achieved. Annual incentive payments are paid only when earnings exceed those set forth in the budget.

     The Company's long-term incentives are in the form of stock option awards. The objective of these awards is to advance the longer term interests of the Company and its stockholders and complement incentives tied to annual performance. These awards provide rewards to executives upon the creation of incremental stockholder value and the attainment of long-term earnings goals. Stock options only produce value to executives if the price of the Company's stock appreciates, thereby directly linking the interests of executives with those of stockholders. The number of stock options granted is based on the grade level of an executive's position and the executive's performance in the prior year. The size of previous option grants and the number of options currently held by an executive are not taken into account in determining the number of stock options granted. The executive's right to the stock options generally vest over a period and each option is exercisable, but only to the extent it has vested, over a ten-year period following its grant.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Dreimann's base salary for the fiscal year ended July 1, 1995 was based principally on his rights under his employment agreement with the Company dated October 8, 1991 (the "Employment Agreement"), which is described above. The Employment Agreement established Mr. Dreimann's salary at $200,000. This salary may be increased at the discretion of the Committee annually by the percentage rate of inflation during the calendar year as measured by the consumer price index for urban wage earners published by the United States Department of Labor, Bureau of Labor Statistics, for the Chicago metropolitan area. The Committee did not exercise its authority under the Employment Agreement to increase Mr. Dreimann's salary in fiscal 1995. The perquisites and other benefits received by Mr. Dreimann that are reported in the Summary Compensation Table are provided pursuant to his Employment Agreement.

     The Employment Agreement also provides that Mr. Dreimann is entitled to receive a bonus under the Company's Annual Incentive Bonus Plan discussed above. During the fiscal year ended July 1, 1995, no amounts were awarded under the Plan to Mr. Dreimann with respect to such fiscal year. In addition, the Compensation Committee did not make any grants of stock options to Mr. Dreimann during the fiscal year ended July 1, 1995. As of July 1, 1995, Mr. Dreimann held options to purchase 70,000 shares of Common Stock. All of these stock options currently have no value because the exercise price of the stock options, which were granted at fair market value, is higher than the current fair market value of the Company's stock. However, on October 4, 1995, Mr. Dreimann received options to purchase 70,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant ($2.50). All of these options vest 33 1/3% per year commencing on the first anniversary of the date of grant.

    Compensation Committee

     Mr. Bert Doornmalen
     Mr. Frank M. Devine

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Bert Doornmalen, a Director of the Company, is the Managing Director of Markpeak, Ltd., a Hong Kong company. Markpeak represents the Company in the purchase and inspection of products in the Far East. Markpeak is provided a 3% commission fee for the services. During fiscal 1995, the Company recorded inventory purchases and commissions with Markpeak of $8,314,309 and $563,120, respectively. As of July 1, 1995, the Company owed Markpeak $1,604,116 for current charges.

     Mr. Frank M. Devine, a Director of the Company, is a co-founder of the firm Shapiro, Devine and Craparo, Inc. ("SDC"), a manufacturers' representation firm. The firm represents many major manufacturers of household products (including Salton/Maxim Housewares, Inc.) to the retail industry. During fiscal 1995, the Company recorded commissions with SDC of $195,580. As of July 1, 1995, the Company owed SDC $69,627 for current charges.

                              CERTAIN TRANSACTIONS

     In August, 1994, the Company paid a $250,000 brokerage fee to Financo, Inc. for assistance in placing the Company's $25,000,000 revolving line of credit with a new commercial lender. The president of Financo, Inc., a former Director of the Company, is a principal of Financo Fund, a major stockholder in the Company.

     On February 1, 1995, the Company entered into an agreement with holders of subordinated debt to redeem $2,473,916 in face amount of debt and approximately $568,241 in accrued interest in exchange for Common Stock on the basis of $3.00 per share. The transaction resulted in the issuance of 1,014,052 shares of Common Stock to the subordinated debt holders. The subordinated debt holders were Financo Fund, a significant stockholder of the Company, and Dominator, a significant stockholder of the Company. Messrs. Dreimann and Rue are stockholders of Dominator.

     The agreement, which was approved by an independent committee of the Company's Board of Directors with the advice of independent advisors, required the Company to register the shares issued to Financo Fund and Dominator under the federal securities laws. The agreement contains limitations on the number of shares of Common Stock that Financo Fund and Dominator may sell in any three month period pursuant to the registration statement covering such shares. The Company has registered these shares under the Securities Act.

     The Company believes that each of the above transactions were on terms which were no less favorable to the Company than would have been available in similar transactions with unaffiliated third parties.

     The Company has a policy that all agreements or transactions between the Company and its affiliates must be on terms no less favorable to the Company than the terms the Company believes would be available from unaffiliated parties. In addition, the Stockholder Agreement provides that neither Windmere nor any of its affiliates shall engage in any material transaction with the Company or any of its subsidiaries unless such transaction has been approved by a majority of the Company's directors not designated by Windmere or, in the case of a series of related transactions, is in accordance with guidelines approved by a majority of the Company's directors not designated by Windmere. See "THE TRANSACTIONS -- The Stock Purchase Agreement and Exhibits -- The Stockholder Agreement." Accordingly, any transactions between the Company, on the one hand, and Windmere or its affiliates, on the other hand, after the issuance and sale of the New Issue Shares must be approved by a majority of the Company's directors not designated by Windmere.

                                                           ANNEX A -- OPINION OF
                                                           OXBRIDGE INCORPORATED

                                    OXBRIDGE

                                                           OXBRIDGE INCORPORATED
                                              52 VANDERBILT AVENUE -- SUITE 1005
                                                   NEW YORK, NEW YORK 10017-3888
                                                       TELEPHONE: (212) 661-4700
                                                       FACSIMILE: (212) 661-4709

                                 April 8, 1996

The Board of Directors
Salton/Maxim Housewares, Inc.
550 Business Center Drive
Mount Prospect, Illinois 60056

Dear Directors:

     Salton/Maxim Housewares, Inc. ("Salton/Maxim" or the "Company") and Windmere Corporation ("Windmere") have entered into a Stock Purchase Agreement dated as of February 27, 1996, as amended (the "Agreement"), pursuant to which Windmere will purchase 6,508,572 newly issued shares of common stock of Salton/Maxim representing 50% of the outstanding common stock after giving effect to such purchase (the "Share Purchase"). The consideration to be paid to the Company by Windmere for such purchase will consist of: (i) $3,254,286 in cash, (ii) a promissory note in the amount of $10,847,620 (the "Note"), and
(iii) 748,286 in newly issued shares of Windmere's common stock. Further in connection with and as a condition precedent of the Share Purchase, the Company and Windmere will enter into the Stockholder Agreement, the Registration Rights Agreement, a Security Agreement and the Marketing Cooperation Agreement (each as defined in the Agreement) and each of Windmere's domestic subsidiaries will enter into a Security Agreement and a Guaranty. (The Agreement, including Amendment No. 1 thereto dated April 8, 1996, the Note, the Stockholder Agreement, the Registration Rights Agreement, the Security Agreements, the Guaranties and the Marketing Cooperation Agreement are collectively referred to herein as the "Transaction Documents" and the transactions contemplated by the Transaction Documents are collectively referred to herein as the "Transactions"). In order to maintain its 50% interest in the Company, Windmere will have the right but not the obligation to acquire additional shares of the Company's common stock at a price of $4.83 per share should the Company's employees exercise outstanding stock options to purchase up to 485,000 shares. The Company has represented to us that the stockholders of Salton/Maxim will be asked to vote and approve the Share Purchase at a Special Meeting of Stockholders on June 25, 1996.

     The Company has requested our opinion as to the fairness to Salton/Maxim, from a financial point of view, of the consideration to be received by the Company in the Transactions. In arriving at our opinion, we have:

          (i) read the most recent draft of the Company's Proxy Statement to be furnished to it's stockholders in connection with the Special Meeting of Stockholders to be held on June 25, 1996;

          (ii) read the Transaction Documents;

          (iii) reviewed Salton/Maxim's annual reports to stockholders and Forms 10-K filed with the Securities and Exchange Commission for the four fiscal years ended July 1, 1995 containing audited financial statements; Forms 10-Q for the quarterly periods ended September 30, 1995 and December 30, 1995; Forms 8-K and Proxy Statements filed since October 1991, and certain additional information furnished to us by the Company;

          (iv) reviewed Salton/Maxim's budget plan for fiscal 1996 and certain forecasts for fiscal years 1997, 1998, 1999 and 2000;

                                    Annex A-1

          (v) reviewed Windmere's annual reports to stockholders and Forms 10-K filed with the Securities and Exchange Commission for the years ended December 31, 1992, 1993, 1994 and 1995 containing audited financial statements; Forms 8-K and Proxy Statements filed since January, 1992, and certain additional information furnished to us by the Company;

          (vi) reviewed Windmere's budget plan for the year ending December 31, 1996 and certain forecasts for the years ended December 31, 1997 and 1998;

          (vii) discussed with the respective senior management of the Company and Windmere, the business, properties, results of operations and future prospects of each company and visited each company's headquarters and their adjacent warehouses;

          (viii) held discussions with the Company's and Windmere's respective independent accountants concerning each company's financial statements, and with the Company's and Windmere's respective counsels concerning each company's legal matters;

          (ix) reviewed the historical and recent market prices and trading activity for the Company and Windmere and compared such market prices with those of certain publicly held companies whose businesses we deemed to be reasonably similar, in part, to that of the Company and Windmere;

          (x) compared the results of operations of the Company and Windmere with those of certain publicly held companies whose businesses we deemed to be reasonably similar, in part, to that of the Company and Windmere;

          (xi) compared the consideration to be received by Salton/Maxim pursuant to the Transactions with the consideration paid in certain other mergers and acquisitions of companies which we deemed to be reasonably similar, in part, to that of the Company;

          (xii) conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

     In arriving at our opinion, we have relied on the accuracy of the information of Salton/Maxim and Windmere furnished to us by the employees and representatives of each company, as well as publicly available information, in each case without independent verification. We have not made an independent appraisal of the Company's or of Windmere's assets.

     On the basis of the foregoing, as of the date hereof, we are of the opinion that the consideration to be received by Salton/Maxim in the Transactions is fair, from a financial point of view, to the Company.

                                          Very truly yours,

                                          OXBRIDGE INCORPORATED

                                    Annex A-2

                                                                ANNEX B -- STOCK
                                                              PURCHASE AGREEMENT

                            STOCK PURCHASE AGREEMENT
                                 BY AND BETWEEN
                              WINDMERE CORPORATION
                                      AND
                         SALTON/MAXIM HOUSEWARES, INC.
                               FEBRUARY 27, 1996

                                    Annex B-1

                               TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
                                              ARTICLE I.
                                     SALE AND PURCHASE OF SHARES
   SECTION 1.01.    Sale and Purchase of Shares........................................     4
   SECTION 1.02.    Payment for Shares.................................................     4
                                             ARTICLE II.
                                               CLOSING
   SECTION 2.01.    Closing............................................................     5
   SECTION 2.02.    Deliveries by the Company..........................................     5
   SECTION 2.03.    Deliveries by Windmere.............................................     5
                                             ARTICLE III.
                                   REPRESENTATIONS AND WARRANTIES
   SECTION 3.01.    Representations and Warranties of the Company......................     6
         (a)        Organization, Standing and Corporate Power.........................     6
         (b)        Subsidiaries.......................................................     6
         (c)        Capital Structure..................................................     6
         (d)        Authority; Noncontravention........................................     7
         (e)        SEC Documents......................................................     8
         (f)        Absence of Certain Changes or Events...............................     8
         (g)        Litigation.........................................................     9
         (h)        Compliance with Laws...............................................     9
         (i)        Absence of Changes in Benefit Plans; Labor Relations...............     9
         (j)        Benefit Plan Compliance............................................     9
         (k)        Taxes..............................................................    10
         (l)        Voting Requirements................................................    11
         (m)        Brokers............................................................    11
         (n)        Purchase for Investment............................................    11
   SECTION 3.02.    Representations and Warranties of Windmere.........................    11
         (a)        Organization, Standing and Corporate Power.........................    11
         (b)        Subsidiaries.......................................................    11
         (c)        Capital Structure..................................................    11
         (d)        Authority; Noncontravention........................................    12
         (e)        SEC Documents......................................................    13
         (f)        Absence of Certain Changes or Events...............................    13
         (g)        Litigation.........................................................    14
         (h)        Compliance with Laws...............................................    14
         (i)        Absence of Changes in Benefit Plans; Labor Relations...............    14
         (j)        Benefit Plan Compliance............................................    14
         (k)        Taxes..............................................................    15
         (l)        No Voting Requirements.............................................    16
         (m)        Brokers............................................................    16
         (n)        Purchase for Investment............................................    16
         (o)        Ownership of Voting Stock..........................................    16
         (p)        Financing..........................................................    16
                                                  ARTICLE IV.
                                   COVENANTS RELATING TO CONDUCT OF BUSINESS
   SECTION 4.01.    Conduct of Business................................................    16
         (a)        Conduct of Business by the Company.................................    16
         (b)        Other Actions......................................................    18
   SECTION 4.02.    No Solicitation....................................................    18

                                    Annex B-2

                                                                                          PAGE
                                                                                          ----

                                             ARTICLE V.
                                       ADDITIONAL AGREEMENTS
   SECTION 5.01.    Preparation of the Proxy Materials; Stockholders Meeting...........    19
   SECTION 5.02.    Access to Information..............................................    20
   SECTION 5.03.    Reasonable Efforts; Notification...................................    20
   SECTION 5.04.    Fees and Expenses..................................................    21
   SECTION 5.05.    Public Announcements...............................................    21
   SECTION 5.06.    Nasdaq and NYSE Listing............................................    21
   SECTION 5.07.    Registration Statement.............................................    21
   SECTION 5.08.    Negotiation of Commercial Agreements...............................    21
                                            ARTICLE VI.
                                       CONDITIONS PRECEDENT
   SECTION 6.01.    Conditions to Each Party's Obligation To Effect the Stock              21
                    Purchase...........................................................
         (a)        Stockholder Approval...............................................    21
         (b)        Regulatory Compliance..............................................    21
         (c)        No Injunctions or Restraints; Illegality...........................    21
         (d)        Commercial Agreements..............................................    22
   SECTION 6.02.    Conditions to Obligations of Windmere..............................    22
         (a)        Representations and Warranties.....................................    22
         (b)        Performance of Obligations of the Company..........................    22
         (c)        Nasdaq National Market Listing.....................................    22
         (d)        No Material Adverse Change.........................................    22
         (e)        Closing Deliveries.................................................    22
   SECTION 6.03.    Conditions to Obligations of the Company...........................    22
         (a)        Representations and Warranties.....................................    22
         (b)        Performance of Obligations of Windmere.............................    22
         (c)        NYSE Listing.......................................................    22
         (d)        No Material Adverse Change.........................................    23
         (e)        Registration Statement.............................................    23
         (f)        Fairness Opinion...................................................    23
         (g)        Lenders' Consents..................................................    23
         (h)        Closing Deliveries.................................................    23
                                             ARTICLE VII.
                                  TERMINATION, AMENDMENT AND WAIVER
   SECTION 7.01.    Termination........................................................    23
   SECTION 7.02.    Effect of Termination..............................................    24
   SECTION 7.03.    Amendment..........................................................    24
   SECTION 7.04.    Extension; Waiver..................................................    24
                                           ARTICLE VIII.
                                        GENERAL PROVISIONS
   SECTION 8.01.    Survival of Representations and Warranties.........................    24
   SECTION 8.02.    Notices............................................................    24
   SECTION 8.03.    Definitions........................................................    25
   SECTION 8.04.    Interpretation.....................................................    26
   SECTION 8.05.    Counterparts.......................................................    26
   SECTION 8.06.    Entire Agreement; No Third-Party Beneficiaries.....................    26
   SECTION 8.07.    Governing Law......................................................    26
   SECTION 8.08.    Assignment.........................................................    26
   SECTION 8.09.    Enforcement........................................................    26

                                    Annex B-3

     STOCK PURCHASE AGREEMENT dated February 27, 1996 (the "Agreement"), by and between WINDMERE CORPORATION, a Florida corporation ("Windmere"), and SALTON/MAXIM HOUSEWARES, INC., a Delaware corporation (the "Company").

     A. Windmere and the Company each are engaged in the business of designing and marketing a broad range of small kitchen appliances and personal and beauty care appliances, among other products.

     B. The Boards of Directors of each of Windmere and the Company believe that certain strategic benefits would be gained by each of Windmere and the Company if Windmere becomes a substantial owner of the Company's common stock.

     C. Windmere desires to purchase 50% of the issued and outstanding common stock of the Company, par value $.01 per share ("Company Common Stock"), and to receive an option (the "Option") to purchase up to 485,000 shares (which number of shares is equal to the number of shares of Company Common Stock issuable upon the exercise of presently issued and outstanding options to purchase Company Common Stock) of Company Common Stock at an exercise price of $4.83 per share, and the Company desires to sell such Company Common Stock and to grant such Option upon the terms and subject to the conditions set forth herein.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:

                                   ARTICLE I.

                          SALE AND PURCHASE OF SHARES

     SECTION 1.01. Sale and Purchase of Shares; Grant of Option.

     (a) On the terms and subject to the conditions of this Agreement, at the Closing referred to in Section 2.01 hereof, the Company shall issue, sell and deliver to Windmere, and Windmere shall purchase, acquire and accept from the Company, (i) 6,508,572 shares (the "Company Shares") of Company Common Stock and
(ii) an Option to purchase up to 485,000 shares of Company Common Stock at an exercise price of $4.83 per share. The Option shall be exercisable only if and to the extent that options to purchase the shares of Company Common Stock which are outstanding on the date hereof are exercised. The Company shall notify Windmere in writing (the "Option Notice") within ten (10) days after the issuance by the Company of any shares of Company Common Stock resulting from the exercise of stock options outstanding on the date hereof, which Option Notice shall specify the number of shares of Company Common Stock being issued upon the exercise of such options. Windmere may, by written notice given to the Company within ninety (90) days after receipt of the Option Notice by Windmere, elect to purchase from the Company at $4.83 per share up to such number of additional shares of Company Common Stock as is equal to the number of shares of Company Common Stock being issued upon the exercise of the options as set forth in the Option Notice. The sale and purchase of the Company Shares pursuant to this Agreement is sometimes hereinafter referred to as the "Stock Purchase".

     (b) At the Closing, the Company shall deliver or cause to be delivered to Windmere, against payment therefor in accordance with Section 1.02 hereof, stock certificates representing the Shares being sold by the Company hereunder.

     SECTION 1.02. Payment for Shares.

     (a) As payment in full for the Company Shares, Windmere shall pay to the Company at the Closing, in the manner herein provided, the following (the "Purchase Price"):

          (i) Windmere shall deliver Three Million Two Hundred Fifty Four Thousand Two Hundred Eighty Six Dollars ($3,254,286) in immediately available funds;

                                    Annex B-4

          (ii) Windmere shall deliver Windmere's Subordinated Promissory Note, in the form attached hereto as Exhibit A (the "Note"), in an aggregate principal amount of Ten Million Eight Hundred Forty Seven Thousand Six Hundred Twenty Dollars ($10,847,620); and

          (iii) Windmere shall issue and deliver 748,112 shares (the "Windmere Shares") of its common stock, par value $.10 per share ("Windmere Common Stock").

                                  ARTICLE II.

                                    CLOSING

     SECTION 2.01. Closing. Subject to the satisfaction or waiver of the conditions stated in Article VI of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall be held on the fifth business day after all the conditions set forth in Article VI have been satisfied or waived, at the offices of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., 1221 Brickell Avenue, Miami, Florida 33131, or such other date, time and place as may be agreed by the parties. The date upon which the Closing occurs is hereinafter referred to as the "Closing Date." The Closing shall be deemed completed as of 11:59 p.m. Miami time on the night of the Closing Date.

     SECTION 2.02. Deliveries by the Company. At or prior to the Closing, the Company shall deliver to Windmere:

          (i) certificates representing the Company Shares being purchased by Windmere hereunder;

          (ii) the Commercial Agreements, duly executed by the Company;

          (iii) the Stockholder Agreement, duly executed by the Company;

          (iv) the Registration Rights Agreement, duly executed by the Company; and

          (v) a certificate executed by the President and Chief Executive Officer of the Company to the effect that the conditions set forth in Sections 6.02(a) and (b) have been satisfied;

     SECTION 2.03. Deliveries by Windmere. At or prior to the Closing, Windmere shall deliver to the Company:

          (i) by wire transfer in immediately available funds to an account of the Company (designated in writing by the Company to Windmere at least seven days prior to the Closing), the payment described in Section 1.02(a)(i) as being required to be paid by Windmere to the Company at Closing;

          (ii) the Note described in Section 1.02(a)(ii) as being required to be delivered by Windmere to the Company at Closing;

          (iii) a certificate representing the Windmere Shares described in
     Section 1.02(a)(iii) as being required to be delivered by Windmere to the Company at Closing;

          (iv) the Security Agreements, duly executed by Windmere and its domestic subsidiaries granting the Company a security interest in substantially all of their respective assets, and Guaranties executed by Windmere's domestic subsidiaries, each in form and substance reasonably acceptable to the Company;

          (v) the Commercial Agreements, duly executed by Windmere;

          (vi) the Stockholder Agreement, duly executed by Windmere;

          (vii) the Registration Rights Agreement, duly executed by Windmere;
     and

          (viii) a certificate executed by the President and the Chief Financial Officer of Windmere to the effect that the conditions set forth in Sections 6.03(a) and (b) have been satisfied.

                                    Annex B-5

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.01. Representations and Warranties of the Company. The Company represents and warrants to Windmere as follows:

          (a) Organization, Standing and Corporate Power. Each of the Company and its Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing (individually or in the aggregate) would not have a material adverse effect on the Company. The Company has delivered to Windmere complete and correct copies of its Amended and Restated Certificate of Incorporation and By-laws and the certificates of incorporation and by-laws (or similar organizational documents) of its Significant Subsidiaries, in each case as amended to the date hereof. For purposes of this Agreement, a "Significant Subsidiary" means any subsidiary of the Company that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC").

          (b) Subsidiaries. Schedule 3.01(b) lists each subsidiary of the Company, together with its jurisdiction of incorporation or organization. All the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth on Schedule 3.01 (b), owned by the Company, by another subsidiary of the Company or by the Company and another such subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of its subsidiaries and except for the ownership interests set forth in Schedule 3.01(b), the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

          (c) Capital Structure. The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, par value $.01 per share ("Company Preferred Stock"). At the date of this Agreement, (i) 6,508,572 shares of Company Common Stock are issued and outstanding, (ii) no shares of Company Common Stock are held by the Company in its treasury, (iii) 925,000 shares of Company Common Stock are reserved for issuance upon the exercise of outstanding stock options granted pursuant to (A) the Company's 1992 Stock Option Plan, (B) the Company's 1995 Employee Stock Option Plan and (C) the Company's Non-Employee Directors Stock Option Plan (such stock options and plans are hereinafter collectively referred to as the "Company Stock Plans"), and
     (iv) no shares of Company Preferred Stock are issued or are outstanding. Except as set forth above, since such date, no shares of capital stock or other voting securities of the Company have been issued or are outstanding, except for issuances pursuant to the Company Stock Plans. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth above, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there

                                    Annex B-6
     are not any outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries. The Company Shares to be issued to Windmere have been duly authorized and, when delivered pursuant to this Agreement, will be duly and validly issued, fully-paid and nonassessable, and free of any Liens or restrictions.

          (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement, each of the other Transaction Documents to be executed and delivered by the Company, and all other agreements and instruments contemplated hereby and thereby, and to consummate the transactions and perform the obligations contemplated hereby and thereby to be consummated by it, subject to obtaining approval of the stockholders of the Company pursuant to Section 5.01(b). The execution and delivery by the Company of this Agreement and each of the other Transaction Documents to be executed and delivered by the Company and the consummation by the Company of the transactions contemplated hereby and thereby to be consummated by it have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining approval of the stockholders of the Company pursuant to Section 5.01(b). This Agreement has been duly executed and delivered by the Company and constitutes, and the other Transaction Documents to be entered into by the Company at or prior to the Closing will be, when executed and delivered by the Company (and assuming this Agreement and such other Transaction Documents to be entered into by Windmere constitute legal, valid and binding obligations of Windmere), valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that enforceability of this Agreement and the other Transaction Documents may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Except as set forth on
     Schedule 3.01(d), the execution, delivery and performance of this Agreement and each of the other Transaction Documents to be executed and delivered by the Company does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions of this Agreement and each of the other Transaction Documents to be executed and delivered by the Company will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, any provision of (i) the Restated Certificate of Incorporation or By-laws of the Company or any provision of the comparable charter or organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (ii) and clause (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement, or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement to be consummated by it. No consent, approval, order or authorization of or registration, declaration or filing with, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery by the Company of this Agreement and each of the other Transaction Documents to be executed and delivered by the Company or the consummation by the Company of the transactions contemplated hereby and thereby to be consummated by it, except for (i) those required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) those required by federal and state securities laws, (iii) those required by the Nasdaq National Market, (iv) those required by any applicable state takeover

                                    Annex B-7
     laws, (v) the consents set forth on Schedule 3.01(d) and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on the Company or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

          (e) SEC Documents. The Company has filed all required reports, schedules, forms, statements and other documents required to be filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the SEC since July 1, 1994 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents. Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed SEC Document, filed and publicly available prior to the date of this Agreement, none of the Company SEC Documents contained when filed any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents complied as of their respective dates of filing with the SEC as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The representations and warranties set forth in this Section 3.01(e) shall not apply to any noncompliance, nonfilings, misstatements, omissions or failures to present fairly or conform to generally accepted accounting principles which would not, individually or in the aggregate, have a material adverse affect on the Company. Except as set forth in the Company SEC Documents or as set forth on Schedule 3.01(e), and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a balance sheet of the Company or in the notes thereto which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company.

          (f) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, and except as set forth on Schedule 3.01(f) or expressly contemplated by this Agreement, since July 1, 1995, the Company has conducted its business only in the ordinary course, and there has not been (i) any material adverse change in the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (x) any granting by the Company or any of its subsidiaries to any officer of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents,
     (y) any granting by the Company or any of its subsidiaries to any officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents or (z) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any officer, (v) any damage, destruction or loss, whether or not covered by insurance, that has or is likely to have a material adverse effect on the Company, or (vi) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

                                    Annex B-8

          (g) Litigation. Except as disclosed in the Company SEC Documents, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which would reasonably be expected to have, any such effect.

          (h) Compliance with Laws. Except as disclosed in the Company SEC Documents, the Company and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any Governmental Entity applicable to its business or operations, except for instances of possible noncompliance that, individually or in the aggregate, would not have a material adverse effect on the Company. To the knowledge of the Company, each of the Company and its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notes, permits and rights ("Permits"), necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which, individually or in the aggregate, would not have a material adverse effect on the Company.

          (i) Absence of Changes in Benefit Plans; Labor Relations. Except as disclosed in the Company SEC Documents, since July 1, 1995, there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding in each ease maintained or contributed to, or required to be maintained or contributed to, by the Company or its subsidiaries for the benefit of any current or former employee, officer or director of the Company or any of its subsidiaries (each, a "Benefit Plan" and, collectively, "Benefit Plans"). Except as set forth in Schedule 3.01(i) or as disclosed in the Company SEC Documents, there exist no employment, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of its subsidiaries and any current or former employee, officer or director of the Company or any of its subsidiaries or any consulting agreement with the Company or any of its subsidiaries with respect to which the aggregate liability thereunder exceeds $100,000 or which cannot be canceled by the Company or any such subsidiary without penalty on 30 days' or less notice.

          (j) Benefit Plan Compliance. (i) Schedule 3.01(j)(i) contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Benefit Plans maintained, or contributed to, or required to be contributed to, by the Company or any of its subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") (the Company and each such other person or entity, a "Company Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of the Company or any of its subsidiaries. The Company has delivered or made available to Windmere true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (3) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (4) each trust agreement and group annuity contract relating to any Benefit Plan. Each Benefit Plan has been administered in all material respects in accordance with its terms and is in compliance with the applicable provisions of ERISA, the Code, all other applicable laws and all applicable collective bargaining agreements except where the failure to comply would not be reasonably expected to result in a material adverse effect on the Company.

             (ii) All Pension Plans have been the subject of determination letters from the Internal Revenue Service, or have filed a timely application therefor, to the effect that such Pension Plans are

                                    Annex B-9
        qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

             (iii) No Company Commonly Controlled Entity has incurred any liability which has not been fully paid to a Pension Plan under Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due) that, when aggregated with other such liabilities, would result in a material adverse effect on the Company.

             (iv) As of the most recent valuation date for each Pension Plan that is a "defined benefit pension plan" (as defined in Section 3 (35) of ERISA subject to Title IV of ERISA (other than a multiemployer plan) (hereinafter a "Defined Benefit Plan")), there was not any material amount of "unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) under such Defined Benefit Plan, and the Company is not aware of any facts or circumstances that would materially adversely change the funded status of any such Defined Benefit Plan. The Company has furnished or made available to Windmere the most recent actuarial report or valuation with respect to each Defined Benefit Plan and has no reason to believe that the conclusions expressed in those reports or valuations are incorrect.

             (v) No Company Commonly Controlled Entity has been required at any time within the five calendar years preceding the date hereof or is required currently to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

             (vi) With respect to any Benefit Plan that is an employee welfare benefit plan, (1) no such Benefit Plan is funded through a "welfare benefits fund", as such term is defined in Section 419(e) of the Code, and (2) each such Benefit Plan that is a "group health plan", as such term is defined in Section 5000(b)(1) of the Code, complies substantially with the applicable requirements of Section 4980B(f) of the Code.

             (vii) Schedule 3.01(j)(vii) lists all outstanding options as of the date of this Agreement, showing for each such option: (1) the number of shares issuable, (2) the number of vested shares, (3) the date of expiration and (4) the exercise price.

             (viii) Except as disclosed in Schedule 3.01(j)(viii), no employee of the Company or any of its subsidiaries will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

             (ix) Neither the Company or any of its subsidiaries nor any person acting on behalf of the Company or any of its subsidiaries has, in contemplation of any corporate transaction involving Windmere, issued any written communication to, or otherwise made or entered into any legally binding commitment with, any employees of the Company or of any of its subsidiaries to the effect that, following the date hereof, (i) any benefits or compensation provided to such employees under existing Benefit Plans or under any other plan or arrangement will be enhanced,
        (ii) any new plans or arrangements providing benefits or compensation will be adopted, (iii) any Benefit Plans will be conducted for any period of time, or (iv) any plans or arrangements provided by Windmere will be made available to such employees.

          (k) Taxes. The Company and its subsidiaries have filed all material tax returns and reports required to be filed by it and has paid all taxes required to be paid by it (other than taxes, the failure to pay which would not, individually or in the aggregate, have a material adverse effect on the Company), and the most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all material taxes payable by the Company for all taxable periods and portions thereof through

                                   Annex B-10
     the date of such financial statements. No deficiencies for any taxes have been proposed, asserted or assessed against the Company (other than deficiencies, the liability for which would not, individually or in the aggregate, have a material adverse effect on the Company), and no requests for waivers of the time to assess any taxes are pending. None of the assets or properties of the Company or any of its subsidiaries is subject to any material tax lien. As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including any interest, penalties or additions with respect thereto.

          (l) Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock voted in person or by proxy at the Stockholders Meeting (as defined in Section 5.01(b)) is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

          (m) Brokers. Except as set forth on Schedule 3.01(m), no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

          (n) Purchase for Investment. The Company is acquiring the Windmere Shares for investment for its own account and not with a view to, or in connection with, a distribution thereof within the meaning of the Securities Act. The Company is able to bear the economic risk of an investment in the Windmere Shares pursuant to this Agreement and can afford to sustain a total loss on such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment and therefor has the capacity to protect its own interests in connection with the purchase of the Windmere Shares.

     SECTION 3.02. Representations and Warranties of Windmere. Windmere represents and warrants to the Company as follows:

          (a) Organization, Standing and Corporate Power. Each of Windmere and its Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Windmere and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing (individually or in the aggregate) would not have a material adverse effect on Windmere. Windmere has delivered to the Company complete and correct copies of its Amended and Restated Articles of Incorporation and By-laws and the articles of incorporation and by-laws (or similar organizational documents) of its Significant Subsidiaries, in each case as amended to the date hereof.

          (b) Subsidiaries. Schedule 3.02(b) lists each subsidiary of Windmere with aggregate total assets in excess of $500,000, together with its jurisdiction of incorporation or organization. All the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth on Schedule 3.02(b), owned by Windmere, by another subsidiary of Windmere or by Windmere and another such subsidiary, free and clear of all Liens. Except for the capital stock of its subsidiaries and except for the ownership interests set forth in Schedule 3.02(b), Windmere does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

          (c) Capital Structure. The authorized capital stock of Windmere consists of 40,000,000 shares of Windmere Common Stock and 20,000,000 shares of preferred stock, par value $.01 per share ("Windmere Preferred Stock"). At the date of this Agreement, (i) 16,408,012 shares of Windmere Common Stock were issued and outstanding, (ii) no shares of Windmere Common Stock were held by Windmere in its treasury, (iii) 3,100,000 shares of Windmere Common Stock were reserved for issuance upon the exercise of outstanding stock options granted pursuant to (A) Windmere's 1992 Incentive Stock

                                   Annex B-11

     Option Plan, (B) individual non-qualified stock option agreements, (C) Windmere's 1988 Director Option Plan (such stock options and plans, collectively, the "Windmere Stock Plans"), (D) Windmere's 1982 Stock Option Plan and (E) certain warrants issued in 1992 in connection with the settlement of certain litigation involving Windmere, and (iv) no shares of Windmere Preferred Stock were issued or outstanding. Except as set forth above, since such date, no shares of capital stock or other voting securities of Windmere have been issued or are outstanding, except for issuances pursuant to the Windmere Stock Plans. All outstanding shares of capital stock of Windmere are, and all shares which may be issued pursuant to Windmere Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Windmere having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of Windmere may vote. Except as set forth above, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Windmere or any of its subsidiaries is a party or by which any of them is bound obligating Windmere or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Windmere or of any of its subsidiaries or obligating Windmere or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are not any outstanding contractual obligations of Windmere or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Windmere or any of its subsidiaries. The Windmere Shares to be issued to the Company have been duly authorized and, when delivered pursuant to this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and free of any Liens or restrictions.

          (d) Authority; Noncontravention. Windmere has the requisite corporate power and authority to enter into this Agreement, each of the other Transaction Documents to be executed and delivered by Windmere, and all other agreements and instruments contemplated hereby and thereby and to consummate the transactions and perform the obligations contemplated hereby and thereby to be consummated by it. The execution and delivery by Windmere of this Agreement and the consummation by Windmere of the transactions contemplated hereby and thereby to be consummated by it have been duly authorized by all necessary corporate action on the part of Windmere. This Agreement has been duly executed and delivered by Windmere and constitutes, and the other Transaction Documents to be entered into by Windmere at or prior to the Closing will be, when executed and delivered by Windmere (and assuming this Agreement and such other Transaction Documents to be entered into by the Company constitute legal, valid and binding obligations of the Company) valid and binding obligations of Windmere, enforceable against Windmere in accordance with their respective terms, except that enforceability of this Agreement and the other Transaction Documents may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Except as set forth on Schedule 3.02 (d), the execution, delivery and performance of this Agreement and each of the other Transaction Documents to be executed and delivered does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions of this Agreement and each of the other Transaction Documents to be executed and delivered by Windmere will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Windmere or any of its subsidiaries under, any provision of (i) the Restated Articles of Incorporation or By-laws of Windmere or any provision of the comparable charter or organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Windmere or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence,

                                   Annex B-12
     any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree applicable to Windmere or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (ii) and clause (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Windmere, (y) impair in any material respect the ability of Windmere to perform its obligations under this Agreement, or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement to be consummated by it. No consent, approval, order or authorization of or registration, declaration or filing with, any Governmental Entity is required by or with respect to Windmere or any of its subsidiaries in connection with the execution and delivery by Windmere of this Agreement and each of the other Transaction Documents to be executed and delivered by Windmere or the consummation by Windmere of the transactions contemplated hereby and thereby to be consummated by it, except for (i) those required by the HSR Act, (ii) those required by federal and state securities laws, (iii) those required by the New York Stock Exchange, (iv) those required by any applicable state takeover laws,
     (v) the consents set forth on Schedule 3.02 (d) and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on Windmere or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

          (e) SEC Documents. Windmere has filed all required reports, schedules, forms, statements and other documents required to be filed under the Exchange Act with the SEC since December 31, 1993 (the "Windmere SEC Documents"). As of their respective dates, the Windmere SEC Documents complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Windmere SEC Documents. Except to the extent that information contained in any Windmere SEC Document has been revised or superseded by a later-filed Windmere SEC Document, filed and publicly available prior to the date of this Agreement, none of the Windmere SEC Documents contained when filed any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Windmere included in the Windmere SEC Documents complied as of their respective dates of filing with the SEC as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Windmere as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The representations and warranties set forth in this Section 3.02(e) shall not apply to any noncompliance, nonfilings, misstatements, omissions or failures to present fairly or conform to generally accepted accounting principles, which would not, individually or in the aggregate, have a material adverse effect on Windmere. Except as set forth in the Windmere SEC Documents, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice, Windmere has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a balance sheet of Windmere or in the notes thereto which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Windmere.

          (f) Absence of Certain Changes or Events. Except as disclosed in the Windmere SEC Documents filed prior to the date of this Agreement, and except as set forth on Schedule 3.02(f) or expressly contemplated by this Agreement, since December 31, 1994, Windmere has conducted its business only in the ordinary course, and there has not been (i) any material adverse change in Windmere, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Windmere's capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (x) any granting by Windmere

                                   Annex B-13
     or any of its subsidiaries to any officer of Windmere or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of December 31, 1994, (y) any granting by Windmere or any of its subsidiaries to any officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of December 31, 1994 or
     (z) any entry by Windmere or any of its subsidiaries into any employment, severance or termination agreement with any officer, (v) any damage, destruction or loss, whether or not covered by insurance, that has or is likely to have a material adverse effect on Windmere, or (vi) any change in accounting methods, principles or practices by Windmere materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

          (g) Litigation. Except as disclosed in the Windmere SEC Documents, there is no suit, action or proceeding pending or, to the knowledge of Windmere, threatened against Windmere or any of its subsidiaries that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Windmere, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Windmere or any of its subsidiaries having, or which would reasonably be expected to have, any such effect.

          (h) Compliance with Laws. Except as disclosed in the Windmere SEC Documents, Windmere and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any Governmental Entity applicable to its business or operations, except for instances of possible noncompliance that, individually or in the aggregate, would not have a material adverse effect on Windmere. To the knowledge of Windmere, each of Windmere and its subsidiaries has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which, individually or in the aggregate, would not have a material adverse effect on Windmere.

          (i) Absence of Changes in Benefit Plans; Labor Relations. Except as disclosed in the Windmere SEC Documents, since the date of the most recent audited financial statements included in the Windmere SEC Documents, there has not been any adoption or amendment in any material respect by Windmere or any of its subsidiaries of any Benefit Plan. Except as set forth in
     Schedule 3.02 (i) or as disclosed in the Windmere SEC Documents, there exist no employment, severance, termination or indemnification agreements, arrangements or understandings between Windmere or any of its subsidiaries and any current or former employee, officer or director of Windmere or any of its subsidiaries or any consulting agreement with Windmere or any of its subsidiaries with respect to which the aggregate liability thereunder exceeds $100,000 or which cannot be canceled by Windmere or any such subsidiary without penalty on 30 days' or less notice.

          (j) Benefit Plan Compliance. (i) Schedule 3.02(j)(i) contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of ERISA, "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Benefit Plans maintained, or contributed to, or required to be contributed to, by Windmere or any of its subsidiaries or any other person or entity that, together with Windmere, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (Windmere and each such other person or entity, a "Windmere Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of Windmere or any of its subsidiaries. Windmere has delivered or made available to the Company true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (3) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (4) each trust agreement and group annuity contract relating to any Benefit Plan. Each Benefit Plan has been administered in all material respects in accordance with its terms and is in compliance with the applicable provisions of ERISA, the Code, all other applicable laws and all applicable collective bargaining agreements except

                                   Annex B-14
     where the failure to comply would not be reasonably expected to result in a material adverse effect on Windmere.

             (ii) Except as disclosed in Schedule 3.02(j)(ii), all Pension Plans have been the subject of determination letters from the Internal Revenue Service, or have filed a timely application therefor, to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Section 401(a) and 501 (a), respectively, of the Code, and no such determination letter has been revoked nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

             (iii) No Windmere Commonly Controlled Entity has incurred any liability which has not been fully paid to a Pension Plan under Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due) that, when aggregated with other such liabilities, would result in a material adverse effect on Windmere.

             (iv) As of the most recent valuation date for each Pension Plan that is a Defined Benefit Plan, there was not any material amount of "unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) under such Defined Benefit Plan, and Windmere is not aware of any facts or circumstances that would materially adversely change the funded status of any such Defined Benefit Plan. Windmere has furnished or made available to the Company the most recent actuarial report or valuation with respect to each Defined Benefit Plan and has no reason to believe that the conclusions expressed in those reports or valuations are incorrect.

             (v) No Windmere Commonly Controlled Entity has been required at any time within the five calendar years preceding the date hereof or is required currently to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

             (vi) With respect to any Benefit Plan that is an employee welfare benefit plan, except as disclosed in Schedule 3.02(j)(vi), (1) no such Benefit Plan is funded through a "welfare benefits fund", as such term is defined in Section 419(e) of the Code, and (2) each such Benefit Plan that is a "group health plan", as such term is defined in Section 5000(b)(1) of the Code, complies substantially with the applicable requirements of Section 4980B(f) of the Code.

             (vii) Schedule 3.02(j)(vii) lists all outstanding Options as of the date of this Agreement, showing for each such Option: (1) the number of shares issuable, (2) the number of vested shares, (3) the date of expiration and (4) the exercise price.

             (viii) No employee of Windmere or any of its subsidiaries will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

             (ix) Neither Windmere or any of its subsidiaries nor any person acting on behalf of Windmere or any of its subsidiaries has, in contemplation of any corporate transaction involving Windmere, issued any written communication to, or otherwise made or entered into any legally binding commitment with, any employees of Windmere or of any of its subsidiaries to the effect that, following the date hereof, (i) any benefits or compensation provided to such employees under existing Benefit Plans or under any other plan or arrangement will be enhanced,
        (ii) any new plans or arrangements providing benefits or compensation will be adopted, (iii) any Benefit Plans will be conducted for any period of time, or (iv) any plans or arrangements provided by the Company will be made available to such employees.

          (k) Taxes. Windmere and its subsidiaries have filed all material tax returns and reports required to be filed by it and has paid all taxes required to be paid by it (other than taxes, the failure to pay which

                                   Annex B-15
     would not, individually or in the aggregate, have a material adverse effect on Windmere), and the most recent financial statements contained in the Windmere Filed SEC Documents reflect an adequate reserve for all material taxes payable by Windmere for all taxable periods and portions thereof through the date of such financial statements. No deficiencies for any taxes have been proposed, asserted or assessed against Windmere (other than deficiencies, the liability for which would not, individually or in the aggregate, have a material adverse effect on Windmere), and no requests for waivers of the time to assess any taxes are pending. None of the assets or properties of Windmere or any of its subsidiaries is subject to any material tax lien.

          (l) No Voting Requirements. No vote of the holders of shares of Windmere Common Stock is necessary to approve this Agreement and the transactions contemplated by this Agreement.

          (m) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Windmere.

          (n) Purchase for Investment. Windmere is acquiring the Company Shares for investment for its own account and not with a view to, or in connection with, a distribution thereof within the meaning of the Securities Act. Windmere is able to bear the economic risk of an investment in the Company Shares pursuant to this Agreement and can afford to sustain a total loss on such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment and therefor has the capacity to protect its own interests in connection with the purchase of the Company Shares. Windmere acknowledges that the Company Shares have not been registered under the Securities Act or any state securities laws.

          (o) Ownership of Voting Stock. Neither Windmere nor any of its affiliates nor any person with whom Windmere or any affiliate of Windmere is acting (within the meaning of Section 13(d)(3) of the Exchange Act) as a partnership, limited partnership, syndicate or group (within the meaning of Section 13(d)(3) of the Exchange Act) for the purpose of acquiring, holding or disposing of securities issued by the Company beneficially owns (as defined in Rule 13d-3 under the Exchange Act) voting stock of the Company as of the date of this Agreement or will, as of the Closing Date, beneficially own (as defined in Rule 13d-3 under the Exchange Act) any voting stock of the Company or rights to acquire voting stock of the Company other than the Common Stock to be purchased by Windmere hereunder.

          (p) Financing. Windmere has the funds necessary to consummate the transactions contemplated hereby and will have the same at the time of the Closing.

                                  ARTICLE IV.

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 4.01. Conduct of Business. (a) Conduct of Business by the
Company. During the period from the date of this Agreement to the Closing Date, the Company shall, and shall cause its subsidiaries to, except as expressly contemplated or permitted by this Agreement or to the extent that Windmere shall otherwise consent in writing, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them (except when in its good faith judgment it is otherwise in its best interest) to the end that their goodwill and ongoing business shall not be impaired in any material respect (in the aggregate, with respect to the Company and its subsidiaries taken as a whole) at the Closing Date. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing Date, the Company shall not, and shall not permit any of its subsidiaries to, (except as expressly contemplated or permitted by this Agreement or on Schedule 4.01 or to the extent that Windmere

                                   Annex B-16
shall otherwise consent in writing) (which consent, in the case of clauses (vii) through (xiii) of this Section 4.01, shall not be unreasonably withheld):

          (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, except for dividends by a direct or indirect wholly owned subsidiary of the Company to its parent, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in view of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than grants of options under the Company Stock Plans consistent in amounts and terms with past practice and the issuance of shares of Company Common Stock upon the exercise of options outstanding on the date of this Agreement and in accordance with their present terms)

          (iii) amend its Certificate of Incorporation, by-laws or other comparable charter or organizational documents;

          (iv) except as set forth on Schedule 4.01(a)(iv), acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, except purchases of assets in the ordinary course of business consistent with past practice;

          (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its material properties or assets, other than in the ordinary course of business consistent with past practice;

          (vi) (y) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for borrowings incurred in the ordinary course of business consistent with past practice, or (z) make any loans, advances or capital contributions to, or investments in, any other person;

          (vii) make or agree to make any new capital expenditure or expenditures which, in the aggregate, are in excess of $500,000;

          (viii) make any material tax election or settle or compromise any material tax liability;

          (ix) except as set forth on Schedule 4.01(a)(ix), pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents or incurred in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which the Company or any of its subsidiaries is a party,

          (x) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company or any subsidiary is a party or waive, release or assign any material rights or claims;

                                   Annex B-17

          (xi) except in the ordinary course of business, enter into any contracts, agreements, arrangements or understandings relating to the distribution, sale or marketing by third parties of the Company's or its subsidiaries' products or products licensed by the Company or its subsidiaries;

          (xii) except in the ordinary course of business, enter into any contracts, agreements, arrangements or understandings relating to the distribution, sale or marketing by the Company of products, patents or trademarks of other parties;

          (xiii) except as required to comply with applicable law, (A) adopt, enter into, terminate or amend any Benefit Plan or other arrangement for the benefit or welfare of any director, officer or current or former employee, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases or bonuses in the ordinary course of business consistent with past practice), (C) pay any benefit not provided for under any Benefit Plan, (D) except as permitted in clause (B) or in Section 4.01(a)(ii), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Benefit Plans or agreement or awards made thereunder) or (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan;

          (xiv) make any change in any method of accounting or accounting practice or policy other than those required by generally accepted accounting principles; or

          (xv) authorize any of, or commit or agree to take any of, the foregoing actions.

          (b) Other Actions. Windmere shall not, and shall not permit any of its subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of Windmere set forth in this Agreement that are not qualified as to materiality becoming untrue in any material respect or (ii) any of the representations and warranties of Windmere set forth in this Agreement that are qualified as to materiality becoming untrue in any respect.

     SECTION 4.02. No Solicitation. (a) The Company and its officers, directors, employees, representatives and agents shall immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Third Party Acquisition Proposal. The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, attorney or other advisor or representative retained by it or any of its subsidiaries to, (i) solicit, initiate or knowingly encourage the submission of, any Third Party Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Third Party Acquisition Proposal; provided, however, that to the extent required by the fiduciary obligations of the Board of Directors of the Company, based on the advice of outside counsel, the Company may, (A) in response to a request therefor, furnish non-public information with respect to the Company to any person pursuant to a customary confidentiality agreement (as determined by the Company's outside counsel) and discuss such information with such person and (B) upon receipt by the Company of a Third Party Acquisition Proposal, participate in negotiations and discussions regarding such Third Party Acquisition Proposal. For purposes of this Agreement, "Third Party Acquisition Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 15% or more of the consolidated assets of the Company and its subsidiaries or 15% or more of any class of equity securities of the Company or any of its Significant Subsidiaries or any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its Significant Subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Stock Purchase or which would reasonably be expected to dilute materially the benefits to Windmere of the transactions contemplated hereby.

                                   Annex B-18

     (b) Notwithstanding the foregoing, in the event the Company receives any Superior Proposal (as defined below), the Board of Directors of the Company, to the extent required by the fiduciary obligations thereof as determined in good faith by the Board based on the advice of outside counsel, may withdraw or modify its approval or recommendation of this Agreement or the transactions contemplated hereby, approve or recommend such Superior Proposal, enter into an agreement with respect to such Superior Proposal, approve the solicitation of additional Third Party Acquisition Proposals or other investment proposals and/or terminate this Agreement. The Company shall notify Windmere in writing of any Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, within 24 hours of receipt thereof. For purposes of this Agreement, a "Superior Proposal" means a bona fide Third Party Acquisition Proposal that the Board determines in its good faith reasonable judgment to be more favorable to the Company and/or the Company stockholders than the transactions contemplated by this Agreement and by the other Transaction Documents, taken as a whole. Windmere agrees that neither the Company nor any of its directors, officers, employees, representatives or agents acting in accordance with their respective fiduciary obligations to the Company, nor any person or entity who shall make a Third Party Acquisition Proposal shall be deemed, by reason of the making of such proposal or any actions taken in good faith in connection with it, to have tortiously or otherwise wrongfully interfered with or caused a breach of this Agreement, the other Transaction Documents or any other agreements, instruments and documents executed in connection herewith or therewith, or to have tortiously or otherwise wrongfully interfered with the transactions contemplated hereby or thereby, or the rights of Windmere or any of their affiliates hereunder or thereunder.

     (c) Nothing contained in this Section 4.02 shall prohibit the Company from
(i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act; (ii) subject to the provisions of
Section 5.05, issuing a press release or otherwise publicly disclosing the terms of this Agreement, including without limitation this Section 4.02 and (iii) making any disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure to so disclose would be inconsistent with applicable laws; (including, without limitation, laws relating to the fiduciary duties of directors); provided that except to the extent required by the fiduciary obligations of the Board of Directors of the Company determined in good faith by the Board based upon the advice of outside counsel, the Company may not withdraw or modify its approval or recommendation of this Agreement or the transactions contemplated hereby.

                                   ARTICLE V.

                             ADDITIONAL AGREEMENTS

     SECTION 5.01. Preparation of the Proxy Materials; Stockholders Meeting. (a) As soon as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the preliminary proxy materials related to the solicitation of proxies from the Company's stockholders to approve this Agreement and the transactions contemplated hereby and thereafter shall use its reasonable efforts to distribute a proxy statement and related proxy materials with respect thereto (the "Proxy Materials") to the Company's stockholders as promptly as practicable. Windmere shall furnish all information concerning itself to the Company as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Materials.

     (b) The Company will (a) as soon as practicable following the date of this Agreement, take all steps reasonably necessary in accordance with applicable law to duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of approving this Agreement; (b) through its Board of Directors, recommend to its stockholders approval of this Agreement in such Proxy Materials, except to the extent that the Board of Directors shall have withdrawn or modified its approval or recommendation of this Agreement as a result of their good faith determination, based upon the advice of Sonnenschein Nath & Rosenthal, the Company's outside counsel, that the failure to withdraw or modify its approval or recommendation of this Agreement would cause such Board to violate their fiduciary duties to the Company and its stockholders.

                                   Annex B-19

     (c) Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to file with the SEC and distribute to its stockholders the Proxy Materials unless and until (i) the Company and Windmere have agreed to the form of Commercial Agreements and (ii) the Board of Directors of the Company shall have received a written opinion addressed to the Board from an investment banking firm satisfactory to the Board as set forth in Section 6.03.

     SECTION 5.02. Access to Information. (a) The Company and Windmere shall, and shall cause each of their respective subsidiaries to, upon reasonable notice from the other party hereto, afford to the other party hereto, and to their respective officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Windmere shall, and shall cause each of their respective subsidiaries to, furnish promptly to the other party hereto upon request (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws or tax laws and (ii) all other information concerning its business, properties and personnel as the Company or Windmere, as the case may be, may reasonably request.

     (b) Each of the Company and Windmere may make copies of documents provided to them pursuant this Section 5.02 at their own expense. The parties shall, and shall cause their respective officers, employees, accountants, counsel, financial advisors and other representatives to, hold any such information which is nonpublic in confidence on the same terms and conditions as set forth in those certain letters each dated January 15, 1996, as amended from time to time, between the Company and Windmere (the "Confidentiality Agreements").

     SECTION 5.03. Reasonable Efforts; Notification. (a) As soon as practicable after the date hereof, Windmere and the Company shall jointly prepare and file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("Antitrust Division") report forms with respect to the Stock Purchase pursuant to the HSR Act and the regulations promulgated thereunder. Windmere and the Company shall comply promptly with any requests for additional information and documents from the FTC or Antitrust Division, and shall cooperate in any review or investigation by the FTC or Antitrust Division in a joint effort to have any such review or investigation resolved without an adverse effect upon the transactions contemplated hereby.

     (b) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all other things necessary, proper or advisable to consummate and make effective, as promptly as practicable, the Stock Purchase and the other transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all other reasonable steps as may be necessary to avoid an action or proceeding by any Governmental Entity,
(ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, subject to the fiduciary duties of the Board of Directors of the Company, the Company and its Board of Directors shall if any state takeover statute or similar statute or regulation is or becomes applicable to the Stock Purchase, this Agreement or the other transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Stock Purchase and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Stock Purchase and the other transactions contemplated by this Agreement. Nothing herein shall limit or affect the Company's taking actions specifically permitted by Section 4.02(b).

                                   Annex B-20

     SECTION 5.04. Fees and Expenses. All fees and expenses incurred in connection with the Stock Purchase, this Agreement, the Proxy Statement, the Registration Statement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Stock Purchase is consummated.

     SECTION 5.05. Public Announcements. Windmere, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Stock Purchase, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with the New York Stock Exchange, Inc. (the "NYSE") or the Nasdaq National Market. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

     SECTION 5.06. Nasdaq and NYSE Listing. The Company shall use its reasonable efforts to make all filings required by NASDAQ with respect to the shares of Company Common Stock to be issued in the Stock Purchase, subject to official notice of issuance, prior to the Closing Date. Windmere shall use its reasonable efforts to cause the shares of Windmere Common Stock to be issued in the Stock Purchase as part of the Purchase Price to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

     SECTION 5.07. Registration Statement. As soon as practicable after the date hereof, Windmere shall file with the SEC a registration statement on Form S-3 under the Securities Act (the "Registration Statement") covering all of the Windmere Shares and shall use its reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practicable.

     SECTION 5.08. Negotiation of Commercial Agreements. Each of the Company and Windmere shall use its reasonable efforts to negotiate and enter into various commercial agreements (the "Commercial Agreements") which would become effective upon the Closing. The parties hereto acknowledge and agree that the Commercial Agreements must be mutually satisfactory to the Company and Windmere with the intent of enhancing the business and competitive position of both the Company and Windmere.

                                  ARTICLE VI.
                              CONDITIONS PRECEDENT

     SECTION 6.01. Conditions to Each Party's Obligation To Effect the Stock Purchase. The respective obligation of each party to effect the Stock Purchase is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. This Agreement and the Stock Purchase shall have been approved by the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Stockholders Meeting.

          (b) Regulatory Compliance. All material filings with all Governmental Authorities required to be made in connection with the transactions contemplated hereby shall have been made, all waiting periods thereunder shall have expired or terminated and all material orders, permits, waivers, authorizations, exemptions, and approvals of such entities required to be in effect on the date of the Closing in connection with the transactions contemplated hereby shall have been issued, all such orders, permits, waivers, authorizations, exemptions or approvals shall be in full force and effect on the date of the Closing; provided, however, that no provision of this Agreement shall be construed as requiring any party to accept, in connection with obtaining any requisite approval, clearance or assurance of non-opposition, avoiding any challenge, or negotiating settlement, any condition that would materially change or restrict the manner in which the Company or Windmere conducts or proposes to conduct its business.

          (c) No Injunctions or Restraints; Illegality. None of the parties hereto shall be subject to any statute, rule, regulation, decree, ruling, injunction or other order issued by any Governmental Entity of

                                   Annex B-21
     competent jurisdiction (collectively, an "Injunction") which prohibits, restrains, enjoins or restricts the consummation of the transactions contemplated by this Agreement; provided, however, that each of the Company and Windmere shall have used its reasonable efforts, to the extent required pursuant to Section 5.03(b), to prevent any such Injunction.

          (d) Commercial Agreements. The Company and Windmere shall have entered into the Commercial Agreements.

     SECTION 6.02. Conditions to Obligations of Windmere. The obligations of Windmere to effect the Stock Purchase is further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Windmere shall have received a certificate signed on behalf of the Company by the President and Chief Executive Officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Windmere shall have received a certificate signed on behalf of the Company by the President and Chief Executive Officer of the Company to such effect.

          (c) Nasdaq National Market Listing. The shares of Company Stock issuable to Windmere pursuant to this Agreement shall have been included for listing on the Nasdaq National Market, subject to official notice of issuance.

          (d) No Material Adverse Change. At any time on or after the date of this Agreement there shall not have occurred any material adverse change in the business, properties, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

          (e) Closing Deliveries. The Company shall have delivered, or shall be delivering concurrently with the Closing, the documents and instruments required to be delivered by the Company pursuant to Section 2.02.

     SECTION 6.03. Conditions to Obligations of the Company. The obligation of the Company to effect the Stock Purchase is further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of Windmere set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Windmere set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and the Company shall have received a certificate signed on behalf of Windmere by the President and the Chief Financial Officer of Windmere to such effect.

          (b) Performance of Obligations of Windmere. Windmere shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Windmere by the President and the Chief Financial Officer of Windmere to such effect.

          (c) NYSE Listing. The Windmere Common Stock issuable to the Company pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

                                   Annex B-22

          (d) No Material Adverse Change. At any time on or after the date of this Agreement there shall not have occurred any material adverse change in the business, properties, assets, financial condition or results of operations of Windmere and its subsidiaries, taken as a whole.

          (e) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (f) Fairness Opinion. The Board of Directors of the Company shall have received from an investment banking firm satisfactory to the Board written opinions addressed to the Board (i) for inclusion in the Proxy Statement and dated on or about the date thereof, and (ii) immediately prior to the Closing Date and dated such date, in each case substantially to the effect that the consideration to be paid by Windmere for the Stock Purchase pursuant to this Agreement is fair to the Company from a financial point of view, and such opinions shall not have been withdrawn or materially modified prior to the Closing Date.

          (g) Lenders' Consents. The Company and Foothill Capital Corporation ("Foothill") shall have entered into a definitive amendment to the Loan and Security Agreement dated as of July 28, 1994, as amended (the "Loan Agreement"), by and between the Company and Foothill, effective upon consummation of this Agreement, amending the Loan Agreement such that this Agreement and the transactions contemplated hereby are permitted under the Loan Agreement as so amended and whereby no default, or event which could result in a default, exists under the Loan Agreement as so amended. The Company and LaSalle National Bank ("LaSalle") shall have entered into a definitive amendment to the Loan and Security Agreement dated as of December 20, 1991, as amended (the "Loan and Security Agreement"), by and between the Company and LaSalle, effective upon consummation of this Agreement, amending the Loan and Security Agreement such that this Agreement and the transactions contemplated hereby are permitted under the Loan and Security Agreement as so amended and whereby no default, or event which could result in a default, exists under the Loan and Security Agreement as so amended.

          (h) Closing Deliveries. Windmere shall have delivered, or shall be delivering concurrently with the Closing, the documents and instruments required to be delivered by Windmere pursuant to Section 2.03.

                                  ARTICLE VII.

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.01. Termination. This Agreement may be terminated, and the Stock Purchase contemplated hereby may be abandoned, at any time prior to the Closing Date;

        (a) by mutual written consent of Windmere and the Company,

        (b) by either Windmere or the Company:

             (i) if the Stock Purchase shall not have been consummated on or before July 1, 1996, unless the failure to consummate the Stock Purchase is the result of a breach of any material obligation under this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a non-final order, decree, ruling or other action restraining, enjoining or otherwise prohibiting the consummation of the Stock Purchase; or

             (ii) if any Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Stock Purchase and such order, decree, ruling or other action shall have become final and nonappealable; or

             (iii) if, upon a vote taken at a duly held Stockholders Meeting or any adjournment thereof, any required approval of the stockholders of the Company shall not have been obtained; or

                                   Annex B-23

             (iv) if the Company and Windmere shall have not entered into the Commercial Agreements by March 29, 1996; or

             (v) if the Board of Directors of the Company shall have not received a written opinion addressed to the Board from an investment banking firm satisfactory to the Board as set forth in Section 6.03 by April 5, 1996.

        (c) by Windmere:

             (i) if the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Windmere its approval of the Stock Purchase or this Agreement, or approved or recommended any Third Party Acquisition Proposal, or resolved to take any of the foregoing actions; or

             (ii) if the Company shall have entered into any agreement with respect to any Superior Proposal.

          (d) by the Company if the Company has received a Superior Proposal or has withdrawn or modified its approval or recommendation of this Agreement or the transactions contemplated hereby in accordance with Section 4.02(b).

     SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Windmere as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Windmere or the Company, other than the obligations of the parties under the Confidentiality Agreements and the provisions of Sections 3.01(n), 3.02(n), 5.02(b), 5.04, this Section 7.02 and Article VIII (other than Section 8.01) and except liability of a party to the extent that such termination results from the wilful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 7.03. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; provided that after the Closing, this Agreement may only be amended in accordance with the terms of the Stockholder Agreement.

     SECTION 7.04. Extension; Waiver. At any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. Notwithstanding anything to the contrary herein, any waiver of the provisions of this Agreement after the Closing may only be made in accordance with the terms of the Stockholder Agreement.

                                 ARTICLE VIII.

                               GENERAL PROVISIONS

     SECTION 8.01. Survival of Representations and Warranties. The representations and warranties in this Agreement will survive until the first anniversary of the date of the Closing. No action may be brought with respect to a breach of any representation or warranty in this Agreement after such time unless, prior to such time, the party seeking to bring such an action has notified the other party of such claim, specifying in reasonable detail the nature of the loss suffered. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing Date.

     SECTION 8.02. Notices. Except as otherwise provided in Section 4.02(f), all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered

                                   Annex B-24
personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Windmere, to

         Windmere Corporation
         5980 Miami Lakes Drive
         Miami Lakes, Florida 33014-9867

         Attention: David M. Friedson, President

         with a copy to:

         Greenberg, Traurig, Hoffman, Lipoff,
         Rosen & Quentel, P.A.
         1221 Brickell Avenue
         Miami, Florida 33131

         Attention: Andrew Hulsh, Esq.

     (b) if to the Company, to

         Salton/Maxim Housewares, Inc.
         550 Business Center Drive
         Mount Prospect, Illinois 60056

         Attention: Leon Dreimann, President

         with a copy to:

         Sonnenschein Nath & Rosenthal
         8000 Sears Tower
         Chicago, Illinois 60606

         Attention: Neal Aizenstein, Esq.

     SECTION 8.03. Definitions. For purposes of this Agreement:

          (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) "knowledge" of any person means actual knowledge of the directors and executive officers of such person;

          (c) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Windmere, any change or effect that is materially adverse to the business, properties, assets, financial condition or results of operations of such party and its subsidiaries taken as a whole;

          (d) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity,

          (e) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person;

          (f) "Transaction Documents" means this Agreement, the Note, the Security Agreements, the Guaranties, the Stockholder Agreement, the Registration Rights Agreement, and the Commercial Agreements, amendments thereof, and all schedules and exhibits hereto and thereto.

          (g) "Security Agreements" means the Security Agreements to be entered into by and between the Company, Windmere and the domestic subsidiaries of Windmere (the "Domestic Subsidiaries") at the Closing.

                                   Annex B-25

          (h) "Guaranties" means the Guaranties to be entered into by and between the Company and each of the Domestic Subsidiaries at the Closing.

          (i) "Stockholder Agreement" means the Stockholder Agreement, in the form attached hereto as Exhibit B, to be entered into by and between Windmere and the Company at the Closing.

          (j) "Registration Rights Agreement" means the Registration Rights Agreement, in the form attached hereto as Exhibit C, to be entered into by and between Windmere and the Company at the Closing.

     SECTION 8.04. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with the other Transaction Documents and the Confidentiality Agreements, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and are not intended to confer upon any person other than the parties any rights or remedies.

     SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 8.09. Enforcement. The parties agree that (i) any legal action or proceeding arising out of or in connection with this Agreement or the transactions contemplated hereby shall be brought only in the courts of the State of Delaware or the United States of America located in Delaware, (ii) each irrevocably submits to the jurisdiction of each such court, and (iii) any summons, pleading, judgment, memorandum of law, or other paper relevant to any such action or proceeding shall be sufficiently served if delivered to the recipient thereof by certified or registered mail (with return receipt) at its address set forth in Section 8.02. Nothing in the preceding sentence shall affect the right of any party to proceed in any jurisdiction for the enforcement or execution of any judgment, decree or order made by a court specified in said sentence. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specifications or were otherwise breached. It is accordingly agreed that each of the parties hereto shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they may be entitled by law or equity.

                                   Annex B-26

     IN WITNESS WHEREOF, Windmere and the Company have caused this Agreement to be signed by their respective officers hereunto duly authorized, as of the date first written above.

                                          WINDMERE CORPORATION

                                          By:
                                             -----------------------------------
                                            Name: David M. Friedson
                                            Title: President

                                          SALTON/MAXIM HOUSEWARES, INC.

                                          By:
                                             -----------------------------------
                                            Name:
                                            Title:

                                   Annex B-27

                                                      ANNEX C -- AMENDMENT NO. 1
                                                     TO STOCK PURCHASE AGREEMENT

                                AMENDMENT NO. 1
                                       TO
                            STOCK PURCHASE AGREEMENT

     This Amendment No. 1 (the "Amendment") to the Stock Purchase Agreement, dated as of February 27, 1996 (the "Agreement"), is entered into as of April 8, 1996, by and between Windmere Corporation, a Florida corporation ("Windmere"), and Salton/Maxim Housewares, Inc., a Delaware corporation (the "Company"). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Agreement.

     WHEREAS, Windmere and the Company desire to amend the Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, intending to be legally bound hereby, agree as follows:

     1. A new Section 1.03 is hereby added to read as follows:

          "(a) Upon a Change in Control (as defined below) of Windmere, the Company shall have the option (the "Change in Control Option"), but not the obligation, to purchase all, or a portion, of the Company Shares then owned by Windmere at the book value per share thereof upon such Change in Control. The Change in Control Option may be exercised by vote of a majority of the Company Directors (as defined in the Stockholder Agreement) by written notice from the Company to Windmere within ten (10) days following such Change in Control. If any Company Shares are purchased by the Company pursuant to the Change in Control Option, then such purchase shall, unless the parties thereto otherwise agree, be completed at a closing to be held at the offices of Greenberg, Traurig in Miami, Florida at 10:00 a.m. local time on the 10th business day following the exercise of the Change in Control Option.

        (b) "Change in Control" shall mean:

             (i) (A) the acquisition (other than by or from Windmere), at any time after the date hereof, by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of common stock or the combined voting power of Windmere's then outstanding voting securities entitled to vote generally in the election of directors, which acquisition has not been approved by a majority of the board of directors of Windmere (the "Board"), excluding the nominees of any group or person seeking to effectuate such change in control; or

             (B) approval by the shareholders of Windmere of (x) a reorganization, merger or consolidation with respect to which persons who were the shareholders of Windmere immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, (y) a liquidation or dissolution of Windmere or (z) the sale of all or substantially all of the assets of Windmere, unless the approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned, which transaction has not been approved by the Board; or

             (ii) the ten (10) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by Windmere's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the

                                    Annex C-1
        election of the directors of Windmere, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board."

     2. Section 2.03 (iv) is hereby amended to read in its entirety as follows:

          "(iv) the Security Agreements duly executed by Windmere and its domestic subsidiaries and the Guaranties duly executed by the domestic subsidiaries of Windmere;"

     3. Section 3.02 (c) is hereby amended by substituting "3,866,000" for "3,100,000."

     4. Section 5.07 is hereby amended to read in its entirety as follows:

          "Section 5.07. Shelf Registration Statement. (a) As soon as practicable after the date hereof, Windmere shall file with the SEC a shelf registration statement (the "Shelf Registration Statement") under Rule 415 of the Securities Act with respect to all of the Registrable Shares (as defined below). Windmere will use all reasonable efforts to (i) have the Shelf Registration Statement declared effective under the Securities Act on the Closing Date to permit the disposition of the Registrable Shares and
     (ii) keep the Shelf Registration Statement continuously effective until the earliest date on which neither the Company nor any of its affiliates owns any Registrable Shares. Windmere agrees to furnish to the Company such number of prospectuses in conformity with the requirements of the Securities Act, and such other documents as the Company may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares. Windmere further agrees to use its reasonable efforts to register or qualify the Registrable Shares covered by the Shelf Registration Statement under such securities or Blue Sky laws of such jurisdictions within the United States as the Company shall reasonably request; provided, however, that Windmere shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject, or subject Windmere to any tax in any such jurisdiction where it is not then so subject.

          Windmere shall pay all expenses, other than selling commissions and stock transfer taxes applicable to the sale of the Registrable Shares, incurred by Windmere in complying with this Section 5.07, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel and accountants for Windmere and blue sky fees and expenses.

          (b) Windmere shall indemnify and hold harmless each seller of Registrable Shares, and each person, if any, who controls such seller within the meaning of the Securities Act, and each officer, director, employee and advisor of each of the foregoing (each a "Company Indemnitee"), against any expenses, losses, claims, damages or liabilities, joint or several, to which such Company Indemnitee may become subject under the Securities Act, any state securities law or otherwise, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
     (i) any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or final prospectus contained therein, or any amendment or supplement thereto; or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any violation by Windmere of the Securities Act or rules of the SEC thereunder or any blue sky laws or any rules promulgated thereunder, and shall reimburse each such Company Indemnitee for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Windmere shall not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to Windmere by or on behalf of the Company specifically for use in the preparation thereof.

                                    Annex C-2

          (c) The Company shall indemnify and hold harmless Windmere and each person, if any, who controls Windmere within the meaning of the Securities Act, each officer of Windmere who signs the Shelf Registration Statement and each director of Windmere, against any and all such expenses, losses, claims, damages or liabilities referred to in Section 5.07 (b) above if the statement, alleged statement, omission or alleged omission in respect of which such expense, loss, claim, damage or liability is asserted was made in reliance upon and in conformity with information furnished in writing to Windmere by or on behalf of the Company specifically for use in connection with the preparation of the Shelf Registration Statement, prospectus, amendment or supplement.

          (d) If the indemnification provided for in Sections 5.07 (b) or (c) above is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then in lieu of indemnifying such indemnified party thereunder, the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party, or by the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The parties agree that it would not be just and equitable if contribution pursuant to this Section 5.07(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities or actions in respect thereof referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this
     Section 5.07 or to the extent that it has not been prejudiced as a proximate result of such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to Windmere, the indemnified party or parties shall have the right to select one separate counsel to assert such legal defenses (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 5.07 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs or investigation) unless (i) the indemnified party shall have employed one separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to

                                    Annex C-3
     represent the indemnified party within a reasonable time, (iii) the indemnifying party and its counsel do not actively and vigorously pursue the defense of such action or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

          (f) For purposes of this Section 5.07, "Registrable Shares" means (i) the Windmere Shares and (ii) other shares of Windmere Common Stock acquired by the Company from time to time. All Registrable Shares shall cease to be Registrable Shares (a) when sold in a registered public offering or in accordance with Rule 144 promulgated by the SEC under the Securities Act, or (b) when permitted to be sold in accordance with Rule 144(k).

          (g) The parties hereto agree that whether or not any express assignment shall have been made, the provisions of this Section 5.07 shall
     (i) be for the benefit of and enforceable by any subsequent holder of Registrable Shares (or of any portion thereof); and (ii) survive the termination of this Agreement for any reason after the Closing.

     5. Section 6.01(a) is hereby amended to read in its entirety as follows:

          "(a) Stockholder Approval. This Agreement and the Stock Purchase shall have been approved by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Stockholders Meeting."

     6. Section 6.03(e) is hereby amended by adding the word "Shelf" before "Registration Statement" in the heading and in the first line of such Section.

     7. The following new Section 6.03(f) is hereby added to the Agreement:

          "(f) Repayment of Promissory Note. Any amounts due and owing to Windmere on the Closing Date under that certain promissory note to be issued by the Company to Windmere in excess of $3,254,286 (which amount will be set-off by Windmere against the cash portion of the Purchase Price set forth in Section 1.02(a)(i) hereof) shall have been paid."

     8. The definition of "Security Agreements" in Section 8.03(g) is hereby amended by adding ", in the form attached hereto as Exhibit D," after "Security Agreements" in the first line of such definition.

     9. The definition of "Guaranties" in Section 8.03(h) is hereby amended by adding ", in the form attached hereto as Exhibit E," after "Guaranties" in the first line of such definition.

     10. Exhibit A of the Agreement is hereby amended by adding the following as a new Section 4(i):

          "(i) The consolidated tangible net worth of Windmere and its Domestic Subsidiaries (excluding real property) determined in accordance with generally accepted accounting principles shall at any time be less than $40,000,000."

     11. Section 9 of Exhibit A of the Agreement is hereby amended by substituting "Illinois" for "Delaware."

     12. Section 4(h) of Exhibit A of the Agreement is hereby amended by substituting "$500,000 for "$100,000."

     13. A new Exhibit D, which is attached to this Amendment, is hereby added to the Agreement.

     14. A new Exhibit E, which is attached to this Amendment, is hereby added to the Agreement.

     15. Except as set forth in this Amendment, the provisions of the Agreement shall remain in full force and effect and all references in the Agreement and the other Transaction Documents shall be deemed to refer to and mean the Agreement, as amended by this Amendment.

     16. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                    Annex C-4

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                          WINDMERE CORPORATION

                                          By:
                                            ------------------------------------
                                            David M. Friedson
                                            President

                                          SALTON/MAXIM HOUSEWARES, INC.

                                          By:
                                            ------------------------------------
                                            Leonhard Dreimann
                                            President

                                    Annex C-5

                                                         ANNEX D -- FORM OF NOTE

                          THIS IS A SUBORDINATED NOTE
                          AS FURTHER DESCRIBED HEREIN

                                   [FORM OF]
                                PROMISSORY NOTE

                                                               CHICAGO, ILLINOIS
$10,847,620                                                [INSERT CLOSING DATE]

     1. Payment. FOR VALUE RECEIVED, Windmere Corporation ("Windmere") on [insert the date which is five years from the Closing Date] hereby promises to pay to the order of Salton/Maxim Housewares, Inc. ("Seller") the principal sum of Ten Million Eight Hundred Forty-Seven Thousand Six Hundred and Twenty Dollars ($10,847,620) and to pay interest at 8% per annum (calculated on the basis of a 365-day year and actual days elapsed) on the outstanding principal amount hereunder on the last day of each calendar quarter, commencing [insert the last day of the calendar quarter during which the Closing occurs]. Upon the occurrence and during the continuation of an Event of Default (as defined below), the principal amount then outstanding shall, without limiting the rights of Seller hereunder, bear interest at a rate per annum which is equal to the lesser of (i) 5% over the rate which would otherwise be applicable thereto, and
(ii) the highest amount permitted by law. Both principal and interest are payable in lawful money of the United States of America and in immediately available funds to Seller at 550 Business Center Drive, Mount Prospect, Illinois 60056. The payment of the principal hereof and interest hereon on the scheduled dates therefor is subject to the subordination provisions set forth below.

     2. Other Documents. This Promissory Note (the "Note") is the Note referred to in Section 1.02(a)(ii) of that certain Stock Purchase Agreement, dated as of February 27, 1996, between Windmere and Seller (the "Purchase Agreement") and represents partial payment by Windmere for the shares of common stock of Seller issued to Windmere.

     As security for repayment of the indebtedness arising hereunder, Windmere and its Domestic Subsidiaries have executed and delivered to Seller those certain Security Agreements of even date herewith (the "Security Agreements"). In addition, all the Domestic Subsidiaries have guaranteed the obligations of Windmere to Seller pursuant to a Guaranty of even date herewith (the "Guaranty").

     3. Definitions. Capitalized terms used in this Agreement without definition shall have the respective meanings accorded to them in that certain amended and restated letter agreement, dated July 28, 1995 (the "Senior Creditor Letter Agreement"), between Windmere and NationsBank of Florida, National Association (the "Senior Creditor"), without giving effect to any amendments thereto.

     4. Events of Default. Notwithstanding the maturity date set forth above, the maturity of this Note may be accelerated by Seller upon the occurrence of any of the following events ("Events of Default"):

          (a) Nonpayment of principal or interest hereunder when and as the same shall become due hereunder; or

          (b) Windmere or any Domestic Subsidiary fails to observe or perform any term, covenant or condition contained in the Security Agreements, and fails to remedy any such default within the period of grace, if any, provided therein; or

          (c) Any Domestic Subsidiary fails to observe or perform any term, covenant or condition contained in the Guaranty; or

          (d) Windmere enters into any merger, consolidation, reorganization, or liquidates, winds up, or dissolves itself (or suffers any liquidation or dissolution), or conveys, sells, assigns, leases, transfers, or otherwise disposes of, in one transaction or a series of transactions, substantially all of its business, property or assets, whether now owned or hereafter acquired, other than a merger of a Subsidiary into another Subsidiary or a merger in which Windmere is the surviving entity; or

                                    Annex D-1

          (e) Voluntary or involuntary bankruptcy, reorganization, insolvency, arrangement, receivership or similar proceedings are commenced by or against Windmere or any of its Domestic Subsidiaries, and such proceedings continue undismissed for 60 days; or

          (f) One or more final judgments (for which no appeal may be taken) for the payment of money in excess of $1,000,000 in the aggregate are outstanding against Windmere or any of its Subsidiaries or against any property or assets of any of them, and any such judgment has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

          (g) Windmere shall incur, create, assume or permit to exist aggregate Indebtedness however evidenced, or guarantee, assume or endorse or otherwise become or remain liable in connection with any Contingent Obligation, other than Indebtedness evidenced by this Note, in excess of $50,000,000 on a consolidated basis;

          (h) Windmere or any of its Subsidiaries fails to pay principal, interest or premium with respect to any Indebtedness of Windmere or any of its Subsidiaries in an aggregate principal amount greater than $100,000 or fails to perform, observe or fulfill any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by Windmere or any of its Subsidiaries, and such default continues beyond the period of grace, if any, specified therein and permits the holder of such indebtedness to accelerate the maturity thereof.

     5. Subordination. Payments under this Note are subordinated to repayment of all Senior Indebtedness (as defined in the next sentence), but only to the extent and in the manner provided in this Section 5. "Senior Indebtedness" shall mean all indebtedness owed by Windmere to the Senior Creditor pursuant to the Senior Creditor Letter Agreement, as such agreement may be amended from time to time, or any indebtedness incurred by Windmere from time to time in connection with any other credit facility with any financial institution or bank; provided that in no event shall the Senior Indebtedness outstanding at any time ever exceed $50,000,000.

          (a) Upon any payment or distribution of the assets of Windmere, whether in cash, property or securities, from any source whatsoever, to creditors upon any dissolution, winding-up, total or partial liquidation, reorganization, composition, arrangement, or adjustment of Windmere or its securities (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of Windmere or otherwise), the Senior Creditor shall be entitled to receive payment in full in cash of all amounts due or to become due in respect of the Senior Indebtedness before any payment is made on account of or applied on this Note.

          (b) No payment under this Note shall be made during a Payment Blockage Period (as defined hereinafter); provided, however, that no more than one Payment Blockage Period may exist during any 360 day period. As used herein, a "Payment Blockage Period" is the period commencing on the business day following the day Windmere receives from the Senior Creditor notice that an "Event of Default" (as defined in Senior Creditor Letter Agreement) has occurred and is continuing in respect of the Senior Indebtedness and terminating 180 days later.

          (c) Seller or any subsequent holder of this Note, by its acceptance of this Note, agrees that during any Payment Blockage Period, it will not ask, demand, sue for, take or receive from Windmere, by set-off or in any other manner, any money which may now or hereafter be owing by Windmere under this Note.

     6. Prepayment. This Note may be prepaid at any time without penalty or premium.

     7. Assignment. This Note may be assigned or pledged by Seller to any person or entity. This Note may not be assigned by Windmere.

     8. Amendment; Waiver. This Note may only be amended in accordance with the terms of the Stockholder Agreement between Windmere and Seller of even date hereof. No failure or delay on the part of the holder of this Note or to exercise any power or right under this Note shall operate as a waiver of such

                                    Annex D-2
power or right or preclude other or further exercise thereof or the exercise of any other power or right. No waiver of any condition or performance will operate as a waiver of any subsequent condition or obligation. Windmere hereby waives diligence, presentment, demand for payment, notice of dishonor or acceleration, protest and notice of protest, and any and all other notices or demands in connection with delivery, acceptance, performance, default or enforcement of this Note.

     9. Governing Law; Legal Fees. This Note shall be governed by and construed in accordance with the laws of the State of Delaware, and Windmere agrees to pay the reasonable legal fees and disbursements of counsel in connection with the enforcement of this Note.

                                          WINDMERE CORPORATION

                                          By:
                                              -------------------------------
                                          Title:
                                                -----------------------------
                                          Address:
                                                  ---------------------------
                                          5980 Miami Lake Drive
                                          Miami Lakes, Florida 33014-2467

                                    Annex D-3

                                        ANNEX E -- FORM OF STOCKHOLDER AGREEMENT

                             STOCKHOLDER AGREEMENT
                     DATED AS OF                     , 1996
                                 BY AND BETWEEN
                         SALTON/MAXIM HOUSEWARES, INC.
                                      AND
                              WINDMERE CORPORATION

                                    Annex E-1

                             STOCKHOLDER AGREEMENT

     This Stockholder Agreement (this "Agreement") is entered into as of
               , 1996 by and between Salton/Maxim Housewares, Inc., a Delaware corporation (the "Company"), and Windmere Corporation, a Florida corporation (the "Purchaser").

     A. The Purchaser and the Company have entered into that certain Stock Purchase Agreement dated as of February 27, 1996, (the "Stock Purchase Agreement") pursuant to which the Purchaser is acquiring certain shares of the Common Stock of the Company, par value $.01 per share (the "Common Stock").

     B. As a result of the transactions contemplated by the Stock Purchase Agreement, the Purchaser will be a significant stockholder of the Company.

     C. It is a condition to the transactions contemplated by the Stock Purchase Agreement and the desire of the Purchaser and the Company that this Agreement be entered into to establish certain terms and conditions concerning the Purchaser's investment in the Company and the Company's corporate governance.

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, and covenants set forth in this Agreement, the Purchaser and the Company hereby agree as follows:

                                   ARTICLE 1.

                                  DEFINITIONS

     Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings set forth below.

     "AFFILIATE" of a party means any person or entity controlling, controlled by, or under common control with, such party. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise.

     "BENEFICIALLY OWNED" shall have the meaning provided in Rule 13d-3 under the Exchange Act.

     "BOARD" means the Board of Directors of the Company.

     "BROKERS' TRANSACTIONS" means brokers' transactions within the meaning of Rule 144 of the Securities Act, or any successor rule.

     "COMMERCIAL AGREEMENTS" means those certain agreements between the Company and the Purchaser relating to various commercial relationships as contemplated by the Stock Purchase Agreement and entered into prior to the date hereof.

     "COMMISSION" means the Securities and Exchange Commission.

     "CONFIDENTIALITY AGREEMENTS" means those certain Confidentiality Agreements between the Purchaser and the Company, each dated January 15, 1996.

     "DIRECTOR" means a member of the Board.

     "EQUITY SECURITY" means Voting Stock and any options, warrants, convertible securities, or other rights to acquire Voting Stock.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "GUARANTY" means that certain Guaranty between all of the Purchaser's domestic subsidiaries and the Company.

     "INDEPENDENT DIRECTOR" means a Director who is not (apart from such directorship) an Affiliate, officer, employee, agent, holder of 5% or more of the voting securities, consultant or partner of the Purchaser or the Company or any Affiliate of either of them or of any entity that was dependent on the Purchaser or the

                                    Annex E-2

Company or any Affiliate of either of them for more than five percent (5%) of its revenues or earnings in its most recent fiscal year.

     "LAPSE EVENT" means the sale, transfer or other disposition by Leonhard Dreimann or David Sabin of more than an aggregate of 450,000 shares of Common Stock Beneficially Owned by such persons; provided, however that a Lapse Event shall not occur upon (i) any pro rata distribution by Dominator Investors Group of shares of Common Stock to its stockholders; (ii) any sale, transfer or other disposition of shares of Common Stock to any person or entity if the shares held by such person or entity are Beneficially Owned by Leonhard Dreimann or David Sabin; or (iii) any sale, transfer or other disposition of shares of Common Stock Beneficially Owned by Leonhard Dreimann or David Sabin upon such person's death to such person's heirs, executors, legal representatives or trustees.

     "NOTE" means that certain promissory note due on the fifth anniversary of the date hereof, issued by the Purchaser to the Company in the principal amount of $10,847,620.

     "PUBLIC OFFERING" means an underwritten public offering of securities of the Company pursuant to an effective registration statement under the Securities Act.

     "PURCHASER INTEREST" means, as of any date, the percentage of the Total Voting Power Beneficially Owned by the Purchaser and its Affiliates on such date.

     "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement between the Purchaser and the Company dated the date hereof.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITY AGREEMENTS" means those certain Security Agreements between the Purchaser and its domestic subsidiaries, on the one hand, and the Company, on the other hand, dated the date hereof.

     "STANDSTILL PERIOD" means the period of three years after the date hereof.

     "THIRD PARTY" means any person (including a "person" as defined in Section 13(d)(3) of the Exchange Act) or entity other than the Purchaser, any Affiliate of the Purchaser or any group including the Purchaser or any of its Affiliates.

     "TOTAL VOTING POWER" means, at any date, the total number of votes that may be cast in the election of directors of the Company at any meeting of stockholders of the Company held on such date assuming all shares of Voting Stock were present and voted at such meeting, other than votes that may be cast only by one class or series of stock (other than Common Stock) or upon the happening of a contingency.

     "TRANSACTION DOCUMENTS" means this Agreement, the Stock Purchase Agreement, the Note, the Security Agreements, the Guaranty, the Registration Rights Agreement, the Commercial Agreements, amendments thereof, and all schedules and exhibits hereto and thereto.

     "VOTING STOCK" means Common Stock and all other securities of the Company, if any, entitled to vote generally in the election of Directors.

                                   ARTICLE 2.

                             ACQUISITION OF SHARES

     2.1. STANDSTILL. From the date hereof until the end of the Standstill Period, neither the Purchaser nor any of its Affiliates shall directly or indirectly acquire or offer to acquire Beneficial Ownership of any Equity Securities or interest therein except as set forth in Sections 2.1.1, 2.1.2,
2.1.3 and 2.1.4.

     2.1.1. Purchase Right Upon Option Exercises. The Purchaser shall have the right to purchase shares of Voting Stock pursuant to the option set forth in
Section 1.01 of the Stock Purchase Agreement.

     2.1.2. Purchases to Restore Previous Purchaser Interest. From and after the date hereof until such time as the Purchaser Interest has been less than 30% for a period of at least ten (10) consecutive days, in the event

                                    Annex E-3
at any time or from time to time the number of outstanding shares of Voting Stock is increased for any reason through the issuance of additional shares (other than through the issuance of shares upon the exercise of stock options outstanding on the date hereof), including, without limitation, upon exercise of stock options (granted after the date hereof) or upon conversion or exchange of convertible securities, or as consideration for acquisition of any corporation or other entity or business or division thereof, but excluding any shares of Voting Stock issued pursuant to stock splits or stock dividends issued or distributed proportionately on all outstanding shares of Voting Stock, then in connection with each such issuance the Purchaser and/or its Affiliates shall have the right, but not the obligation, to purchase in the open market at any available price, up to such number of additional shares of Voting Stock as may then be necessary solely as a result of such issuance to restore the Purchaser Interest to the same percentage of the Total Voting Power as existed immediately prior to such increase in the number of outstanding shares of Voting Stock. The Company shall notify the Purchaser of, and provide the Purchaser with an accurate and complete description of, any event that has caused the rights of the Purchaser and/or its Affiliates to acquire or offer to acquire Equity Securities under this Section 2.1.2 to become exercisable within 15 days following the end of each fiscal quarter of the Company. The purchase right set forth in this Section 2.1.2 shall be exercisable at any time and from time to time until 90 days after the Purchaser's receipt of notice of such issuance.

     2.1.3. Third-Party Offers. From and after the date hereof until such time as the Purchaser Interest has been less than 30% for a period of at least ten
(10) consecutive days, in the event any Third Party shall make an offer to acquire a 20% or greater interest in Equity Securities, the Purchaser and/or its Affiliates shall be permitted to make a competing offer, and acquire Equity Securities pursuant thereto, subject to and in accordance with the following:

          (a) If the Third Party offer is approved or recommended by a majority vote of the Company Directors (as defined in Section 4.2), then the Purchaser shall have the right to make a competing offer and to acquire Equity Securities pursuant to such competing offer, provided that (1) the competing offer complies with Section 2.1.3(b), (2) the competing offer is made prior to the earliest to occur of withdrawal, termination or consummation of the Third Party offer, and (3) if the Third Party offer is withdrawn or terminated without being consummated before the Purchaser acquires Equity Securities pursuant to the competing offer, a majority of the Company Directors determine in good faith that such Third Party offer was withdrawn or terminated primarily as a result of the Purchaser's competing offer having superior terms to or a substantially greater likelihood of success than such Third Party offer.

          (b) Any competing offer by the Purchaser pursuant to this Section
     2.1.3 shall be, as nearly as possible, for an identical amount of securities and at a price per share no lower than and on terms no less favorable than are offered by the Third Party. In the event the consideration offered in any Third Party offer shall consist of securities or property other than cash, the competing offer by the Purchaser may in the Purchaser's discretion be for cash in an amount per share not less than the fair market value of the consideration offered by the Third Party as determined by a majority of the Company Directors.

     2.1.4. Company Directors' Approval. The Purchaser and/or its Affiliates may purchase Common Stock in any transactions approved by a majority of the Company Directors.

     2.1.5. Acquisitions After Standstill Period. After the Standstill Period, the Purchaser shall not acquire or offer to acquire any Equity Securities if, as the result of or after giving effect to such acquisition, the Purchaser Interest (calculated as though Beneficial Ownership of Voting Stock includes shares of Voting Stock that the Purchaser has the right to acquire (other than pursuant to this Agreement) as described in subsection (d)(1)(i) of Rule 13d-3 under the Exchange Act without regard to the 60-day limit set forth therein) would exceed the Purchaser Interest (calculated in the same manner) as existed on the last day of the Standstill Period, except pursuant to a tender offer and/or merger which would result in the Purchaser and/or its Affiliates owning 100% of the Equity Securities.

                                    Annex E-4

                                   ARTICLE 3.

                               TRANSFER OF SHARES

     The Purchaser and its Affiliates shall not sell or otherwise transfer any Equity Securities Beneficially Owned by such persons or any interest therein, except as follows:

     3.1. AFFILIATES. The Purchaser may transfer any or all Equity Securities Beneficially Owned by the Purchaser to an Affiliate of the Purchaser.

     3.2. PUBLIC OFFERINGS AND BROKERS' TRANSACTIONS. From and after the earlier of (i) the third anniversary of the date hereof and (ii) a Lapse Event, the Purchaser and/or any of its Affiliates may sell any or all Equity Securities Beneficially Owned by such persons in one or more Public Offerings or in Brokers' Transactions if the Purchaser and/or its selling Affiliates invoke and follow or require participating underwriters or brokers to invoke and follow appropriate and reasonable procedures (subject to the prior approval of a majority of the Company Directors, which shall not be unreasonably withheld) designed to prevent the sale of such Equity Securities to any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) that would, after giving effect to its acquisition of such Equity Securities, Beneficially Own or have the right to acquire more than seven percent (7%) of the Total Voting Power.

     3.3. PRIVATE TRANSACTIONS. From and after the earlier of (i) the third anniversary of the date hereof and (ii) a Lapse Event, the Purchaser and/or any of its Affiliates may sell any or all Equity Securities Beneficially Owned by such persons in one or more transactions not requiring registration under the Securities Act provided that such sale is not to any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) that would, after giving effect to its acquisition of such Equity Securities, Beneficially Own or have the right to acquire more than seven percent (7%) of the Total Voting Power.

     3.4. COMPANY DIRECTORS' APPROVAL. The Purchaser and/or any of its Affiliates may sell any or all Equity Securities Beneficially Owned by such persons in any transaction or transactions approved by a majority of the Company Directors.

     3.5. RESTRICTIVE LEGENDS. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Upon original issuance thereof and until such time as the same is no longer required hereunder or under any applicable law, any certificate issued representing any shares of Common Stock issued to the Purchaser and all certificates issued upon transfer (except for transfers in accordance with Section 3.2) or in exchange or substitution therefor in accordance with this Article shall bear the following restrictive legend:

     THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF ("TRANSFERRED") UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS SUCH TRANSFER IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT.

     THE TRANSFER OF THE SHARES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED FOR IN THE STOCKHOLDER AGREEMENT, DATED
                   , 1996, BETWEEN SALTON/MAXIM HOUSEWARES, INC. AND THE STOCKHOLDER, AS FROM TIME TO TIME IN EFFECT, A COPY OF WHICH IS ON FILE AT THE EXECUTIVE OFFICES OF SALTON/MAXIM HOUSEWARES, INC. AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST TO SALTON/MAXIM HOUSEWARES, INC. NO SUCH TRANSFER WILL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCKHOLDERS' AGREEMENT HAVE BEEN COMPLIED WITH IN FULL AND NO PERSON MAY REQUEST SALTON/MAXIM HOUSEWARES, INC. TO RECORD THE TRANSFER OF ANY SHARES IF SUCH TRANSFER IS IN VIOLATION OF SUCH STOCKHOLDERS' AGREEMENT.

                                    Annex E-5

     THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON VOTING PROVIDED FOR IN THE STOCKHOLDERS' AGREEMENT AND NO VOTE OF SUCH SHARES THAT CONTRAVENES SUCH AGREEMENT SHALL BE EFFECTIVE.

     The certificates representing shares of Common Stock Beneficially Owned by the Purchaser (including, without limitation, all certificates issued upon transfer or in exchange thereof or substitution therefor in accordance with this Article) shall also bear any legend required under any other applicable laws, including state securities or blue sky laws. The Company may make a notation on its records or give instructions to any transfer agents or registrars for such shares in order to implement the restrictions on transfer set forth in this Article. The Company shall not incur any liability for any refusal or delay in recognizing any transfer of shares of Common Stock if the Company in good faith reasonably believes that such transfer may have been or would be in violation of the provisions of applicable law or this Agreement.

     3.6. CONTINUING RESTRICTIONS. In the event that Purchaser transfers any Equity Securities or any interest therein to an Affiliate of the Purchaser pursuant to Section 3.1, (i) the Purchaser shall notify such Affiliate of the provisions set forth in this Article and Articles 4 and 5 hereof and shall be responsible for any breach by such Affiliate of those provisions and (ii) so long as any such Equity Securities are Beneficially Owned by such Affiliate, the provisions of this Article shall apply to any sale or transfer of the capital stock or other equity interests of such Affiliate or of the Purchaser such that the Purchaser and such Affiliates would cease to be Affiliates. In the event the Purchaser sells any Equity Securities to a person or entity pursuant to Section 3.3, such person or entity shall enter into an agreement with the Company agreeing to be bound by the provisions of this Article and Articles 4 and 5 hereof and succeeding to the registration rights with respect to the Equity Securities transferred as provided in the Registration Rights Agreement.

                                   ARTICLE 4.

                              BOARD REPRESENTATION

     4.1. PURCHASER DESIGNEES.

     4.1.1. Directors. At all times and from time to time after the date hereof, the Purchaser shall have the right to designate that number of Directors (the "Purchaser Directors") which will result in the total number of Purchaser Directors being equal to the product (rounded up to the nearest whole number) of
(i) the total number of Directors then on the Board, and (ii) the Purchaser Interest at that time; provided that in no event shall the number of Purchaser Directors exceed the number of Company Directors at any time (it being the intent of the parties that upon consummation of the transactions contemplated by the Stock Purchase Agreement, the number of Directors which the Purchaser shall be entitled to designate pursuant to this Section 4.1.1 shall equal 50% of the total number of Directors then on the Board).

     4.1.2. Purchaser Directors. Any Purchaser Director shall not serve as a Director if such person shall be prohibited from serving as a Director under applicable law, including antitrust law. At least one of the Purchaser Directors shall qualify as an independent director in accordance with Nasdaq National Market rules.

     4.2. COMPANY DIRECTORS. At all times and from time to time after the date hereof, the Board shall include at least four (4) Directors who are not designated by the Purchaser (the "Company Directors"). The "Company Directors" shall initially be Leonhard Dreimann, David Sabin, Bert Doornmalen and Frank Devine; provided that any replacement or additional Company Directors shall be elected pursuant to Section 4.5 hereof. At least one of the Company Directors shall qualify as an independent director in accordance with Nasdaq National Market rules.

     4.3. ADDITIONAL AGREEMENTS.

     4.3.1. By the Company. The Company shall from time to time use its best efforts to increase the number of Directors constituting the Board and/or obtain resignations from Directors (other than the Purchaser Directors and the Company Directors required by Section 4.2) as may be required to ensure that there will at

                                    Annex E-6
all times be sufficient Board seats available to accommodate the full number of Directors that the Purchaser is then entitled to designate pursuant to Section
4.1. The Company shall promptly and at all times use its best efforts, and take all such actions as may be appropriate for the election to the Board of the Purchaser designees selected pursuant to Section 4.1, and the Company Directors. Such actions shall include, without limitation, the solicitation of proxies for the election of such persons at each regular or special meeting of stockholders of the Company at which Directors are to be elected, or pursuant to any written consent solicited in lieu of such a meeting.

     4.3.2. By the Purchaser. The Purchaser and its Affiliates shall vote all Voting Stock Beneficially Owned by them at each regular or special meeting of the Company's stockholders at which Directors are to be elected, or pursuant to any written consent solicited in lieu of such a meeting, in favor of election to the Board, and shall otherwise use their best efforts to cause the appointment or election to the Board, and to maintain as Directors the Company Directors, consistently with this Article 4. If the number of Directors that the Purchaser is entitled to designate pursuant to Section 4.1 is at any time and for any reason (including, without limitation, the resignation or removal of any Company Director) fewer than the number of Purchaser Directors then serving on the Board, the Purchaser shall promptly obtain resignations from such of its Purchaser Directors (chosen by the Purchaser) as may be required to cause the number of Purchaser Directors serving on the Board to be equal to the number of Directors that the Purchaser is then entitled to designate.

     4.3.3. By the Purchaser and the Company. Names of all Director nominees designated by the Purchaser or by those Directors of the Company not designated by the Purchaser shall be furnished to the Purchaser and the Company (a) in the case of election of Directors at an annual meeting or otherwise pursuant to a vote of the Company's stockholders, in time to be included in the proxy materials related to such election, and (b) at least ten (10) days prior to election or appointment of Directors by the Board. The Company and the Purchaser agree that (a) the Purchaser Directors and the Company Directors shall be classified, with respect to the time for which they severally hold office, into three classes as nearly as equal in number as possible as determined by the Board; and (b) the Purchaser Directors, on the one hand, and the Company Directors, on the other hand, will be divided among the three classes as equally as possible.

     4.4. COMMITTEES. The Purchaser shall be entitled to designate that number of the Purchaser Directors to serve on each committee of the Board so that such Purchaser Directors constitute the same percentage (rounded up to the next whole number) of such committee as is on the Board; provided that in no event shall the number of Purchaser Directors serving on a committee exceed the number of Company Directors serving on such committee. With respect to the audit committee, any Purchaser Director designee shall, as a condition to membership thereon, meet all requirements imposed by the rules of any national securities exchange, or the Nasdaq National Market, on which the Common Stock may then be listed or quoted. With respect to the compensation committee, any Purchaser Director designees shall, as a condition to membership thereon, qualify as "disinterested" within the meaning of Rule 16b-3 under the Exchange Act or any similar rule then in effect.

     4.5. VACANCIES. If any Purchaser Director or Purchaser Director nominee shall decline to serve on, resign or be removed from, or for any other reason be unable to serve on the Board or any committee thereof, the vacancy resulting therefrom shall be filled in accordance with the Company's Certificate of Incorporation and Bylaws and this Article 4 by another person designated by the Purchaser pursuant to Section 4.1. If any Company Director or Company Director nominee shall decline to serve on, resign or be removed from, or for any other reason be unable to serve on the Board or any committee thereof, or if the size of the Board is increased the vacancy resulting therefrom shall be filled in accordance with the Company's Certificate of Incorporation and Bylaws and this
Article 4 by a person designated by a majority of the then Company Directors. This Section 4.5 shall not operate to allow the Purchaser or the Company Directors to designate a greater percentage of Directors or committee members than it or they would be entitled to designate hereunder but for this Section 4.5.

                                    Annex E-7

                                   ARTICLE 5.

                               CERTAIN COVENANTS

     5.1. PROXY SOLICITATIONS. Neither the Purchaser nor its Affiliates shall, directly or indirectly, (a) solicit, initiate or participate in any "solicitation" of "proxies" or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(1)(2) and including any exempt solicitation pursuant to Rule 14a-2(b)(1)); call, or in any way participate in a call for, any special meeting of stockholders of the Company (or take any action with respect to acting by written consent of the Company's stockholders); request, or take any action to obtain or retain any list of holders of any securities of the Company; or initiate or propose any stockholder proposal or participate in the making of, or solicit stockholders for the approval of, any stockholder proposal; (b) deposit any Voting Stock in a voting trust or subject any Voting Stock to any voting agreement or arrangements, except as provided herein and except that this Section 5.1(b) shall not prohibit any such arrangement solely among the Purchaser and its wholly-owned subsidiaries; (c) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of Exchange Act) with respect to any Voting Stock (or any securities the ownership of which would make the owner thereof a Beneficial Owner of Voting Stock); (d) seek Board representation or the removal of any Company Directors or a change in the composition or size of the Board (other than as necessary to obtain the Board representation to which it is entitled hereunder); (e) take any action, or disclose any intent, purpose, plan or proposal, with respect to this Agreement, the Company or its Affiliates or the Board, management, policies, affairs, securities or assets of the Company or its Affiliates that is inconsistent with this Agreement, including any action, intent, purpose, plan or proposal that is conditioned on, or would require the Company or any of its Affiliates to make any public disclosure relating to, any such action, intent, purpose, plan, proposal or condition; or (f) assist, advise, encourage or act in concert with any person with respect to, or seek to do, any of the foregoing. Notwithstanding the generality of the foregoing, nothing herein shall (x) prevent the Purchaser or its Affiliates from voting their respective shares, or taking such other action as it may deem necessary or appropriate, to cause the election as Directors of those persons the Purchaser is entitled to designate pursuant to Section 4.1, (y) prevent the Purchaser from taking any action which the Board of Directors of the Purchaser in good faith, based upon the advice of outside counsel, determines is required by the fiduciary obligations of the Purchaser as a stockholder of the Company to the Company's other stockholders or
(z) prohibit or restrict any action taken by the Purchaser or any of its Affiliates in connection with the exercise of the rights of the Purchaser and its Affiliates specifically permitted by this Agreement.

     5.2. VOTING. Except as specifically otherwise set forth herein, the Purchaser and its Affiliates shall vote any Voting Stock Beneficially Owned by them in connection with any matter or proposal submitted to a vote of the Company stockholders but not sponsored or supported by the Board either (a) in accordance with the recommendation of a majority of the Board, or (b) in the absence of a recommendation of a majority of the Board, then proportionately in accordance with the votes of all stockholders of the Company who have voted with respect to such matter or proposal; provided that except as otherwise set forth herein (including Article 4), the Purchaser and its Affiliates may vote any Voting Stock Beneficially Owned by them in connection with any such matter or proposal in their sole discretion so long as the Purchaser is not entitled to designate, and has not designated, 50% of the total number of Directors then serving on the Board pursuant to the terms of this Agreement. The Purchaser and its Affiliates shall vote any Voting Stock Beneficially Owned by them in connection with any regular or special meeting of stockholders or in any written consent executed in lieu of such a meeting to (a) ensure that the Company's Certificate of Incorporation and Bylaws do not at any time conflict with any provisions of this Agreement and (b) otherwise carry out the provisions of this Agreement, including, without limitation, voting to remove any Purchaser Director if the number of Directors that the Purchaser is entitled to designate pursuant to Section 4.1 is fewer than the number of Purchaser designees then serving on the Board. The Purchaser and its Affiliates shall be present in person or represented by proxy at all stockholder meetings of the Company called by the Company so that all Voting Stock of which they are the Beneficial Owner may be counted for the purpose of determining the presence of a quorum at such meetings.

                                    Annex E-8

     5.3. MATERIAL TRANSACTIONS. At all times that the Purchaser Interest is less than 100%, neither the Purchaser nor any of its Affiliates shall engage in any material transaction with the Company or any of its subsidiaries unless such transaction has been approved by a majority of the Company Directors or, in the case of a series of related transactions, is in accordance with guidelines approved by a majority of the Company Directors. For purposes of this Section 5.3, "material transaction" shall mean (i) any amendment to, termination of, or waiver of any provision of, this Agreement or, any of the other Transaction Documents that have been executed and delivered and (ii) any transaction between the Company or any of its subsidiaries and the Purchaser or any of its Affiliates, or any transaction (other than a transaction of the type described in Section 2.1.3 or Section 2.1.4) between the stockholders of the Company, in their capacity as stockholders, and the Purchaser or any of its Affiliates, including, without limitation: (a) any sale of all or substantially all of the assets of the Company or any of its subsidiaries or any business division or operation of the Company or any of its subsidiaries, (b) any issuance of Voting Stock or other securities by the Company or any of the Company's subsidiaries,
(c) any transaction including any related transactions involving payments, the incurrence of obligations, or transfers of assets, and (d) any merger or other business combination involving the Purchaser and/or any of its Affiliates; provided, that "material transaction" shall not include any (i) transaction in accordance with the terms of the Transaction Documents or (ii) other transaction (including any related transactions) involving payments by or obligations or transfer of property of the Company with an aggregate value less than $100,000.

                                   ARTICLE 6.

                                 MISCELLANEOUS

     6.1. TERMINATION. Article 4 and Article 5 of this Agreement and the rights and obligations of the Purchaser and the Company thereunder shall terminate at the first time after the date hereof that the Purchaser Interest shall have been less than fifteen percent (15%) for a period of at least thirty (30) consecutive days.

     6.2. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by, construed under and enforced in accordance with, the laws of the State of Delaware without regard to its conflict-of-laws principles. The Purchaser and the Company agree that (i) any legal action or proceeding arising out of or in connection with this Agreement or the transactions contemplated hereby shall be brought only in the courts of the State of Delaware or Federal courts of the United States of America sitting in Delaware, (ii) each irrevocably submits to the jurisdiction of each such court, and (iii) any summons, pleading, judgment, memorandum of law, or other paper relevant to any such action or proceeding shall be sufficiently served if delivered to the recipient thereof by certified or registered mail (with return receipt) at its address set forth in Section 6.4. Nothing in the proceeding sentence shall affect the right of any party to proceed in any jurisdiction for the enforcement or execution of any judgment, decree or order made by a court specified in said sentence.

     6.3. SPECIFIC PERFORMANCE. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specifications or were otherwise breached. It is accordingly agreed that each of the parties hereto shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they may be entitled by law or equity.

     6.4. NOTICES. Any notice required or permitted to be given under this Agreement shall be written, and may be given by personal delivery, by cable, telecopy, telex or telegram (with a confirmation copy mailed as follows), by Federal Express, United Parcel Service, DHL, or other reputable commercial delivery service, or by registered or certified mail, first-class postage prepaid, return receipt requested. Notice shall be deemed

                                    Annex E-9
given upon actual receipt. Mailed notices shall be addressed as follows, but each party may change address by written notice in accordance with this paragraph.

     To the Company:                  Salton/Maxim Housewares, Inc.
                                      550 Business Center Drive
                                      Mount Prospect, Illinois 60056
                                      Attention: Chief Executive Officer
                                      Fax: (708) 803-8080
     with a copy to:                  Sonnenschein Nath & Rosenthal
                                      8000 Sears Tower
                                      Chicago, Illinois 60606
                                      Attention: Neal Aizenstein, Esq.
                                      Fax: (312) 876-7934
     To the Purchaser:                Windmere Corporation
                                      5980 Miami Lakes Drive
                                      Miami Lakes, Florida 33014-9867
                                      Attention: Chief Executive Officer
                                      Fax: (305) 364-0502
     with a copy to:                  Greenberg, Traurig, Hoffman,
                                      Lipoff, Rosen & Quentel, P.A.
                                      1221 Brickell Avenue
                                      Miami, Florida 33131
                                      Attention: Andrew Hulsh, Esq.
                                      Fax: (305) 599-0717

     6.5. WAIVER. Subject to Section 5.3 hereof, each party hereto may in its sole discretion (i) extend the time for the performance of any of the obligations or other acts of the other party hereunder or (ii) waive compliance by the other party with any of the agreements or conditions contained herein. No term or provision hereof shall be deemed waived and no breach hereof excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented (in the case of the Company, by a majority of the Company Directors so waiving or consenting). No waiver hereunder shall apply or be construed to apply beyond its expressly stated terms. No failure to exercise and no delay in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No failure to insist upon strict performance of any term or provision of this Agreement, or to exercise any right hereunder, shall be construed as a waiver or as a relinquishment of such term, provision, or right.

     6.6. SUCCESSORS, ASSIGNMENT; PARTIES IN INTEREST AND THIRD PARTY BENEFICIARIES. Except as otherwise expressly provided herein, this Agreement and the rights hereunder may not be assigned by the Purchaser or the Company without the prior written consent of the other party, which may be given or withheld in the other party's discretion. This Agreement shall be binding upon and inure solely to the benefit of the Purchaser and the Company and their respective successors and permitted assigns, and except as provided in this Section 6.6, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Whenever this Agreement provides for a majority of the Company Directors to make a determination or otherwise take any action, any Company Director who abstains from making such determination or taking such action based upon the advice of counsel that such Director is not a disinterested Director shall not be counted for purposes of determining whether a majority of the Company Directors shall have made such determination or taken such action. In the event the Company Directors shall not be in office or the Company has failed to seek enforcement of its rights under this Agreement despite a demand by the Company Directors that the Company do so, the present and future holders of Beneficial Ownership of Voting Securities (other than the Purchaser and its Affiliates) are intended third party beneficiaries of this Agreement and any such person may

                                   Annex E-10
take such action as may be deemed necessary or appropriate to enforce the rights and obligations arising pursuant to this Agreement or to obtain the benefits intended to be conferred hereby.

     6.7. ENTIRE AGREEMENT. This Agreement, together with the other Transaction Documents and the Confidentiality Agreements, constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and thereof and the transactions contemplated hereby and thereby and supersedes all prior or contemporaneous, written or oral agreements or understandings with respect thereto. The provisions of the Confidentiality Agreements shall continue in effect after the date hereof except that Sections 8 and 9 thereof shall terminate upon the date hereof.

     6.8. AMENDMENT. Subject to Section 5.3 hereof, this Agreement may be amended only to the extent permissible under applicable law and only by a written instrument executed and delivered by a duly authorized officer of the Purchaser and a duly authorized officer of the Company.

     6.9. SEVERABILITY. The provisions set forth in this Agreement are severable. If any provision of this Agreement is held invalid or unenforceable in any jurisdiction, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and shall remain valid and enforceable in such jurisdiction, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     6.10. CUMULATION OF REMEDIES. All remedies available to any party for breach or non-performance of this Agreement are cumulative and not exclusive of any rights, remedies, powers or privileges provided by law, and may be exercised concurrently or separately, and the exercise of any other remedy shall not be deemed an election of such remedy to the exclusion of other remedies.

     6.11. FAIR CONSTRUCTION. This Agreement shall be deemed the joint work product of the Purchaser and the Company without regard to the identity of the draftperson, and any rule of construction that a document shall be interpreted or construed against the drafting party shall not be applicable.

     6.12. HEADINGS; REFERENCES. Headings used in this Agreement are inserted as a matter of convenience and for reference, do not constitute a part of this Agreement for any other purpose, and shall not affect the interpretation or enforcement hereof or thereof.

     6.13. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

SALTON/MAXIM HOUSEWARES, INC.                     WINDMERE CORPORATION
a Delaware corporation                            a Florida corporation

By:                                               By:
- ------------------------------------------        ------------------------------------------
Name:                                             Name:
- ------------------------------------------        ------------------------------------------
Title:                                            Title:
- ------------------------------------------        ------------------------------------------

                                   Annex E-11

                                                              ANNEX F -- FORM OF
                                                   REGISTRATION RIGHTS AGREEMENT

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is entered into as of
               , 1996 by and between Windmere Corporation, a Florida corporation (the "Investor") and Salton/Maxim Housewares, Inc., a Delaware corporation (the "Company").

     A. The Investor and the Company have entered into that certain Stock Purchase Agreement dated as of February 27, 1996 (the "Stock Purchase Agreement"), pursuant to which the Investor is acquiring certain shares of the Company's Common Stock.

     B. The Investor and the Company are also parties to a Stockholder Agreement dated as of February 27, 1996 (the "Stockholder Agreement"), pursuant to which the Investor and the Company establish certain terms and conditions concerning the Investor's investment in the Company and the Company's corporate governance.

     C. The execution and delivery of this Agreement is a material inducement and consideration to the Investor to enter into the Stock Purchase Agreement and a condition to the transactions contemplated thereby.

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, and covenants set forth in this Agreement, the Investor and the Company hereby agree as follows:

                                   ARTICLE 1.

                                  DEFINITIONS

     Capitalized terms used in this Agreement without definition shall have the respective meanings accorded to them in the Stockholder Agreement. Capitalized terms used in this Agreement and not otherwise defined herein or in the Stockholder Agreement shall have the respective meanings set forth below.

     "ADVERSE DISCLOSURE" means public disclosure of material non-public information relating to a Significant Transaction, which disclosure, in the good faith judgment of a majority of the Company Directors, (i) would be required to be made in any registration statement filed with the Commission by the Company so that such registration statement would not be materially misleading; and (ii) would have an adverse effect on the Company's ability to complete such Significant Transaction, or the terms upon which such Significant Transaction can be completed.

     "COMMISSION" means the Securities and Exchange Commission.

     "DEMAND REGISTRATION" has the meaning set forth in Section 2.1.

     "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing of an appropriate registration statement with the Commission in compliance with the Securities Act.

     "REGISTRABLE SHARES" means (i) the shares of Common Stock acquired by the Investor pursuant to the Stock Purchase Agreement and (ii) other shares of Common Stock acquired by the Investor from time to time not in violation of the Stock Purchase Agreement or the Stockholder Agreement. All Registrable Shares shall cease to be Registrable Shares when transferred to any person or entity other than permitted transferees in accordance with the terms of the Stockholder Agreement, or (a) when sold in a registered public offering or in accordance with Rule 144 promulgated by the Commission under the Securities Act, or (b) when permitted to be sold in accordance with Rule 144(k).

     "REGISTRATION EXPENSES" means all expenses, except Selling Expenses, incurred by the Company in complying with Articles 2 and 3, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and

                                    Annex F-1
expenses, the expense of any special audits incident to or required by any such registration, and expenses of all marketing and promotional efforts reasonably requested by the managing underwriter.

     "SELLING EXPENSES" means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of the Registrable Shares.

     "SIGNIFICANT TRANSACTION" means a pending or imminent material acquisition, disposition, financing, corporate reorganization or other business combination or divestiture transaction.

                                   ARTICLE 2.

                              DEMAND REGISTRATIONS

     2.1. REQUEST FOR REGISTRATION. At any time and from time to time after the earlier of (i) two years and 270 days from the date hereof and (ii) a Lapse Event, the Investor may request that the Company effect the registration of Registrable Shares (a "Demand Registration"). Upon receipt of such request, the Company shall use its reasonable efforts to effect such Demand Registration, subject to the limitations set forth in Section 2.2. The Company may include in any Demand Registration any other shares of Common Stock (including issued and outstanding shares of Common Stock as to which the holders thereof have contracted with the Company for "piggyback" registration rights) so long as the inclusion in such registration of such shares will not, in the reasonable judgment of the managing underwriter(s), if any, interfere with the successful marketing in accordance with the intended method of sale or other disposition of all the Registrable Shares sought to be registered. If it is determined as provided above that there will be such interference, the other shares of Common Stock sought to be included shall be excluded to the extent deemed appropriate by the managing underwriter(s).

     2.2. LIMITATIONS ON DEMAND REGISTRATIONS. Subject to Section 2.4, the Company's obligation to effect a Demand Registration requested by the Investor pursuant to Section 2.1 shall be subject to the following limitations:

     2.2.1. The Company shall not be required to effect any Demand Registration of fewer than that number of Registrable Shares which has an aggregate market value of at least $2,500,000, based on the average closing sale prices of the Company's Common Stock for the twenty days preceding the date prior to the date of the Investor's request for a Demand Registration.

     2.2.2. The Company shall not be required to effect any Demand Registration within 9 months of the effectiveness of a Registration by the Investor of Registrable Shares registered pursuant to the previous Demand Registration effected by Company.

     2.2.3. The Company may defer its obligations to effect a Demand Registration if filing a registration statement with the Commission at the time a Demand Registration is requested would require Adverse Disclosure, provided that such deferral may not extend beyond the earlier to occur of (i) 180 days after the receipt by the Company of the Investor's request for such Demand Registration, or (ii) the date that filing of a registration statement with the Commission would not require Adverse Disclosure therein.

     2.2.4. The Company shall not be required to effect more than five (5) Demand Registrations and no registration statement relating to a Demand Registration shall be declared effective prior to the earlier of (i) the third anniversary of the date hereof and (ii) a Lapse Event.

     2.3. HOLDBACK. Subject to Section 2.4, if requested (pursuant to a timely written notice) by the managing underwriter(s) of an underwritten offering or the initial purchaser(s) in any offering being resold pursuant to Rule 144A under the Securities Act of Equity Securities by the Company, the Investor shall agree on the same terms applicable to officers and directors of the Company not to effect any public sale or distribution of any of the Registrable Shares for a period of up to 180 days following and 15 days prior to the date of the final prospectus contained in the registration statement filed in connection with such offering.

     2.4. MINIMUM SALE AVAILABILITY. The limitations on the Company's obligations to effect Demand Registrations set forth in Section 2.2.3 and the Investor's obligation under Section 2.3 shall not be applicable

                                    Annex F-2
to the extent that such limitations would result in the Investor not having a period of at least 180 consecutive days within any 18-month period during which the Investor may sell Registrable Shares under a Registration effected pursuant to the provisions hereof.

     2.5. SELECTION OF UNDERWRITER. Any Demand Registration and related offering shall be managed by the Investor as follows: subject to the reasonable approval of the Company, the Investor shall have the power to select the managing underwriter(s), if any, for such offering, and shall in consultation with the managing underwriter(s), if any, have the power to determine the number of Registrable Shares to be included in such registration and offering (subject to applicable limitations set forth herein), the offering price per Registrable Share, the underwriting discounts and commissions per Registrable Share and the timing of the registration and related offering (subject to applicable limitations set forth herein). The Company shall enter into an underwriting agreement in customary form with the underwriter(s) selected by the Investor and shall enter into such other customary agreements and take all such other customary actions as the Investor or its underwriter(s) may reasonably request to facilitate the disposition of the Registrable Shares.

                                   ARTICLE 3.

                            PIGGYBACK REGISTRATIONS

     3.1. REQUEST FOR REGISTRATION. At any time after the earlier of (i) the third anniversary of the date hereof and (ii) a Lapse Event, if the Company proposes to register any Common Stock for sale solely for cash, either for its own account or for the account of a stockholder or stockholders (a "Company Registration"), then the Company shall give the Investor written notice of its intention to do so and of the intended method of sale (the "Registration Notice") not fewer than 15 days prior to the anticipated filing date of the registration statement effecting such Company Registration. The Investor may request inclusion of any Registrable Shares in such Company Registration by delivering to the Company, within 10 days after receipt of the Registration Notice, a written notice (the "Piggyback Notice") stating the number of Registrable Shares proposed to be included and that such shares are to be included in any underwriting only on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such Registration. The Company shall use its reasonable efforts to cause all Registrable Shares specified in the Piggyback Notice to be included in the Company Registration and any related offering, all to the extent requisite to permit the sale by the Investor of such Registrable Shares in accordance with the method of sale applicable to the other shares of Common Stock included in the Company Registration.

     3.2. LIMITATIONS ON PIGGYBACK REGISTRATIONS. The Company's obligation to include Registrable Shares in the Company Registration pursuant to Section 3.1 shall be subject to the following limitations:

     3.2.1. The Company shall not be obligated to include any Registrable Shares in a registration statement (i) filed on Form S-4 or Form S-8 or such other similar successor forms then in effect under the Securities Act, (ii) pursuant to which the Company is offering to exchange its own securities, or (iii) relating to dividend reinvestment plans.

     3.2.2. If the managing underwriter(s), if any, of an offering related to the Company Registration determines in its reasonable judgment that marketing factors require a limitation of the number of shares of Common Stock that can be included in such offering, the managing underwriter(s) may exclude the appropriate number of shares of Common Stock held by the stockholders of the Company, including the Investor, from such registration. If the managing underwriter(s) determines to exclude from such offering any Registrable Shares that the Investor desires to include or any shares of Common Stock that other Company stockholders with applicable registration rights desire to include, the Investor and such other Company stockholders (except for such person or persons, if any, upon whose demand such Registration is being made) shall share pro rata in the portion of such offering available to them (the "Available Portion"), with the Investor and each such other Company stockholder entitled to include in such Company Registration and related offering a number of shares of Common Stock equal to the product of (i) the Available Portion and (ii) a fraction, the numerator of which is the total number of Registrable Shares which the Investor desires to include in such Company Registration (in the case of the Investor) or the total number of shares of Common

                                    Annex F-3

Stock which such other Company stockholder desires to include in such Company Registration (in the case of each such other Company stockholder) and the denominator of which is (x) the total of the number of Registrable Shares which the Investor desires to include in such Company Registration plus (y) the total number of shares of Common Stock that such other Company stockholders desire to include in such Company Registration.

     3.3. SELECTION OF UNDERWRITER. Any Company Registration and related offering shall be managed by the Company; the Company shall have the power to select the managing underwriter(s) for such offering, and shall in consultation with the managing underwriter(s) have the power to determine the offering price, the underwriting discounts and commissions, the terms of the underwriting agreement and, the timing of the registration and related offering. To the extent that the Investor participates in a Company Registration and related offering pursuant to Section 3.1, the Investor shall enter into, and sell its Registrable Shares only pursuant to, the underwriting arranged by the Company, and shall either commit to attend the closing of the offering and take such other actions as may be reasonably necessary to effect the Investor's participation in the offering and to provide any assurances reasonably requested by the Company and the managing underwriter(s) in that regard, or shall deliver to the Company in custody certificates representing all Registrable Shares to be included in the registration and shall execute and deliver to the Company a custody agreement and a power of attorney, each in form and substance appropriate for the purpose of effecting the Investor's participation in the Company Registration and related offering and otherwise reasonably satisfactory to the Company. If the Investor disapproves of the features of the Company Registration and related offering, the Investor may withdraw therefrom (in whole or part) by written notice to the Company and the managing underwriter(s) delivered no later than ten (10) days prior to the effectiveness of the applicable registration statement and the Registrable Shares of the Investor shall thereupon be withdrawn from such registration.

                                   ARTICLE 4.

                      REGISTRATION PROCEDURES AND EXPENSE

     4.1. REGISTRATION PROCEDURES. If and whenever the Company is required pursuant to this Agreement to use its reasonable efforts to effect the registration of any of the Registrable Shares, the Investor shall furnish in writing such information regarding the Investor and its Affiliates, the Registrable Shares being registered and offered, and the intended method of distribution of such Registrable Shares as is reasonably requested by the Company for inclusion in the registration statement relating to such offering pursuant to the Securities Act and the rules of the Commission thereunder, and the Company shall, as expeditiously as reasonably practicable:

     4.1.1. Prepare and file with the Commission a registration statement (including a prospectus therein) with respect to such securities and use its reasonable efforts to cause such registration statement to become and remain effective for such period as may be necessary to permit the successful marketing of such securities, but not exceeding 120 days for an offering in connection with a Demand Registration, or, with regard to an offering in connection with a Company Registration, for the period associated with such offering;

     4.1.2. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the Securities Act and the rules of the Commission thereunder; and to keep such registration statement effective for that period of time specified in Section 4.1.1;

     4.1.3. Furnish to the Investor such number of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares being sold:

     4.1.4. Upon written request by any underwriters of the offering, and subject to applicable rules and guidelines, cause its certified public accountants and attorneys, as applicable, to furnish to the Investor a signed counterpart, addressed to the Investor and its underwriters, if any, of (i) a letter from the independent certified public accountants of the Company in the form customarily furnished to underwriters in firm commitment underwritten offerings providing substantially that such accountants are independent certified

                                    Annex F-4
public accountants within the meaning of the Securities Act and that in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement and the prospectus, and any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and additionally covering such other financial matters (including information as of the date of such letter) with respect to the registration in respect of which such letter is being given as the underwriters may reasonably request; and (ii) an opinion of outside legal counsel to the Company, dated the effective date of the registration statement, covering substantially the same matters with respect to the registration statement and the prospectus included therein as are customarily covered (at the time of such registration) in the opinions of issuer's counsel delivered to the underwriters in comparable underwritten public offerings;

     4.1.5. Use its reasonable efforts to register or qualify the Registrable Shares covered by such registration statement under such securities or blue sky laws of such jurisdictions within the United States as the Investor or its underwriters, if any, shall reasonably request; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject, or subject the Company to any tax in any such jurisdiction where it is not then so subject;

     4.1.6. Cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed;

     4.1.7. Provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement;

     4.1.8. Make available for inspection by the Investor and its attorneys, and any participating underwriter, accountant or other agent retained by the Investor and any participating underwriter in a Demand Registration, all financial and other records, pertinent documents and properties of the Company, and cause the Company's Affiliates (to the extent it controls such Affiliates), employees, and agents to supply all information reasonably requested by the Investor and any such underwriter, attorney, accountant or agent in connection with the preparation of such registration statement.

     4.2. EXPENSES. The Company shall pay all Registration Expenses, except as may be required to update any registration statement kept effective for more than the period of time required by Section 4.1.1. The Investor shall pay all Selling Expenses.

                                   ARTICLE 5.

                                INDEMNIFICATION

     5.1. INDEMNIFICATION BY THE COMPANY. In the event of a registration of any Registrable Shares pursuant to this Agreement, the Company shall indemnify and hold harmless each seller of Registrable Shares, and each person, if any, who controls such seller or underwriter within the meaning of the Securities Act, and each officer, director, employee and advisor of each of the foregoing (each an "Investor Indemnitee"), against any expenses, losses, claims, damages or liabilities, joint or several, to which such Investor Indemnitee may become subject under the Securities Act, any state securities law or otherwise, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such shares are registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, any summary prospectus used in connection with any securities being registered, or any amendment or supplement thereto; or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any violation by the Company of the Securities Act or rules of the Commission thereunder or any blue sky laws or any rules promulgated thereunder, and shall reimburse each such Indemnitee for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any

                                    Annex F-5
such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, said preliminary prospectus or said prospectus or summary prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor or any underwriter specifically for use in the preparation thereof; and provided, further, that if any expenses, losses, claims, damages or liabilities arise out of or are based upon an untrue statement, alleged untrue statement, omission or alleged omission contained in any preliminary prospectus which did not appear in the final prospectus, the Company shall not have any liability with respect thereto to any Investor Indemnitee if any Investor Indemnitee delivered a copy of the preliminary prospectus to the person alleging such expenses, losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus as amended or supplemented if it has been amended or supplemented, to such person at or prior to the written confirmation of the sale to such person.

     5.2. INDEMNIFICATION BY THE INVESTOR. In the event of a registration of any Registrable Shares pursuant to this Agreement, the Investor shall indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company and each underwriter and each person who controls any underwriter within the meaning of the Securities Act (each a "Company Indemnitee"), against any and all such expenses, losses, claims, damages or liabilities referred to in Section 5.1 if the statement, alleged statement, omission or alleged omission in respect of which such expense, loss, claim, damage or liability is asserted was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of a holder of Registrable Shares specifically for use in connection with the preparation of such registration statement, preliminary prospectus, prospectus, summary prospectus, amendment or supplement; provided, however, that if any expenses, losses, claims, damages or liabilities arise out of or are based upon an untrue statement, alleged untrue statement, omission or alleged omission contained in any preliminary prospectus which did not appear in the final prospectus, the Investor shall not have any such liability with respect thereto to any Company Indemnitee if any Company Indemnitee delivered a copy of the preliminary prospectus to the person alleging such expenses, losses, claims, damages or liabilities and failed to deliver a copy of the final prospectus, as amended or supplemented if it has been amended or supplemented, to such person at or prior to the written confirmation of the sale to such person.

     5.3. CONTRIBUTION. If the indemnification provided for in Sections 5.1 or
5.2 above is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then in lieu of indemnifying such indemnified party thereunder, the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party, or by the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The parties agree that it would not be just and equitable if contribution pursuant to this Section 5.3 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities or actions in respect thereof referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                    Annex F-6

     5.4. INDEMNIFICATION PROCEDURES. Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this
Article 5 or to the extent that it has not been prejudiced as a proximate result of such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the Company, the indemnified party or parties shall have the right to select one separate counsel to assert such legal defenses (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Article 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs or investigation) unless (i) the indemnified party shall have employed one separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (iii) the indemnifying party and its counsel do not actively and vigorously pursue the defense of such action or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                                   ARTICLE 6.

                                 MISCELLANEOUS

     The provisions of Section 5.3 and Sections 6.2 through 6.13 of the Stockholder Agreement are incorporated herein by reference and shall govern this Agreement as though set forth in full herein and as though references in those sections to "this Agreement" were references to both this Agreement and the Stockholder Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

SALTON/MAXIM HOUSEWARES, INC.                     WINDMERE CORPORATION,
a Delaware corporation                            a Florida corporation

By:                                               By:
- ------------------------------------------        ------------------------------------------
Name:                                             Name:
- ------------------------------------------        ------------------------------------------
Title:                                            Title:
- ------------------------------------------        ------------------------------------------

                                    Annex F-7

                                                    ANNEX G -- FORM OF MARKETING
                                                           COOPERATION AGREEMENT

                        MARKETING COOPERATION AGREEMENT

     This Marketing Cooperation Agreement ("Agreement") is made as of
                  , 1996 by and between Salton/Maxim Housewares, Inc., a Delaware corporation ("Salton"), and Windmere Corporation, a Florida corporation ("Windmere").

                                    RECITALS

     A. Pursuant to that certain Stock Purchase Agreement between Salton and Windmere dated as of February 27, 1996 (the "Stock Purchase Agreement"), Windmere has concurrently herewith sold, assigned, transferred, conveyed and delivered to Windmere certain shares.

     B. Salton and Windmere are also parties to a Stockholder Agreement dated as
of               , 1996 (the "Stockholder Agreement"), pursuant to which
Windmere and the Company establish certain terms and conditions concerning Windmere's investment in Salton and Salton's corporate governance.

     C. Both Salton and Windmere believe that, in order to form a successful strategic alliance that will enhance the overall competitive position of each party without limiting the competition which may exist between them, Salton and Windmere shall participate in a variety of mutually satisfactory marketing cooperation efforts designed to achieve maximum market penetration for both parties.

     NOW, THEREFORE, in consideration of the foregoing premises and the covenants set forth in this Agreement, Salton and Windmere hereby agrees as follows:

                                   ARTICLE 1.

                                  DEFINITIONS

     Capitalized terms used in this Agreement without definition shall have the respective meanings accorded to them in the Stockholder Agreement.

                                   ARTICLE 2.

                              SCOPE OF COOPERATION

     2.1. COOPERATION EFFORTS. Under this Agreement and in a manner consistent with all applicable laws and regulations, each of Salton and Windmere shall participate in a variety of mutually satisfactory marketing cooperation efforts designed to expand the market penetration of each of Salton and Windmere through, among other things: (i) the expansion of distribution bases or channels; (ii) the possible use of co-branding or housebrand strategies for certain products; and (iii) the possible coordination of promotional activities. Notwithstanding the foregoing, the parties agree that the terms of any transaction or series of related transactions between Salton and Windmere arising from or relating to any such marketing cooperation efforts (collectively, "Marketing Transactions") shall be subject to the provisions of
Section 5.3 of the Stockholder Agreement.

     2.2. MARKETING COOPERATION CONFERENCE. Without limiting the generality of the foregoing, the parties agree that a marketing conference shall be held at least once every ninety (90) days to identify marketing cooperation opportunities. Windmere shall host the first such conference within three (3) months of the date hereof. Thereafter, each party shall alternate hosting every other such conference held throughout the term hereof. Such conference size, format (in person, video conference or teleconference), topics and schedule will be decided between the parties.

                                    Annex G-1

                                   ARTICLE 3.

                                CONFIDENTIALITY

     3.1. DEFINITION. The term "Confidential Information" shall mean any information disclosed by one party (the "Disclosing Party") to the other party (the "Receiving Party") concerning the operations and affairs of the Disclosing Party or its Affiliates in connection with the performance of this Agreement or any Marketing Transaction.

     3.2. CONFIDENTIALITY OBLIGATIONS. Receiving Party and its Affiliates will treat and hold as such, and except as contemplated by any Marketing Transaction, will not use for the benefit of themselves or others, any Confidential Information. Receiving Party and its Affiliates shall not disclose such Confidential Information to any third party during the term of this Agreement or at any time thereafter. The Receiving Party shall only permit disclosure of the Confidential Information to the Receiving Party's directors, officers, employees, agents and advisors who have a need to know (it being agreed that such directors, officers, employees, agents and advisors shall be informed by the Receiving Party of the confidential nature of such information and that by receiving such information they are agreeing to be bound by this Agreement) and shall not use the Confidential Information for any purpose other than the purpose contemplated by this Agreement.

     3.3. EXCEPTIONS. The confidentiality obligations set forth in this Article 3 shall not apply to any information which:

          (a) is rightfully in the possession of the Receiving Party prior to receipt from the Disclosing Party; or

          (b) is rightfully received by the Receiving Party from a third party without the breach of any restriction on disclosure; or

          (c) is disclosed pursuant to applicable laws, regulations or court order, provided that the Receiving Party shall give the Disclosing Party prompt notice of such request so that the Disclosing Party has an opportunity to defend, limit or protect such disclosure; or

          (d) is established to be in the public domain other than as a consequence of a breach of an obligation undertaken not to disclose the information; or

          (e) is made public by the Disclosing Party.

                                   ARTICLE 4.

                                      TERM

     The term of this Agreement shall commence on the date hereof and shall terminate at the first time after the date hereof that the Purchaser Interest shall have been less than thirty percent (30%) for a period of at least ten (10) consecutive days.

                                    Annex G-2

                                   ARTICLE 5.

                                     NOTICE

     Any notice required or permitted to be given under this Agreement shall be written, and may be given by personal delivery, by cable, telecopy, telex or telegram (with a confirmation copy mailed as follows), by Federal Express, United Parcel Service, DHL, or other reputable commercial delivery service, or by registered or certified mail, first-class postage prepaid, return receipt requested. Notice shall be deemed given upon actual receipt. Mailed notices shall be addressed as follows, but each party may change address by written notice in accordance with this paragraph.

                   To Salton:          Salton/Maxim Housewares, Inc.
                                       550 Business Center Drive
                                       Mount Prospect, Illinois 60056
                                       Attention: Chief Executive
                                       Officer
                                       Fax: (708) 803-8080
                   with a copy to:     Sonnenschein Nath & Rosenthal
                                       8000 Sears Tower
                                       Chicago, Illinois 60606
                                       Attention: Neal Aizenstein, Esq.
                                       Fax: (312) 876-8938
                   To Windmere:        Windmere Corporation
                                       5980 Miami Lakes Drive
                                       Miami Lakes, Florida 33014-9867
                                       Attention: Chief Executive
                                       Officer
                                       Fax: (305) 364-0502
                   with a copy to:     Greenberg, Traurig, Hoffman,
                                       Lipoff, Rosen & Quentel, P.A.
                                       1221 Brickell Avenue
                                       Miami, Florida 33131
                                       Attention: Andrew Hulsh, Esq.
                                       Fax: (305) 599-0717

                                   ARTICLE 6.

                                 GOVERNING LAW

     This Agreement shall be governed by, construed under and enforced in accordance with, the laws of the State of Delaware without regard to its conflict-of-laws principles.

                                   ARTICLE 7.

                                   ASSIGNMENT

     This Agreement and all of the provisions hereof shall be binding and inure to the benefit of Salton, Windmere and their respective successors and assigns. Neither party hereto shall assign or transfer any rights, privileges or obligations hereunder without the prior written consent of the other party hereto.

                                   ARTICLE 8.

                                  ARBITRATION

     8.1. NEGOTIATION AND ARBITRATION. All disputes relating to this Agreement or any Marketing Transaction shall be settled through friendly negotiation between the parties, including providing written notice of the dispute to the other party in advance of submitting any dispute to arbitration pursuant to
Section 8.2 hereof.

                                    Annex G-3

The parties agree that no such arbitration concerning a dispute between the parties will be started until after the senior executive of each company has attempted to speak (in person, by telephone or by videophone) to the other concerning the dispute and attempted to resolve the dispute. In case no settlement can be reached, the dispute shall be submitted to arbitration as provided in Section 8.2.

     8.2. ARBITRATION PROCEDURES. All disputes relating to this Agreement or any Marketing Transaction which are not resolved in accordance with Section 8.1 hereof shall be finally settled by the arbitration procedures set forth below and in accordance with the applicable procedures of arbitration of the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time. In the event of such a dispute, a party may commence arbitration hereunder by delivering to the other party a notice of arbitration (a "Notice of Arbitration"). The Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any dispute or the claims of such party to the arbitration and shall specify the amount and nature of damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time to be included therein, if any. The arbitration proceeding shall be held before three (3) arbitrators in the headquarters city of the party not initiating the claim. Two (2) of the arbitrators shall first be appointed by the parties, one (1) by Salton (the "Salton Arbitrator") and one (1) by Windmere (the "Windmere Arbitrator"). In the event that either party fails to select an arbitrator as set forth herein within twenty (20) days from the delivery of a Notice of Arbitration, then the matter shall be resolved by the arbitrator selected by the other party. The Salton Arbitrator and the Windmere Arbitrator shall appoint a third arbitrator, who shall act as the chairman of the arbitral tribunal. If the Salton Arbitrator and the Windmere Arbitrator fail to appoint a third arbitrator within twenty (20) days after they have been appointed, the Salton Arbitrator and the Windmere Arbitrator shall each prepare a list of three independent arbitrators. The Salton Arbitrator and the Windmere Arbitrator shall each have the opportunity to designate as objectionable and eliminate one (1) arbitrator from the other arbitrator's list within seven (7) days after submission thereof, and the third arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by the Salton Arbitrator and the Windmere Arbitrator. The law applied in such proceeding shall be the same as the governing law selected in
Article 6 of this Agreement. The arbitration procedure set forth above shall be the sole and exclusive method for resolving and remedying claims for money damages arising out of the terms of this Agreement or any Marketing Transaction. The results of such arbitration shall be conclusive and binding upon the parties, and shall be enforceable in any court having jurisdiction over the parties against whom the award was rendered. The arbitrators selected pursuant to this Article 8 will determine the allocation of the costs and expenses of arbitration based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party.

                                   ARTICLE 9.

                                  SEVERABILITY

     Should any clause, sentence, or paragraph of this Agreement judicially be declared to be invalid, unenforceable, or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement unless the economic equity of the parties is materially affected thereby.

                                  ARTICLE 10.

                                ENTIRE AGREEMENT

     This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter of this Agreement and merges all prior discussions between them, and neither of the parties shall be bound by any modification of this Agreement, other than as duly set forth on or subsequent to the date hereof in writing and signed by a duly authorized representative of the party to be bound thereby; provided that any amendment or waiver of any of the provisions of this Agreement may only be made in accordance with the terms of the Stockholder Agreement.

                                    Annex G-4

                                  ARTICLE 11.

                                  COOPERATION

     Each of the parties agrees to do such further acts and to execute and deliver such additional documents as are reasonably necessary or appropriate to give effect to the transactions contemplated by this Agreement and carry out the purpose and intent of this Agreement.

                                  ARTICLE 12.

                                EQUITABLE RELIEF

     The parties acknowledge and agree that any unauthorized use, transfer or copying of the Confidential Information will cause irreparable injury to the Disclosing Party by substantially diminishing the value of the Disclosing Party's trade secrets and other proprietary rights contained in the Confidential Information. Therefore, if the Receiving Party (including its directors, officers, employees, agents and advisors) attempts to use, transfer, copy, license, assign or otherwise convey the Confidential Information in any manner contrary to the terms of this Agreement, the Disclosing Party shall, in addition to any other remedies available to it, have the right to enjoin, preliminary and permanently, the Receiving Party from any such act, and the Receiving Party hereby acknowledges that other remedies are inadequate and consents to such injunction.

                                  ARTICLE 13.

                                  COUNTERPARTS

     This Agreement may be executed in one or more counterparts all of which taken together will constitute one and the same instrument.

                                  ARTICLE 14.

                                    HEADINGS

     Headings of Articles and other provisions of this Agreement are for convenience only, and do not alter the meaning of this Agreement.

     IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Marketing Cooperation Agreement, on the dates below indicated.

WINDMERE CORPORATION                            SALTON/MAXIM HOUSEWARES, INC.

By:                                             By:
   --------------------                            ---------------------------
Name: David M. Friedson                         Name: Leonhard Dreimann
Title: President                                Title: Chief Executive Officer
Date:             , 1996                        Date:             , 1996

                                    Annex G-5

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
     P R O X Y           SALTON/MAXIM HOUSEWARES, INC.

       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SALTON/MAXIM
                                HOUSEWARES, INC.


         The undersigned stockholder of Salton/Maxim Housewares, Inc. ("Salton") hereby appoints Leonhard Dreimann, David C. Sabin and William B. Rue and each of them, the lawful attorneys and proxies of the undersigned, each with several powers of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse of this card, all the shares of Common Stock of Salton held of record by the undersigned on May 13, 1996 at the Special Meeting of Stockholders to be held Wednesday, July 10, 1996 at 4:00 p.m., local time, at the Four Seasons Hotel, 120 E. Delaware Place, Chicago, Illinois 60611, and at any and all postponements and adjournments thereof, with all the powers the undersigned would possess if personally present, upon all matters proposed by Salton and set forth in the Notice of Special Meeting of Stockholders dated June 10, 1996, and the Proxy Statement dated June 10, 1996, receipt of which is hereby acknowledged.


         1. To approve the terms of the Stock Purchase Agreement dated February 27, 1996, as amended on April 8, 1996 (as so amended, the "Stock Purchase Agreement") by and between Salton and Windmere Corporation ("Windmere"), and the transactions contemplated thereby, including (i) the issuance and sale by Salton to Windmere of 6,508,572 shares of common stock, par value $.01 per share, of Salton (the "Common Stock") (50% of the outstanding Common Stock after such issuance) for $3,254,286 in cash, a promissory note in the amount of $10,847,620 and 748,112 shares of common stock, par value $.10 per share, of Windmere; and (ii) the grant to Windmere of the rights, preferences and privileges and the acceptance and performance by Salton of the restrictions and obligations contained in the Stock Purchase Agreement and the exhibits thereto, including, without limitation, the Stockholder Agreement and the Registration Rights Agreement.
               / / FOR          / / AGAINST           / / ABSTAIN

     (Continued and to be signed and dated on the reverse side and returned promptly in the enclosed envelope)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
         Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on this card and in the discretion of the proxy holders as to any other matter that may properly come before the Special Meeting of Stockholders. IN THE
     ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ITEM 1,
     AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT
     MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS.

                                             Dated:

                                             ------------------------------
                                                      Signature(s)

                                             ------------------------------
                                              Signature(s) if held jointly

     IMPORTANT: PLEASE SIGN AS NAME(S) APPEAR HEREON, AND DATE THIS PROXY, IF A JOINT ACCOUNT, EACH JOINT OWNER MUST SIGN. IF SIGNING FOR A CORPORATION OR PARTNERSHIP OR AS AGENT, ATTORNEY OR FIDUCIARY, INDICATE THE CAPACITY IN WHICH YOU ARE SIGNING.